As filed with the Securities and Exchange Commission on December 17, 2007
Registration No. 333-146239

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WAFERGEN BIO-SYSTEMS, INC.
(Name of small business issuer as specified in its charter)

Nevada	3826	20-3699764
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Bayside Technology Center
46531 Fremont Blvd.
Fremont, CA 94538
(510) 651-4450
(Address and telephone number of principal executive offices)
(Address of principal place of business or intended principal place of business)

Alnoor Shivji, President
WaferGen Bio-systems, Inc.
Bayside Technology Center
46531 Fremont Blvd.
Fremont, CA 94538
(510) 651-4450
(Name, address and telephone number of agent for service)

Copy to:

Scott Rapfogel, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY 10022
(212) 400-6900

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.001 per share	10,924,907	(1)(2)	$1.90	(3)	$20,757,323	$638	(4)

(1)	Consists of 8,008,448 issued and outstanding shares of common stock and 2,916,459 shares of common stock issuable upon the exercise of warrants.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
Estimated solely for the purpose of determining the amount of the registration fee, based on the average of the high and low sale prices of the common stock as reported by the OTC Bulletin Board on September 17, 2007 in accordance with Rule 457(c) under the Securities Act of 1933.

(4)	Paid at the time of original filing on September 21, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 17, 2007

WAFERGEN BIO-SYSTEMS, INC.

Prospectus

10,924,907 shares of common stock

This prospectus relates to the offering by the selling stockholders of WaferGen Bio-systems, Inc. of up to 10,924,907 shares of common stock, par value $0.001 per share. These shares include 8,008,448 issued and outstanding shares of common stock and 2,916,459 shares of common stock underlying warrants, issued to the selling stockholders in connection with a private placement offering. We will not receive any proceeds from the sale of common stock by the selling stockholders.

The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, on the OTC Bulletin Board, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

Our common stock is traded on the OTC Bulletin Board under the symbol “WGBS.OB”. On December 14, 2007, the closing sale price of our common stock was $1.45 per share.

Investing in our common stock involves risks. Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 5 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated __________, 2007

 TABLE OF CONTENTS

SUMMARY	3
RISK FACTORS	5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	19
SELLING STOCKHOLDERS	19
USE OF PROCEEDS	24
DETERMINATION OF OFFERING PRICE	25
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	25
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	26
DESCRIPTION OF BUSINESS	36
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	46
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	49
EXECUTIVE COMPENSATION	52
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	55
PLAN OF DISTRIBUTION	57
DESCRIPTION OF SECURITIES	59
LEGAL MATTERS	63
EXPERTS	63
WHERE YOU CAN FIND MORE INFORMATION	64
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	64
FINANCIAL STATEMENTS	F-1 - F-51

SUMMARY

This summary is not complete and does not contain all of the information that should be considered before investing in our common stock. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our common stock discussed under the “Risk Factors” section, and our financial statements and the accompanying notes.

As used in this prospectus, unless content requires otherwise, “WGBS”, the “Company”, “we”, “us”, and “our” refer to WaferGen Bio-systems, Inc., a Nevada corporation, and its wholly-owned subsidiary, WaferGen, Inc., a Delaware corporation, taken as a whole, and also refer to the operations of WaferGen, Inc. prior to the May 31, 2007 merger, discussed below, which resulted in WaferGen, Inc. becoming a wholly-owned subsidiary of ours. Hereinafter, WaferGen, Inc. is sometimes referred to as “ WaferGen. “

Our Company

We are engaged in the development, manufacture and marketing of laboratory analytical instruments for gene expression, genotyping and stem-cell research for the life sciences and pharmaceutical drug discovery industries. Our products are aimed at professionals who perform genetic analysis and cell biology, primarily at pharmaceutical and biotech companies, academic and private research centers and diagnostics companies involved in biomarker research. Through our SmartChip and SmartSlide products, we are aiding professionals in re-defining performance standards with significant time and cost savings in the fields of pharmacogenomics and toxicogenomics.

On May 31, 2007, we entered into an agreement and plan of merger and reorganization with WaferGen Acquisition Corp., our wholly-owned Delaware subsidiary, and WaferGen. On that date, WaferGen Acquisition merged with and into WaferGen, and WaferGen remained the surviving corporation and our wholly-owned subsidiary. In this prospectus, we refer to the merger and reorganization transactions consummated on May 31, 2007 as the “Merger.”

In connection with the Merger, on May 31, 2007 and June 12, 2007, we completed two closings on a private placement of units of our securities, with each unit consisting of one share of our common stock and a warrant to purchase 0.3 shares of our common stock. We refer to the offering in this prospectus as the “Private Placement.” We also issued warrants to purchase our common stock to a financial advisor for services rendered in connection with the Private Placement.

Immediately following the closing of the Merger, under the terms of a split-off agreement, we transferred all of our pre-Merger operating assets and liabilities to our wholly-owned subsidiary, La Burbuja Leaseco, Inc., a Nevada corporation, which we refer to as “Leaseco.” Thereafter, pursuant to the split-off agreement, we transferred all of the outstanding capital stock of Leaseco to our then-majority stockholder in exchange for cancellation of shares of our common stock held by that stockholder.

Upon closing of the Merger, all of our then-current officers and directors resigned and were replaced by new officers and directors. Immediately following the closing of the Merger, the majority of our board of directors consisted of members of WaferGen’s board of directors and our officers consisted of the officers of WaferGen immediately prior to the Merger.

The Merger was accounted for as a reverse acquisition and recapitalization of WaferGen for financial accounting purposes. Consequently, the assets and liabilities and the historical operations that are reflected in our financial statements for periods prior to the Merger are those of WaferGen and have been recorded at the historical cost basis of WaferGen, and our consolidated financial statements for periods after completion of the Merger include the assets and liabilities of WGBS and WaferGen, the historical operations of WaferGen and the operations of WGBS from the closing date of the Merger.

Corporate Information

We were incorporated under the laws of the State of Nevada on August 4, 2005 under the name Scuttlebutt Yachts, Inc. We changed our name to La Burbuja Cafe, Inc. on June 20, 2006 and to WaferGen Bio-systems, Inc. on January 31, 2007 in anticipation of the Merger with WaferGen. Our principal executive offices are located at Bayside Technology Center, 46531 Fremont Blvd., Fremont, California 94538. The telephone number at our principal executive offices is (510) 651-4450. Our website address is www.wafergen.com. Information contained on our website is not deemed part of this prospectus.

The Offering

Common stock currently outstanding	23,217,846 shares (1)

Common stock offered by us	None

Common stock offered by the selling stockholders	10,924,907 shares (2)

Common stock outstanding after the offering	26,134,305 shares (3)

Use of Proceeds
We will not receive any proceeds from the sale of common stock offered by this prospectus. We will receive the proceeds from all cash exercises of warrants, which we intend to use for general corporate purposes, including for working capital.

OTC Bulletin Board Symbol	WGBS.OB

(1)	As of November 30, 2007.

(2)	Includes 2,916,459 shares of common stock offered by the selling stockholders issuable upon exercise of warrants.

(3)	Assumes the full exercise of the warrants held by the selling stockholders to acquire 2,916,459 shares of common stock and assumes that all other outstanding warrants and options are not exercised.

RISK FACTORS

An investment in shares of our common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. The following discussion addresses those risks that management believes are the most significant, although there may be other risks that could arise, or may prove to be more significant than expected, that may affect our operations or financial results. Only those investors who can bear the risk of loss of their entire investment should participate in this offering. Prospective investors should carefully consider the following risk factors in evaluating an investment in our common stock.

Risks Related to Our Company and Our Business

We have a history of operating losses which may continue, in which case we may not be able to reach profitability.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. We incurred a net loss of $1,494,449 for the year ended December 31, 2005, a net loss of $2,790,451 for the year ended December 31, 2006, and a net loss of $3,684,201 for the nine months ended September 30, 2007. As of September 30, 2007, our accumulated deficit was $9,679,444. We have not achieved profitability on a quarterly or annual basis. We may not be able to reach a level of revenue to achieve profitability. To date, our revenues have been insignificant and not sufficient to achieve our business plan. Our gross revenues for the nine months ended September 30, 2007 were $67,460. If our revenues grow more slowly than anticipated or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress our stock price.

We are a development stage company with limited operating history for investors to evaluate our business.

We are a development stage company and have had limited operations in the genetic analysis segment of the life sciences industry. Since we are a company with a limited operating history developing products focused on the analysis of genetic function and variation, it is difficult for potential investors to evaluate our business. To date, we have developed only one commercialized product, the SmartSlide System, and our future operations and growth will likely depend on our ability to successfully develop and market our SmartChip products. Our proposed operations are subject to the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the life sciences industry. In evaluating us, investors should consider the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies. We may never overcome these obstacles and become profitable.

Because our business depends on research and development spending levels for pharmaceutical and biotechnology companies and academic and governmental research institutions, our success and our operating results will substantially depend on demand from these customers.

We expect that our revenues in the foreseeable future will be derived primarily from products and services provided to a relatively small number of pharmaceutical and biotechnology companies and academic, governmental and other research institutions. Our success will depend upon their demand for and use of our products and services. Our operating results may fluctuate substantially due to reductions and delays in research and development expenditures by these customers. For example, reductions in capital or operating expenditures by these customers may result in lower than expected instrumentation sales and, similarly, reductions in operating expenditures by these customers could result in lower than expected sales by us.

We expect that our results of operations will fluctuate, which could cause our stock price to decline.

Our revenue is subject to fluctuations due to the timing of sales of high-value products and services projects, the impact of seasonal spending patterns, the timing and size of research projects our customers perform, changes in overall spending levels in the life sciences industry, the timing and amount of government grant funding programs and other unpredictable factors that may affect customer ordering patterns. Given the difficulty in predicting the timing and magnitude of sales for our products and services, we may experience quarter-to-quarter fluctuations in revenue and/or a sequential decline in quarterly revenue.

In addition, because of our continued research, marketing and hiring in connection with our SmartChip product, we expect operating expenses to continue to increase significantly. Accordingly, if revenue does not grow as anticipated, we may not be able to achieve and maintain profitability. Any significant delays in the commercial launch of our products, unfavorable sales trends in our existing product lines, or impacts from the other factors mentioned above could adversely affect our revenue growth or cause a sequential decline in quarterly revenues. Due to the possibility of fluctuations in our revenue and expenses, we believe that quarterly comparisons of our operating results are not a good indication of our future performance. If our operating results fluctuate or do not meet the expectations of stock market analysts and investors, our stock price probably would decline.

We have a limited history of commercial sales of systems and consumable products, and our success depends on our ability to develop commercially successful products and on market acceptance of our new and relatively unproven technologies.

We may not possess all of the resources, capability and intellectual property rights necessary to develop and commercialize all of the products or services that may result from our technologies. Sales of our SmartSlide stem cell research and cell biology systems only began in October 2006, and some of our other technologies, such as our gene expression analysis technologies, are in the early stages of market introduction or are still in development. You should evaluate us in light of the uncertainties and complexities affecting similarly situated companies developing tools for the life sciences and pharmaceutical industries. We must conduct a substantial amount of additional research and development before some of our products will be ready for sale, and we currently have fewer resources available for research and development activities than many of our competitors. We may not be able to develop or launch new products in a timely manner, or at all, or they may not meet customer requirements or be of sufficient quality or at a price that enables us to compete effectively in the marketplace. Challenges frequently encountered in connection with the development or early commercialization of products and services using new and relatively unproven technologies might limit our ability to develop and successfully commercialize these products and services. In addition, we may need to enter into agreements to obtain the intellectual property rights necessary to commercialize some of our products or services, which may not be available on favorable terms, or at all.

We will need to raise additional capital to meet our business requirements in the future and this capital raising may be costly or difficult to obtain and could dilute current stockholders’ ownership interests.

We will need to raise additional capital in the future, which may not be available on reasonable terms or at all. We raised approximately $9.2 million in net proceeds in the Private Placement and we expect these proceeds, together with our income, could fund our operations for a period of approximately nine months. We will need to raise additional funds through public or private debt or equity financings to meet various business objectives including, but not limited to:

•	pursuing growth opportunities, including more rapid expansion;

•	acquiring complementary businesses;

•	making capital improvements to improve our infrastructure;

•	hiring qualified management and key employees;

•	developing new services, programming or products;

•	responding to competitive pressures;

•	complying with regulatory requirements such as licensing and registration; and

•	maintaining compliance with applicable laws.

Any additional capital raised through the sale of equity or equity backed securities may dilute current stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

Furthermore, any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and, further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with some securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

We may encounter difficulties in managing our expected growth, which could increase our losses.

We expect to experience rapid and substantial growth in our business operations, which will place a strain on our human and capital resources. If we are unable to manage this growth effectively, our losses could increase. Our ability to manage our operations and growth effectively requires us to continue to expend funds to enhance our operational, financial and management controls, reporting systems and procedures and to attract and retain sufficient numbers of talented employees. If we are unable to scale up and implement improvements to our manufacturing process and control systems in an efficient or timely manner, or if we encounter deficiencies in existing systems and controls, then we will not be able to make available the products required to successfully commercialize our technology.

As we grow our business operations, we must continue to hire, train, supervise and manage new employees. Failure to attract and retain sufficient numbers of talented employees will further strain our human resources and could impede our growth.

Our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage.

We may not be able to obtain insurance policies on terms affordable to us that would adequately insure our business and property against damage, loss or claims by third parties. To the extent our business or property suffers any damages, losses or claims by third parties, which are not covered or adequately covered by insurance, the financial condition of our company may be materially adversely affected.

If we lose our key personnel or are unable to attract and retain additional qualified personnel, we may be unable to achieve our goals.

We are highly dependent on our management and scientific personnel, including our chief executive officer, chief operating officer, chief financial officer, chief technology officer and chief scientific officer. The loss of any of their services could adversely impact our ability to achieve our business objectives. We will need to hire additional qualified personnel with expertise in molecular biology, chemistry, biological information processing, sales, marketing and technical support. We compete for qualified management and scientific personnel with other life sciences companies, universities and research institutions, particularly those focusing on genomics. Competition for these individuals, particularly in the San Francisco Bay Area, is intense, and the turnover rate can be high. Failure to attract and retain management and scientific personnel would prevent us from pursuing collaborations or developing our products or technologies.

Our planned activities will require additional expertise in specific industries and areas applicable to the products developed through our technologies, including the life sciences and healthcare industries. Thus, we will need to add new personnel, including management, and develop the expertise of existing management. The failure to do so could impair the growth of our business.

Applicable regulatory rules, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for our effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of Sarbanes-Oxley has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain the listing of our common stock on any stock exchange (assuming we elect to seek and are successful in obtaining a listing) could be adversely affected.

We are a holding company that depends on cash flow from our wholly-owned subsidiary to meet our obligations.

After the Merger, we became a holding company with no material assets other tan the stock of our wholly-owned subsidiary. Accordingly, all our operations will be conducted by WaferGen, our wholly-owned subsidiary. We currently expect that the earnings and cash flow of our subsidiary will primarily be retained and used by it in its operations, including servicing any debt obligations it may have now or in the future.

All of our former liabilities survived the Merger and there may be undisclosed liabilities that could have a negative impact on our financial condition.

Pursuant to the Merger, we acquired the business of WaferGen as our sole line of business, and accordingly are not pursuing our prior business. Although due diligence activities were performed on us and WaferGen prior to the Merger, the due diligence process may not have revealed all liabilities (actual or contingent) of us or WaferGen that existed or which may arise in the future relating to our activities before the consummation of the Merger. Notwithstanding that all of our then-known liabilities were transferred to Leaseco pursuant to the split-off in connection with the Merger, it is possible that claims for liabilities may still be made against us, which we will be required to defend or otherwise resolve. The provisions and terms of the merger agreement and split-off may not be sufficient to protect us from claims and liabilities and any breaches of related representations and warranties. Although escrow provisions and limited post-closing adjustments in the merger agreement are available to the stockholders of WaferGen and our pre-Merger stockholders, there is no comparable protection offered to our other stockholders. Any liabilities remaining from our pre-Merger company or WaferGen could harm our financial condition.

We may not be able to continue as a going concern.

Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have a history of operating losses that are likely to continue in the future. We have included an explanatory paragraph in Note 1 of our financial statements for the year ended December 31, 2006, to the effect that our significant losses from operations and our dependence on equity and debt financing raise substantial doubt about our ability to continue as a going concern. Our accumulated deficit at December 31, 2006 was $5.9 million. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

Our operations must begin to provide sufficient revenues to improve our working capital position. If we are unable to become profitable and cannot generate cash flow from our operating activities sufficient to satisfy our current obligations and meet our capital investment objectives, we may be required to raise additional capital or debt to fund our operations, reduce the scope of our operations or discontinue our operations. We may not be able to raise necessary equity or debt financing on acceptable terms or at all.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and detect fraud. We are in the process of evaluating changes to internal controls for our new public company status, but have not yet implemented changes. Failure to implement changes to our internal controls or any other factors that we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our business, operations or reported financial information. Any such inability to establish effective controls or loss of confidence would have an adverse effect on our company and could adversely affect the trading price of our stock.

Because we are not yet required to comply with rules requiring the adoption of some corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and The Nasdaq Stock Market as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges. Because we are not presently required to comply with many of the corporate governance provisions, we have not yet adopted these measures.

Until we comply with the corporate governance measures adopted by the national securities exchanges after the enactment of Sarbanes-Oxley, regardless of whether such compliance is required, the absence of standards of corporate governance may leave our stockholders without protections against interested director transactions, conflict of interest and similar matters and inventors may be reluctant to provide us with funds in the future if we determine it is necessary to raise additional capital. We intend to comply with all applicable corporate governance measures relating to director independence as soon as practicable.

Our board of directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-B under the Securities Act, and that only three of our six board members qualify as “independent” as the term is defined by Rule 4200(a)(14) of the Nasdaq Marketplace Rules. We intend to comply with all applicable corporate governance measures relating to director independence as soon as practicable.

Litigation or other proceedings or third-party claims of intellectual property infringement could require us to spend significant time and money and could prevent us from selling our products or services or impact our stock price.

Our commercial success depends in part on our non-infringement of the patents or proprietary rights of third parties and the ability to protect our own intellectual property. Third parties may assert that we are employing their proprietary technology without authorization even if we are not. As we enter new markets, we expect that competitors may assert that our products infringe their intellectual property rights as part of a business strategy to impede our successful entry into those markets. Third parties such as Applied Biosystems (a division of Applera Corporation), the Roche family of companies, Biometra biomedizinische Analytik GmbH, Stratagene Corporation, Bio-Rad Laboratories, Inc., Eppendorf Incorporated, Enzo Biochem, Inc., Affymetrix, Inc, Agilent Technologies, Inc., GE Healthcare (a business segment of General Electric Company), Beckman Coulter, Inc., Illumina, Inc., and others may have obtained and may in the future obtain patents and claim that manufacture, use or sale of our technologies, methods or products infringes these patents. We could incur substantial costs and divert the attention of our management and technical personnel in defending ourselves against these claims even if we are eventually successful in defending ourselves against these claims. Furthermore, parties making claims against us may be able to obtain injunctive or other relief, which effectively could block our ability to further develop, commercialize, manufacture, use and sell our methods and products, and could result in the award of substantial damages against us. In the event of a successful claim of infringement against us, we may be required to pay damages and obtain one or more licenses from third parties, or be prohibited from making, using or selling some methods and/or products. We may not be able to obtain these licenses at a reasonable cost, or at all. In that event, we could encounter delays in product introductions while we attempt to develop alternative methods or products. Defense of any lawsuit or failure to obtain any of these licenses on favorable terms could prevent us from commercializing products, and the prohibition of sale of any of our products could materially affect our ability to grow and to attain profitability.

Our proprietary intellectual property rights may not adequately protect our products and technologies.

Although we have filed a number of United States and international patent applications, we have no issued patents covering our products or technologies. Our commercial success will depend in part on obtaining and maintaining patent protection and trade secret protection for our products and technologies. We may only be able to protect products and technologies from unauthorized use by third parties to the extent that valid and enforceable patents or trade secrets cover them. Furthermore, the degree of future protection of our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep a competitive advantage.

The patent positions of life sciences companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in these companies’ patents has emerged to date in the United States. The laws of some countries other than the United States do not protect intellectual property rights to the same extent as the laws of the United States, and many companies have encountered significant problems in protecting and defending their rights in foreign jurisdictions. The legal systems of some countries, particularly developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biotechnology and pharmaceuticals, which could make it difficult for us to stop the infringement of any patents we may obtain in these countries. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business. Changes in either the patent laws or in interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our patents or in third-party patents. For example:

•	we might not have been the first to conceive or reduce to practice one or more inventions disclosed in our pending patent applications;

•	we might not have been the first to file patent applications for these inventions;

•	others may independently develop similar or alternative products and technologies or duplicate any of our products and technologies;

•
it is possible that none of our pending patent applications will result in issued patents, and even if they issue as patents, they may not provide a basis for commercially viable products, and/or may not provide us with any competitive advantages, or may be challenged and invalidated by third parties;

•	we may not develop additional proprietary products and technologies that are patentable; and

•	third-party patents may have an adverse effect on our ability to continue to grow our business.

We have applied, and continue to apply, for patents covering our intellectual property ( e.g. , products and technologies and uses thereof), as we deem appropriate. However, we may fail to apply for patents on products and technologies in a timely fashion or at all.

We also rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. While we attempt to use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, or scientific and other advisors may unintentionally or willfully disclose our information to competitors. If we were to attempt to enforce a claim that a third-party had illegally obtained and was using our trade secrets, it could be expensive and time consuming, and the outcome could be unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets than courts inside the United States. Moreover, if our competitors independently develop equivalent knowledge, methods and know-how, it may be difficult for us to enforce our intellectual property and our business could be harmed.

If we are not able to defend the patent or trade secret protection position of our products and technologies, then we may not be able to exclude competitors from developing or marketing competing products, and we may not generate enough revenue from product sales to justify the cost of development of our products and to achieve or maintain profitability.

We may be unable to protect the intellectual property rights of the third parties from whom we license some of our intellectual property or with whom we have entered into other strategic relationships, which could negatively impact our competitive advantage.

Some of our intellectual property rights are currently licensed from third parties and, in the future, we intend to continue to license intellectual property from key strategic partners. We are, and will continue to be, reliant upon these third parties to protect their intellectual property rights to any licensed technology. These third parties may not protect the intellectual property rights that we license from them and we may be unable to defend these intellectual property rights on our own or we may have to undertake costly litigation to defend the intellectual property rights of these third parties. There can be no assurances that we will continue to have proprietary rights to any of the intellectual property that we license from these third parties or otherwise have the right to use through similar strategic relationships. Any loss or limitations on use with respect to our right to use intellectual property licensed from third parties or otherwise obtained from third parties or with whom we have entered into strategic relationships could negatively impact our competitive advantage.

We expect intense competition in our target markets, which could render our products and technologies obsolete, result in significant price reductions or substantially limit the volume of products that we sell. This would limit our ability to compete and achieve and maintain profitability. If we cannot continuously develop and commercialize new products, our revenue may not grow as intended.

Future competition will likely come from existing competitors as well as other companies seeking to develop new technologies for analyzing genetic information. Some of our competitors have various products and methodologies for gene detection, expression, characterization and analyses that may be competitive with our products and methodologies. In addition, pharmaceutical and biotechnology companies have significant needs for genomic information and may choose to develop or acquire competing technologies to meet these needs. In the molecular diagnostics field, competition will likely come from established diagnostic companies, companies developing and marketing DNA probe tests for genetic and other diseases and other companies conducting research on new technologies to ascertain and analyze genetic information. Further, in the event that we develop new technology and products that compete with existing technology and products of well-established companies, there can be no guarantee that the marketplace will readily adopt any new technologies and products that we may introduce in the future.

The market for genetic research and molecular diagnostic products is highly competitive, with several large companies already having significant market share. Established genetic research and diagnostic companies also have an installed base of instruments in several markets, including clinical and reference laboratories. In addition, these companies have formed alliances with genomics companies which provide them access to genetic information that may be incorporated into their diagnostic tests. We may not be able to compete effectively with these companies.

Our manufacturing capacity may limit our ability to sell our products.

We are in the process of developing the capacity to meet our anticipated demand for our products. There are uncertainties inherent in expanding our manufacturing capabilities and we may not be able to increase our capacity in a timely manner. For example, manufacturing and product quality issues may arise as we increase production rates at our manufacturing facility and launch new products. As a result, we may experience difficulties in meeting customer demand, in which case we could lose customers or be required to delay new product introductions, and demand for our products could decline. Due to the intricate nature of manufacturing our products, we may encounter similar or previously unknown manufacturing difficulties in the future that could significantly reduce production yields, impact our ability to launch or sell these products, or to produce them economically, prevent us from achieving expected performance levels or cause us to set prices that hinder wide adoption by customers.

If we are unable to develop and maintain our manufacturing capability, we may not be able to launch or support our products in a timely manner, or at all.

We currently possess only one facility capable of manufacturing our products and services for both sale to our customers and internal use. If a natural disaster were to significantly damage our facility or if other events were to cause our operations to fail, these events could prevent us from developing and manufacturing our products and services. If our networks or storage infrastructure were to fail for an extended period of time, it would adversely impact our ability to manufacture our products on a timely basis and may prevent us from achieving our expected shipments in any given period.

We may be adversely affected by environmental, health and safety laws, regulations and liabilities.

As we pursue our business plan, we will become subject to a variety of federal, state and municipal environmental, health and safety laws based on our use of hazardous materials in both our manufacturing and research and development operations. These laws and regulations can often require expensive compliance procedures or operational changes to limit actual or potential impacts to the environment. A violation of these laws and regulations can result in substantial fines, criminal sanctions and/or operational shutdown. Furthermore, we may become liable for the investigation and cleanup of environmental contamination, whether intentional or unintentional, and we could be responsible for damages related to the clean-up of contamination or individual injury caused by contamination. We may also be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials as a result of contamination. Some of these matters may require expending significant amounts for investigation, cleanup or other costs. Events such as these could negatively impact our financial position.

Our sales, marketing and technical support organization may limit our ability to sell our products.

We currently have limited resources available for sales and marketing and technical support services as compared to some of our primary competitors. In order to effectively commercialize our gene expression systems and other products to follow, we will need to expand our sales, marketing and technical support staff both domestically and internationally. We may not be successful in establishing or maintaining either a direct sales force or distribution arrangements to market our products and services. In addition, we compete primarily with much larger companies that have larger sales and distribution staffs and a significant installed base of products in place, and the efforts from a limited sales and marketing force may not be sufficient to build the market acceptance of our products required to support continued growth of our business.

We may be exposed to liability due to product defects.

The risk of product liability claims is inherent in the testing, manufacturing, marketing and sale of research products for therapeutic and diagnostic development. We may seek to acquire additional insurance for clinical liability risks. We may not be able to obtain insurance or general product liability insurance on acceptable terms or in sufficient amounts. A product liability claim or recall could negatively impact our financial position.

Risks Related to Our Industry

Our success depends upon the continued emergence and growth of markets for analysis of genetic variation and biological function.

We design our products primarily for applications in the life sciences and pharmaceutical industries. The usefulness of our technology depends in part upon the availability of genetic data and its usefulness in identifying or treating disease. We are initially focusing on markets for analysis of genetic variation and biological function, namely gene expression profiling. This market is new and emerging, and may not develop as quickly as we anticipate, or reach its full potential. Other methods of analysis of genetic variation and biological function may emerge and displace the methods we are developing. Also, researchers may not seek or be able to convert raw genetic data into medically valuable information through the analysis of genetic variation and biological function. In addition, factors affecting research and development spending generally, such as changes in the regulatory environment affecting life sciences and pharmaceutical companies, and changes in government programs that provide funding to companies and research institutions, could harm our business. If useful genetic data is not available or if our target markets do not develop in a timely manner, demand for our products may grow at a slower rate than we expect, and we may not be able to achieve or sustain profitability.

We may not be able to deliver acceptable products to our customers due to the rapidly evolving nature of genetic sequence information upon which our products are based.

The genetic sequence information upon which we may rely to develop and manufacture our products is contained in a variety of public and private databases throughout the world. These databases are rapidly expanding and evolving. In addition, the accuracy of these databases and resulting genetic research is dependent on various scientific interpretations, and it is not expected that global genetic research efforts will result in standardized genetic sequence databases for particular genomes in the near future. Although we have implemented ongoing internal quality control efforts to help ensure the quality and accuracy of our products, the fundamental nature of our products requires us to rely on genetic sequence databases and scientific interpretations which are continuously evolving. As a result, these variables may cause us to develop and manufacture products that incorporate sequence errors or ambiguities. The magnitude and importance of these errors depends on multiple and complex factors that would be considered in determining the appropriate actions required to remedy any inaccuracies. Our inability to timely deliver acceptable products as a result of these factors would likely adversely affect our relationship with customers, and could negatively impact our financial condition.

We face risks associated with technological obsolescence and emergence of standardized systems for genetic analysis.

High throughput genetic analyses and quantitative detection methodologies (including, for example, polymerase chain reaction (PCR)) is undergoing rapid evolution and technological changes. New technologies, techniques or products could emerge which might allow the packaging and analysis of genomic information at densities similar to, or even higher than, our existing or future technology. Other companies may begin to offer products that are directly competitive with, or are technologically superior to, our products. There can be no assurance that we will be able to maintain our technological advantages over emerging technologies in the future. Over time, we will need to respond to technological innovation in a rapidly changing industry. Standardization of tools and systems for genetic research is still ongoing and there can be no assurance that our products will emerge as the standard for genetic research. The emergence of competing technologies and systems as market standards for genetic research may result in our products becoming uncompetitive which would have an adverse effect on our business and prospects.

Our success depends on the continuous development of new products and our ability to manage the transition from our older products to new products.

We compete in markets that are new, intensely competitive, highly fragmented and rapidly changing, and many of our current and potential competitors have significantly greater financial, technical, marketing and other resources than we do. In addition, many current and potential competitors have greater name recognition, more extensive customer bases and access to proprietary genetic content. The continued success of our products will depend on our ability to produce products with smaller feature sizes and create greater information capacity at our current or lower costs. The successful development, manufacture and introduction of our new products is a complicated process and depends on our ability to manufacture and supply enough products in sufficient quantity and quality and at acceptable cost in order to meet customer demand. If we fail to keep pace with emerging technologies or are unable to develop, manufacture and introduce new products, we will become uncompetitive, our pricing and margins will decline, and our business will suffer.

Our failure to successfully manage the transition between our older products and new products may adversely affect our financial results. As we introduce new or enhanced products, we must successfully manage the transition from older products to minimize disruption in customers’ ordering patterns, avoid excessive levels of older product inventories and provide sufficient supplies of new products to meet customer demands. When we introduce new or enhanced products, we face numerous risks relating to product transitions, including the inability to accurately forecast demand and difficulties in managing different sales and support requirements due to the type or complexity of the new products.

Ethical, legal and social concerns surrounding the use of genetic information could reduce demand for our products.

Genetic testing has raised ethical issues regarding privacy and the appropriate uses of the resulting information. For these reasons, governmental authorities and others may call for limits on or regulation of the use of genetic testing or prohibit testing for genetic predisposition to some conditions, particularly for those that have no known cure. Similarly, these concerns may lead individuals to refuse to use genetics tests even if permissible. Any of these scenarios could reduce the potential markets for our products.

Risks Related to Our Organization

Even though we are not a California corporation, our common stock could still be subject to a number of key provisions of the California General Corporation Law.

Under Section 2115 of the California General Corporation Law (CGCL), corporations not organized under California law may still be subject to a number of key provisions of the CGCL. This determination is based on whether the corporation has significant business contacts with California and if more than 50% of its voting securities are held of record by persons having addresses in California. In the immediate future, we will continue our business and operations and a majority of our business operations, revenue and payroll will be conducted in, derived from, and paid to residents of California. Therefore, depending on our ownership, we could be subject to some provisions of the CGCL. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, stockholder meetings, approval of some corporate transactions, dissenters’ and appraisal rights, and inspection of corporate records. If we are required to comply with these provisions, this compliance could cause us to incur additional administrative and legal expenses and divert our management’s time and attention from the operation of our business.

Our management team does not have extensive experience in public company matters.

Some members of our management have limited or no experience operating a public company, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act and applicable federal securities laws including filing required reports and other information required on a timely basis. We cannot assure you that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by these laws and regulations. Our failure to comply with these laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

BecauseWaferGen has become public by means of a reverse merger with an existing company, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with WaferGen’s becoming a public company through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf. Also, if securities analysts do not cover our common stock, the lack of research coverage may adversely affect its market price.

Risks Related to Our Common Stock

Our common stock has a limited bid history and prospective investors may not be able to resell their shares at their purchase price, if at all.

Our common stock is currently available for trading in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol “WGBS.OB.” Prior to the closing of the Merger, there was no bid history for our common stock and there is no assurance that a regular trading market will develop or, if developed, will be sustained. This may severely limit the liquidity of our common stock, and may likely have a material adverse effect on the market price of our common stock and on our ability to raise additional capital. The offering price of our common stock in the Private Placement is not indicative of future market prices.

The market price of the common stock has fluctuated significantly since it was first quoted on the OTC Bulletin Board on June 6, 2007. Since this date, through December 14, 2007, the price has fluctuated from a low of $1.06 to a high of $2.60. The price of our common stock may continue to fluctuate significantly in response to factors, some of which are beyond our control, including the following:

•	actual or anticipated variations in operating results;

•	the limited number of holders of the common stock, and the limited liquidity available through the OTC Bulletin Board;

•	changes in financial estimates by securities analysts;

•	changes in the economic performance and/or market valuations of other biotechnology companies;

•	our announcement of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel; and

•	sales or other transactions involving our capital stock.

Our common stock may be considered “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is currently less than $5.00 per share and therefore is designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose some information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell the common stock and may affect the ability of investors to sell their shares. These regulations may likely have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock. In addition, since the common stock is currently traded on the OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of the common stock and may experience a lack of buyers to purchase our stock or a lack of market makers to support the stock price.

Stockholders may experience dilution of their ownership interests because of the future issuance of additional shares of our common stock and our preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are authorized to issue an aggregate of 310,000,000 shares of capital stock consisting of 300,000,000 shares of common stock, par value $0.001 per share, of which 23,217,846 shares were issued and outstanding as of November 30, 2007, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share, of which no shares are issued and outstanding. The preferred stock will have preferences and rights as may be determined by our board of directors at the time of issuance. Specifically, our board of directors has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into common stock, which could decrease the relative voting power of the common stock or result in dilution to our existing stockholders. In addition, as of November 30, 2007, we have outstanding options to purchase an aggregate of 2,228,736 shares of our common stock and warrants to purchase an aggregate of 3,031,901 shares of our common stock. The future exercise of these options and warrants will subject our existing stockholders to experience dilution of their ownership interests. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any additional shares of our common stock may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of our common stock are then traded

A significant number of our shares will be eligible for sale following the effectiveness of the registration statement of which this prospectus is a part, and their sale could depress the market price of our stock.

Sales of a significant number of shares of our common stock in the public market following this registration could harm the market price of the common stock. As additional shares of our common stock become available for resale in the public market pursuant to the registration of the securities issued in the Private Placement, and otherwise, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the shares of common stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks before the sale. These sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

Our principal stockholders will have significant voting power and may take actions that may not be in the best interests of other stockholders.

Our officers, directors, principal stockholders and their affiliates control approximately 41% of our outstanding common stock. If these stockholders act together, they will be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

Stockholders should not anticipate receiving cash dividends on our stock.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain future earnings to support operations and to finance expansion and therefore do not anticipate paying any cash dividends on our common stock in the foreseeable future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. This prospectus includes statements regarding our plans, goals, strategies, intentions, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute forward-looking statements.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

Since our common stock is considered a “penny stock,” we are ineligible to rely on the safe harbor for forward-looking statements provided in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. You should carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of:

•	Up to 8,008,448 issued and outstanding shares of our common stock sold in the Private Placement;

•	Up to 2,402,533 shares of our common stock issuable upon exercise of warrants sold in the Private Placement; and

•	Up to 513,926 shares of our common stock issuable upon exercise of warrants issued to a financial advisor for services rendered in connection with the Private Placement.

Pursuant to registration rights agreements executed in connection with the Private Placement, we have filed with the SEC a registration statement on Form SB-2, of which this prospectus forms a part, under the Securities Act to register these resales. The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered in the Offering” in the table below.

The table below has been prepared based upon the information furnished to us by the selling stockholders. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot provide an estimate as to the number of shares of common stock that will be held by the selling stockholders upon termination of the offering covered by this prospectus because the selling stockholders may offer some or all of their shares of common stock under this prospectus.

We have been advised, as noted in the footnotes in the table below, that one of the selling stockholders is a broker-dealer and/or underwriter and that one of the selling stockholders is an affiliate of a broker-dealer and/or underwriter. We have been advised that each of these selling stockholders purchased our common stock and warrants in the ordinary course of business, not for resale, and that none of these selling stockholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.

The following table sets forth the name of each selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portions of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will be held by the selling stockholders upon the termination of the offering.

Percentage ownership is calculated based on 23,217,846 shares of our common stock issued and outstanding on November 30, 2007. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. Shares of our common stock subject to options, warrants or other rights currently exercisable or exercisable within 60 days of November 30, 2007 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage ownership of the person holding those options, warrants or other rights, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise set forth below, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, unless otherwise noted.

Selling Stockholder	Shares of Common Stock Owned Before the Offering	Shares of Common Stock Underlying Warrants Owned Before the Offering	Shares of Common Stock Being Offered in the Offering	Shares of Common Stock Owned Upon Completion of the Offering (a)	Percentage of Common Stock Outstanding Upon Completion of the Offering
Harold Ackerstein and June Ackerstein	20,000	6,000	26,000	-	-
Besser Kapital Fund Ltd. [1]	146,667	44,000	190,667	-	-
Anthony R. Bobulinski	333,334	100,000	433,334	-	-
Manash Chaudhuri and Shampa Bagchi	20,000	6,000	26,000	-	-
Chicago Investments, Inc. [2]	75,000	22,500	97,500	-	-
CIBC Trust Company (Bahamas) Limited As Trustee of T-555 [3]	500,000	150,000	650,000	-	-
Cojack Investment Opportunities, LLC [4]	58,333	10,000	43,333	25,000	*
Cornell Capital Partners, L.P. [5]	1,333,333	400,000	1,733,333	-	-
Cranshire Capital, L.P. [6]	66,667	20,000	86,667	-	-
CSK-VC Life Science Investment Fund LP [7]	166,667	50,000	216,667	-	-
Stephen C. Culp	20,000	6,000	26,000	-	-
EGATNIV LLC [8]	66,667	20,000	86,667	-	-
Epsilon Partners Ltd. [9]	19,991	5,997	25,988	-	-
Carol L. Goodwin	10,000	3,000	13,000	-	-
Matthew Gordon	16,667	5,000	21,667	-	-
Ann L. Hautamaki and Raymond Dale Hautamaki	20,000	6,000	26,000	-	-
Todd K. Horiuchi, M.D.	6,667	2,000	8,667	-	-
Hypo Alpe-Adria-Bank (Lichtenstein) AG [10]	944,445	50,000	216,667	732,778	3.2%
Kanter Family Foundation [11]	75,000	22,500	97,500	-	-
Laffin Ventures Corporation [12]	1,601,056	200,000	866,667	934,389	4.0%
2002 Lalani Family Trust [13]	16,667	5,000	21,667	-	-
John D. Long, Jr.	310,000	45,000	195,000	160,000	*
LTE Partners, LP [14]	33,333	10,000	43,333	-	-
The Mandal Family Trust, Dated 11/30/2000 [15]	20,000	6,000	26,000	-	-
Daniel and Stephanie Martin Living Trust dated 8/4/98 [16]	100,000	30,000	130,000	-	-
NYBOR Group Inc. [17]	6,750	2,025	8,775	-	-
Paramount Strategy Corp. [18]	666,667	200,000	866,667	-	-
Professional Trading Services SA [19]	500,000	150,000	650,000	-	-

Selling Stockholder	Shares of Common Stock Owned Before the Offering	Shares of Common Stock Underlying Warrants Owned Before the Offering	Shares of Common Stock Being Offered in the Offering	Shares of Common Stock Owned Upon Completion of the Offering (a)	Percentage of Common Stock Outstanding Upon Completion of the Offering
R&R Biotech Partners LLC ‡ [20]	166,667	50,000	216,667	-	-
Rafat Pirzada	20,000	6,000	26,000	-	-
Zahid Rahimtoola	6,000	1,800	7,800	-	-
Reba Raine	3,350	1,005	4,355	-	-
Suneel Rajpal	39,220	10,206	44,226	5,200	*
Scott Rapfogel	16,000	4,800	20,800	-	-
Jason Rimland	18,000	5,400	23,400	-	-
Rodman and Renshaw LLC † [21]	-	513,926	513,926
Matthew S. Russo	11,000	3,300	14,300	-	-
Coalton Schaefer	170,000	51,000	221,000	-	-
Michael F. Schaefer	170,000	51,000	221,000	-	-
Gregory Scott, MD	16,667	5,000	21,667	-	-
The Shivji Family Trust dated June 12, 2000 [22]	1,541,607	150,000	650,000	1,041,607	4.5%
Nadine Smith	650,000	105,000	455,000	300,000	1.3%
Starlight Investments Ltd. [23]	200,000	60,000	260,000	-	-
Shai Stern and Michelle Stern	100,000	30,000	130,000	-	-
Thornaby Limited [24]	166,667	50,000	216,667	-	-
The Tomar Family Trust, dated 11/30/2000 [25]	20,000	6,000	26,000	-	-
Paul Tompkins	211,002	15,000	65,000	161,002	*
VP Bank (Schweiz) AG [26]	666,666	200,000	866,666	-	-
Wallace W. and Florence I. Wadman	66,667	20,000	86,667	-	-

* Less than 1%

† The selling stockholder is a broker-dealer.

‡ The selling stockholder is an affiliate of a broker-dealer.

(a) Assumes all of the shares of common stock to be registered on the registration statement of which this prospectus is a part, including all shares of common stock underlying warrants held by the selling stockholders, are sold in the offering.

1  Mr. Anthony A. McKenney has the power to vote and dispose of the shares being registered on behalf of Besser Kapital Fund Ltd.

2  Joshua S. Kanter has the power to vote and dispose of the shares being registered on behalf of Chicago Investments, Inc.

3  Helen M. Carroll and Linda G. Williams have the power to vote and dispose of the shares being registered on behalf of CIBC Trust Company (Bahamas) Limited as Trustee of T-555.

4  Raymond Dean Hautamaki has the power to vote and dispose of the shares being registered on behalf of Cojack Investment Opportunities, LLC. Mr. Hautamaki is a member of our board of directors.

5  Mark Angelo has the power to vote and dispose of the shares being registered on behalf of Cornell Capital Partners, L.P. Cornell Capital Partners has changed its name to YA Global Investments, L.P.

6  Mitchell P. Kopin, the president of Downsview Capital, Inc., the general partner of Cranshire Captial, L.P., has sole voting control and investment discretion over securities held by Cranshire Capital, L.P. Each of Mitchell P. Kopin and Downsview Capital, Inc. disclaims beneficial ownership of the shares held by Cranshire Capital, L.P.

7  Hiromichi Tabata has the power to vote and dispose of the shares being registered on behalf of CSK-VC Life Science Investment Fund LP. Excludes 77,576 shares of common stock that are being held in escrow for two years in connection with the Merger, over which CSK-VC Life Science Investment Fund LP does not currently have voting or dispositive power.

8  Shai Stern and Seth Farbman have the power to vote and dispose of the shares being registered on behalf of EGATNIV LLC.

9  Marco Montanari has the power to vote and dispose of the shares being registered on behalf of Epsilon Partners Ltd.

10  Tobias Ziel has the power to vote and dispose of the shares being registered on behalf of Hypo Alpe-Adria-Bank (Lichtenstein) AG.

11  Joel S. Kanter and Joshua S. Kanter have the power to vote and dispose of the shares being registered on behalf of Kanter Family Foundation. Joel Kanter, a member of our board of directors, is also the President and a Director of the Kanter Family Foundation, a not-for-profit Illinois corporation. As such, he has voting and investment control of the shares owned by the Kanter Family Foundation, but no economic interest in such shares.

12  Mark Tompkins has the power to vote and dispose of the shares being registered on behalf of Laffin Ventures Corporation.

13  Nasruddin Lalani has the power to vote and dispose of the shares being registered on behalf of 2002 Lalani Family Trust.

14  Matt Melkonian has the power to vote and dispose of the shares being registered on behalf of LTE Partners, LP.

15  Shekhar Mandal has the power to vote and dispose of the shares being registered on behalf of The Mandal Family Trust, Dated 11/30/2000.

16  Daniel S. Martin has the power to vote and dispose of the shares being registered on behalf of Daniel and Stephanie Martin Living Trust dated 8/4/98.

17  Warren Schreiber has the power to vote and dispose of the shares being registered on behalf of NYBOR Group Inc.

18  Andrew Meade has the power to vote and dispose of the shares being registered on behalf of Paramount Strategy Corp.

19  Dr. Rene Simon has the power to vote and dispose of the shares being registered on behalf of Professional Trading Services SA.

20  Thomas G. Pinou has the power to vote and dispose of the shares being registered on behalf of R&R Biotech Partners LLC. R&R Biotech Partners LLC is an affiliate of Rodman and Renshaw LLC which acted as placement agent in the Private Placement.

21 Thomas G. Pinou has the power to vote and dispose of the shares being registered on behalf of Rodman and Renshaw LLC. Rodman and Renshaw LLC acted as placement agent in the Private Placement and received the warrants for services rendered in connection with the Private Placement

22  Alnoor Shivji and Mariam Shivji have the power to vote and dispose of the shares being registered on behalf of The Shivji Family Trust dated June 12, 2002. Excludes 54,821 shares of commons stock that are being held in escrow for two years in connection with the Merger, over which The Shivji Trust does not currently have voting or dispositive power. Alnoor Shivji is our Chief Executive Officer, President and Chairman of the Board of Directors.

23  Guy Naggar has the power to vote and dispose of the shares being registered on behalf of Starlight Investments Ltd.

24  Linda Christina Thomson has the power to vote and dispose of the shares being registered on behalf of Thornaby Limited.

25  Sunil B. Tomar and Sudha S. Tomar have the power to vote and dispose of the shares being registered on behalf of The Tomar Family Trust, dated 11/30/2000.

26  Daniel Lacher has the power to vote and dispose of the shares being registered on behalf of VP Bank (Schweiz) AG.

USE OF PROCEEDS

We will not receive proceeds from the sale of common stock under this prospectus. We will, however, receive approximately $6,562,033 from the selling stockholders if they exercise their warrants in full, on a cash basis, which we will use for working capital and general corporate purposes. The warrant holders may exercise their warrants at any time until their expiration, as further described under “Description of Securities.” Because the warrant holders may exercise the warrants in their own discretion, if at all, we cannot plan on specific uses of proceeds beyond application of proceeds to general corporate purposes. We have agreed to bear the expenses (other than any underwriting discounts or commissions or agent’s commissions) in connection with the registration of the common stock being offered hereby by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the offered shares, and these sales may be made at prevailing market prices or at privately negotiated prices.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “WGBS.OB.” As of November 30, 2007, there were 23,217,846 shares of our common stock issued and outstanding and 5,260,637 shares issuable upon exercise of outstanding stock options and warrants. On that date, there were approximately 102 holders of record of shares of our common stock.

Prior to the Merger, there was no bid history for our common stock, because it had never been publicly traded. As of December 14, 2007, the last reported sale price of our shares on the OTC Bulletin Board was $1.45. For the periods indicated, the following table sets forth the high and low sales prices per share of our common stock, as derived from quotations provided by Bloomberg L.P.

Quarter Ended	High	Low

June 30, 2007	$2.40	$1.65
September 30, 2007	$2.60	$1.51
December 31, 2007 (through December 14, 2007)	$2.28	$1.06

Trades in our common stock may be subject to Rule 15g-9 of the Exchange Act, which imposes requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale.

The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on some national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of common stock. As a result of these rules, investors may find it difficult to sell their shares.

Dividend Policy

We have never declared or paid dividends on shares of our common stock. We intend to retain future earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Special Note Regarding Forward-Looking Statements” and “Risk Factors” earlier in this prospectus for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

Recent Events

We were formed as a Nevada corporation on August 4, 2005 for the purpose of establishing small coffee and pastry shops in tourist hotels or areas surrounding tourist hotels at resort destinations throughout Mexico. We have been the development stage since our inception and had minimal business operations. On May 31, 2007, we completed a reverse merger, pursuant to which a wholly-owned subsidiary of ours merged with and into a privately held Delaware corporation, WaferGen, Inc., with the private company being the surviving company. For financial reporting purposes, WaferGen, and not us, is considered the accounting acquirer. Accordingly, the historical financial statements presented and the discussion of financial condition and results of operations herein are those of WaferGen and do not include our historical financial results. The Merger is being accounted for as a reverse acquisition and recapitalization of WaferGen for financial accounting purposes. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of WaferGen and will be recorded at the historical cost basis of WaferGen, and the consolidated financial statements after completion of the Merger will include our assets and liabilities and the assets and liabilities of WaferGen, historical operations of WaferGen and our operations from the closing date of the Merger.

Company Overview

WaferGen was incorporated in Delaware on October 22, 2002. We are engaged in the development, manufacture and sale of laboratory analytical systems for gene expression, genotyping and stem-cell research for the life sciences, pharmaceutical drug discovery and biomarker discovery and diagnostic products industries. Our products are aimed at professionals who perform genetic analysis and cell biology, primarily at pharmaceutical and biotech companies, academic and private research centers and diagnostics companies involved in biomarker research. Through the SmartChip System and SmartSlide System products, we plan to provide new performance standards with significant savings of time and cost for professionals in the field of gene expression research and to facilitate biomarker discovery, toxicology and clinical research.

Our revenues are subject to fluctuations due to the timing of sales of high-value products and service projects, the impact of seasonal spending patterns, the timing and size of research projects our customers perform, changes in overall spending levels in the life sciences industry and other unpredictable factors that may affect customer ordering patterns. Any significant delays in the commercial launch or any lack or delay of commercial acceptance of new products, unfavorable sales trends in existing product lines, or impacts from the other factors mentioned above, could adversely affect our revenue growth or cause a sequential decline in quarterly revenue. Due to the possibility of fluctuations in our revenue and net income or loss, we believe that quarterly comparisons of our operating results are not a good indication of future performance.

Since inception, we have incurred substantial operating losses. As of September 30, 2007, our accumulated deficit was $9,679,444 and our total stockholders’ equity was $6,526,456. Losses have principally occurred as a result of the substantial resources required for the research, development, and manufacturing scale-up effort required to commercialize our initial products and services. We expect to continue to incur substantial costs for research, development, and manufacturing scale-up activities over the next several years. We will also need to increase our selling, general and administrative costs as we build up our sales and marketing infrastructure to expand and support the sale of systems, other products, and services.

Results of Operations

Nine Months Ended September 30, 2007 Compared to Nine Months Ended September 30, 2006

The following table presents selected items in our condensed consolidated statements of operations as a percentage of total revenues for the nine months ended September 30, 2007 and 2006, respectively:

	Nine Months Ended
	September 30,
	2007	2006

Revenues	$67,460	$41,400

Cost of sales	23,544	12,390

Gross margin	43,916	29,010

Operating expenses:
Sales and marketing	567,218	113,405
Research and development	1,489,994	751,103
General and administrative	1,582,812	395,465

Total operating expenses	3,640,024	1,259,973

Operating loss	(3,596,108)	(1,230,963)

Other income and (expenses):
Interest income	98,741	—
Interest expense	(186,834)	—

Total other income and (expenses)	(88,093)	—

Net loss before provision for income taxes	(3,684,201)	(1,230,963)

Provision for income taxes	—	—

Net loss	$(3,684,201)	$(1,230,963)

Revenues

The following table presents our revenue for the nine months ended September 30, 2007 and 2006, respectively:

Nine Months Ended
September 30,
2007	2006	% Change

$67,460	$41,400	62.95%

During the nine months ended September 30, 2007, we generated $ 67,460 in revenue, compared to $41,400 during the nine months ended September 30, 2006 - an increase by $26,060 or 62.95%. We have recently begun selling our SmartSlide products, allowing us to generate minimal revenue for the first time since inception.

Costs of sales

The following table presents our cost of sales for the nine months ended September 30, 2007 and 2006, respectively:

Nine Months Ended
September 30,
2007	2006	% Change

$23,544	$12,390	90.02%

Cost of sales includes the cost of product paid to third party vendors. For the nine months ended September 30, 2007 the cost of sales increased by $11,154 or 90.02% from September 30, 2006. The increase is related to higher sales for the period.

Sales and Marketing

The following table presents our sales and marketing expense for the nine months ended September 30, 2007 and 2006, respectively:

Nine Months Ended
September 30,
2007	2006	% Change

$567,218	$113,405	400.17%

Sales and marketing expenses consist primarily of compensation cost of our sales and marketing team and cost associated with various marketing programs. Sales and marketing expenses increased $453,813 or 400.17%, to $567,218, for the nine months ended September 30, 2007, from $113,405 for the nine months ended September 30, 2006. The increase resulted primarily due to additional expenses incurred as a result an increased head count resulting in greater salaries and wages, an increase in stock-based compensation associated with the issuance of restricted common stock and stock options, and some professional fees.

Research and development

The following table presents our research and development expense for the nine months ended September 30, 2007 and 2006, respectively:

Nine Months Ended
September 30,
2007	2006	% Change

$1,489,994	$751,103	98.37%

Research and development expenses consist primarily of salaries and other personnel-related expenses, laboratory supplies and other expenses related to the design, development, testing and enhancement of its product. We expense our research and development expenses as they are incurred. We believe a substantial investment in research and development is essential to remaining competitive and expanding into additional markets. Accordingly, we expect our research and development expenses to increase in absolute dollars as we expand our product base.

Research and development expenses increased $738,891or 98.37%, to $1,489,994, for the nine months ended September 30, 2007, from $751,103 for the nine months ended September 30, 2006. The increase resulted primarily from an increased head count resulting in greater salaries and wages, an increase in research and development supplies used for product development and testing, our move to a new facility with more lab equipment, and an increase in stock-based compensation associated with the issuance of restricted common stock and stock options.

General and administrative

The following table presents our general and administrative expenses for the nine months ended September 30, 2007 and 2006, respectively:

Nine Months Ended
September 30,
2007	2006	% Change

$1,582,812	$395,465	300.24%

Our general and administrative expenses consist primarily of personnel costs for finance, human resources, business development, and general management, as well as professional fees, such as expenses for legal and accounting services. We expect our general and administrative expenses to increase in absolute dollars as we expand our staff, develop our infrastructure and incur additional costs to support the growth in our business.

General and administrative expenses increased $1,187,347or 300.24%, to $1,582,812, for the nine months ended September 30, 2007, from $395,465 for the nine months ended September 30, 2006. The increase resulted primarily from an increased head count resulting in greater salaries and wages, an increase in stock-based compensation associated with the issuance of restricted common stock and stock options, legal and professional fees related to the filing of a registration statement and other documents to comply with the Merger.

Interest Expense

The following table presents our interest expense for the nine months ended September 30, 2007 and 2006, respectively:

Nine Months Ended
September 30,
2007	2006	% Change

$(186,834)	$—	N/A %

Interest expense was $186,834 for the nine months ended September 30, 2007, compared to no interest expenses for the nine months ended September 30, 2006. This increase was a result of $171,053 of amortization associated with the debt discount and $15,781 of interest expense for a total of $186,834.

Interest Income

The following table presents our interest income for the nine months ended September 30, 2007 and 2006, respectively:

Nine Months Ended
September 30,
2007	2006	% Change

$98,741	$—	N/A %

Interest income was $98,741 for the nine months ended September 30, 2007, compared to no interest income for the nine months ended September 30, 2006. The increase was the result of excess cash being investing in interest bearing vehicles during the period.

Operating Loss

The following table presents our operating loss for the nine months ended September 30, 2007 and 2006, respectively:

Nine Months Ended
September 30,
2007	2006	% Change

$(3,596,108)	$(1,230,963)	192.14%

Our operating loss increased $2,365,145 or 192.14%, to $3,596,108 for the nine months ended September 30, 2007, from $1,230,963 for the nine months ended September 30, 2006. This increase in our operating loss was attributable to an increase in costs of revenues and expenses.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

The following table presents selected items in our condensed consolidated statements of operations for the years ended December 31, 2006 and 2005, respectively:

	December 31,
	2006	2005

Revenues	$50,495	$—

Cost of sales	14,750	—

Gross margin	35,745	—

Operating expenses:
Sales and marketing	152,405	—
Research and development	1,624,237	954,962
General and administrative	945,554	511,237

Total operating expenses	2,772,196	1,466,199

Operating loss	(2,686,451)	(1,466,199)

Interest expense	—	28,250

Net loss before provision for income taxes	(2,686,451)	(1,494,449)

Provision for income taxes	—	—

Net loss	$(2,686,451)	$(1,494,449)

Revenues

The following table presents our revenue for the years ended December 31, 2006 and 2005, respectively:

December 31,
2006	2005	% Change

$50,495	$—	N//A%

In October 2006, WaferGen first began selling its SmartSlide products, allowing it to generate revenues for the first time since inception.

Costs of sales

The following table presents our cost for the years ended December 31, 2006 and 2005, respectively:

December 31,
2006	2005	% Change

$14,750	$—	N/A	%

Cost of sales includes the cost of product paid to third party vendors. For the year ended December 31, 2006, cost of sales increased by $14,750 from December 31, 2005. The increase is related to the increased sales during the year ended December 31, 2006.

Sales and Marketing

The following table presents our sales and marketing expense for the years ended December 31, 2006 and 2005, respectively:

December 31,
2006	2005	% Change

$152,405	$—	N/A	%

Sales and marketing expenses consist primarily of compensation cost of our sales and marketing team and cost associated with various marketing programs. Sales and marketing expenses increased $152,405, to $152,405 for the year ended December 31, 2006. The increase resulted primarily due to an increase in stock-based compensation associated with the issuance of restricted common stock and stock options and an increase head count resulting in greater salaries and wage. We expect our sales and marketing expenses to increase in absolute dollars as we expand our staff, develop our sales and marketing infrastructure and incur additional costs to support the growth in our business.

Research and development

The following table presents our research and development expense for the years ended December 31, 2006 and 2005, respectively:

December 31,
2006	2005	% Change

$1,624,237	$954,962	70.08%

Research and development expenses consist primarily of salaries and other personnel-related expenses, laboratory supplies and other expenses related to the design, development, testing and enhancement of our product. We expense our research and development expenses as they are incurred. We believe a substantial investment in research and development is essential to remaining competitive and expanding into additional markets. Accordingly, we expect our research and development expenses to increase in absolute dollars as we expand our product base.

Research and development expenses increased $669,275, or 70.08%, to $1,624,237 for the year ended December 31, 2006, from $954,962 for the year ended December 31, 2005. The increase resulted primarily from an increased head count resulting in greater salaries and wages, an increase in research and development supplies used for product development and testing, our move to a new facility with more lab equipment, and an increase in stock-based compensation associated with the issuance of restricted common stock and stock options.

General and administrative

The following table presents our general and administrative expenses for the year ended December 31, 2006 and 2005, respectively:

December 31,
2006	2005	% Change

$945,554	$511,237	84.95%

Our general and administrative expenses consist primarily of personnel costs for finance, human resources, business development and general management, as well as professional fees, such as expenses for legal and accounting services. We expect our general and administrative expenses to increase in absolute dollars as we expands our staff, develop our infrastructure and incur additional costs to support the growth in our business.

General and administrative expenses increased $434,317, or 84.95%, to $945,554 for the year ended December 31, 2006, from $511,237 for the year ended December 31, 2005. The increase resulted primarily from an increased head count resulting in greater salaries and wages, an increase in stock-based compensation associated with the issuance of restricted common stock and stock options, legal and professional fees related to the filing of a registration statement and other documents to comply with the Merger.

Interest Expense

The following table presents our interest expense for the year ended December 31, 2006 and 2005, respectively:

December 31,
2006	2005	% Change

$—	$28,250	N/A	%

The decrease in interest expense was a result of promissory notes being converted into WaferGen’s Series A Preferred Stock in 2005.

Liquidity and Capital Resources

From inception through September 30, 2007, we have raised a total of $3,665,991 from the issuance of notes payable, $66,037 from the sale of Series A Preferred Stock, $1,559,942 from the sale of Series B Preferred Stock, and $9,922,168 from the sale of common stock, net of offering costs. As of September 30, 2007, we had $6,513,111 in cash and cash equivalents, $5,948,224 in working capital, and no additional capital resources available, compared to $36,158 in cash and cash equivalents and negative working capital of $544,529 at December 31, 2006, and $193,843 in cash and cash equivalents and negative working capital of $83,684 at December 31, 2005.

For the year ended December 31, 2005, net cash used in operating activities was $1,311,556, driven primarily by use of cash to fund product development of SmartSlide and SmartChip. We raised $1,480,059 from the issuance of notes payable, which notes were later converted into shares of Series A Preferred Stock. Cash activities for the period resulted in an increase in cash of $161,744.

For the year ended December 31, 2006, net cash used in operating activities was $1,755,153, driven primarily by use of cash to fund product development of SmartSlide and SmartChip. We raised $1,559,942 from the issuance of shares of Series B Preferred Stock. Cash activities for the period resulted in a decrease in cash of $157,685.

For the first nine months ended September 30, 2007, net cash used in operating activities was $3,556,166, driven primarily by costs associated with product development of SmartSlide and SmartChip and costs associated with the Private Placement. We raised $688,412 from the issuance of notes payable, and repaid $510,000 of those notes. In addition, we raised $9,921,531, net of offering costs, from the issuance of shares of common stock in a Private Placement. Cash activities for the period resulted in an increase in cash of $6,476,953.

On May 31, 2007, we acquired WaferGen. In the transactions, WaferGen merged with our subsidiary and became our wholly-owned subsidiary. Our officers and board members resigned and were replaced by officers of WaferGen, along with newly elected board members. In connection with the Merger, we sold 7,178,447 shares of our common stock for gross proceeds of $10,767,668, net cash proceeds of $10,527,668 as $240,000 were issued in exchange for the cancellation of $240,000 of notes payable to a stockholder, through the Private Placement. In addition, these investors received five-year warrants to purchase an additional 2,153,533 shares of our common stock at an exercise price of $2.25 per share. Additionally, on June 12, 2007, in a second closing of the Private Placement, we sold 830,001 shares of our common stock for gross proceeds of $1,245,000. In addition, these investors received five-year warrants to purchase an additional 249,000 shares of our common stock at an exercise price of $2.25 per share. In connection with the Private Placement, we incurred offering costs totaling $1,917,956, of which $1,851,637 was paid in cash and $66,319 was due to the issuance of warrants. This resulted in net cash proceeds of $9,921,031 being raised from the Private Placement. In January 2007, we sold 26,996 shares of common stock for $500 for combined net cash proceeds from this sale and the Private Placement of $9,921,531.

In February 2007, we issued 471,698 shares of our Series A Preferred Stock upon the exercise of options by a stockholder for cash proceeds of $66,037.

During the nine months ended September 30, 2007, we issued notes payable in an aggregate amount of $688,412 to a stockholder, and repaid $510,000 of the notes payable to him.

We believe that we have sufficient cash to fund our operations through approximately August 2008. Our operating needs include the planned costs to operate our business, including amounts required to fund working capital and capital expenditures. At the present time, we have no material commitments for capital expenditures. However, our future capital requirements and the adequacy of our available funds will depend on many factors, including, our ability to successfully commercialize our SmartChip and SmartSlide products, competing technological and market developments and the need to enter into collaborations with other companies or acquire other companies or technologies to enhance or complement our product and service offerings.

We may need additional working capital if we experience growth above that which is currently foreseen by management. If our capital resources are unable to meet our capital requirements, we will have to raise additional funds. We may be unable to raise sufficient additional capital when we need it or to raise capital on favorable terms. The sale of equity or convertible debt securities in the future may be dilutive to our stockholders, and debt financing arrangements may require us to pledge some of our assets and enter into covenants that could restrict some of our business activities or our ability to incur further indebtedness and may contain other terms that are not favorable to us or our stockholders. If we are unable to obtain adequate funds on reasonable terms, we may be required to curtail operations significantly or to obtain funds by entering into financing agreements on unattractive terms.

Critical Accounting Policies and Estimates

Deferred Tax Valuation Allowance.  We believe sufficient uncertainties exist regarding the future realization of deferred tax assets, and, accordingly, a full valuation allowance is required, amounting to $2,501,533 at June 30, 2007. In subsequent periods, if and when we generate pre-tax income, a tax expense will not be recorded to the extent that the remaining valuation allowance can be used to offset that expense. Once a consistent pattern of pre-tax income is established or other events occur that indicate that the deferred tax assets will be realized, additional portions or all of the remaining valuation allowance will be reversed back to income. Should we generate pre-tax losses in subsequent periods, a tax benefit will not be recorded and the valuation allowance will be increased.

Stock-Based Compensation.  We measure the fair value of all stock-based awards, including stock options, on the grant date and record the fair value of these awards as compensation expense over the service period. The fair value is estimated using the Black-Scholes valuation model.

The fair value of each option grant has been estimated using assumptions as to risk-free interest rate, expected life, expected volatility and dividend yield.

Risk-free interest rate - This is the United States treasury rate for the day of the grant having a term approximating the expected life of the option. An increase in the risk-free interest rate will increase the fair value and the related compensation expense.

Expected life - This is the period of time over which the award is expected to remain outstanding and is based on management’s estimate, taking into consideration vesting term, contractual term, and historical lives. An increase in the expected life will increase the fair value and the related compensation expense.

Expected volatility - This is a measure of the amount by which the stock price has fluctuated or is expected to fluctuate. The average daily price volatility of the Small Cap Medical Equipment Index was used for the period corresponding to the expected life. An increase in the expected volatility life will increase the fair value and the related compensation expense.

Dividend yield - We have not made any dividend payments nor do we have plans to pay dividends in the foreseeable future. An increase in the dividend yield will decrease the fair value and the related compensation expense.

We make each of these assumptions based upon management’s estimates. However, if we were to make other assumptions, even though reasonable, our stock-based compensation costs could be materially different.

Recently Issued Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). SFAS 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We are currently assessing the impact of SFAS 159 on our financial position and results of operations.

Quantitative and Qualitative Disclosures about Market Risk

We do not use derivative financial instruments in our investment portfolio and have no foreign exchange contracts. Our financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities. Fluctuations in interest rates would not have a material impact on the fair value of these securities.

At June 30, 2007, we had $8,126,740 in cash and cash equivalents. For purposes of reporting cash flows, we consider all short-term interest bearing deposits with original maturities of three months or less to be cash equivalents. A hypothetical 10% increase or decrease in interest rates would not have a material impact on our earnings or losses, or the fair market value or cash flow from cash.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

DESCRIPTION OF BUSINESS

The Merger

We were incorporated under the laws of the State of Nevada on August 4, 2005. Prior to the Merger, our activities had been limited to our formation and the raising of equity capital.

On May 31, 2007, we entered into an agreement and plan of merger and reorganization with WaferGen Acquisition Corp., our wholly-owned Delaware subsidiary, and WaferGen. On that date, WaferGen Acquisition merged with and into WaferGen, with WaferGen remaining as the surviving corporation and our wholly-owned subsidiary.

Immediately following the closing of the Merger, under the terms of a split-off agreement, we transferred all of our pre-Merger operating assets and liabilities to our wholly-owned subsidiary, La Burbuja Leaseco, Inc., a Nevada corporation, and transferred all of its outstanding capital stock to our then-majority stockholder in exchange for cancellation of shares of our common stock held by that stockholder.

As a result of the Merger and the split off, we succeeded to the business of WaferGen as our sole line of business. Therefore, a discussion of our pre-Merger business is not pertinent.

Company Overview

WaferGen was incorporated in the State of Delaware on October 22, 2002. Our offices are located in Silicon Valley in Fremont, California. Since beginning operations in 2003, we have been seeking to develop novel products for cell biology and genetic analysis.

We intend to develop instruments and other commercial products to serve the genetic analysis segment of the life sciences industry. Pharmaceutical and biotech companies spent billions of dollars in 2006 for new drug discovery. We believe that many of these efforts seek new therapeutic drugs, and that much of this spending will be directed at developments at the molecular level for understanding the expression of specific segments of DNA 1  (or genes). The expression of a gene is fundamental in understanding many disease processes and hence, drug efficacy. For example, in the field of oncology greater understanding of gene expression by some types of cancerous cells has led to the discovery of specific disease biomarkers that allow clinicians more accurate diagnosis, prognosis and treatment options for their patients. Examples of drugs developed by others specifically targeting biomarkers include Herceptin, used in the treatment of breast cancer, and Gleevac, used in the treatment of chronic myelogenous leukemia. We also believe an era of personalized treatment providing options for patients with some malignancies will expand to other diseases. Researchers are targeting at the molecular level and are focusing attention and research budgets on research tools that help them to develop therapies for other highly prevalent disease states including heart and lung disease, arthritis and diabetes.

We currently produce and sell our SmartSlide System and we are developing a gene expression product, the SmartChip System. The SmartSlide System provides a controlled environment and physiological conditions for time lapse imaging studies, allowing researchers to characterize, differentiate and proliferate various cells, as well as providing optimal growth conditions for cells that are difficult to grow, such as stem and primary cells.

Our SmartChip System is planned to be an innovative tool to allow scientists, in a single step, to achieve greater sensitivity and accuracy in gene expression than present methods, allowing identification of the full spectrum of expressed genes (rather than only a portion thereof), with the ability to discriminate small changes in expression. The SmartChip System’s high density, rapid cycling configuration is expected to provide throughput levels that are expected to deliver clinical research and diagnostic solutions at a fraction of the time and cost currently afforded by existing competing systems.

The current market cost of real-time polymerase chain reaction (“real-time PCR”) 2 , which we believe researchers currently view as the “gold standard” for genetic analysis, is approximately $1.00 - $2.00 per data point. We believe that our development of the SmartChip System, which is designed to utilize real-time PCR, will cost approximately $0.03 per acquired data point.

1 DNA: (Deoxyribonucleic acid) - A polymeric molecule consisting of deoxyribonucleotide building blocks that in a double-stranded, double helical form is the genetic material of most organisms. cDNA: - a DNA complementary to a RNA, and synthesized from it in vitro by reverse transcription.

2 Polymerase Chain Reaction (PCR) - PCR is an enzymatic process to increase the number of copies of DNA for easier detection. RT-PCR chemistries allow for detection of the reaction in the early phase rather than the late phase of the reaction.

We believe our SmartChip System is also capable of achieving time-savings when compared to existing technologies. Research analyzing the whole genome utilizing currently available real-time PCR technology would take weeks to months. Our goal for design and development of our SmartChip System is to develop the ability to quantitatively analyze the whole genome with the performance of real-time PCR technology, which, if we succeed, could be as short as a single day, which would represent a significant advancement. In addition, our development of the SmartChip System seeks to allow 100,000 data points per chip, which could enable a large number of reactions to run in parallel, thus addressing the unmet needs of the clinical trial market. We believe today’s leading technologies are limited in throughput of 96-well, 384-well, or a single sample.

We expect the SmartChip System to utilize semi-conductor, optical and ink jet printing technologies, and novel, customized chemistries ready-built into the content-ready chip, which would facilitate experiments without the need for advanced preparation of the reagents. Based on these innovations, we expect the SmartChip System to set new standards in performance, throughput and cost-effectiveness to address the growing and emerging needs of the genetic analysis market (comprised of gene expression and genotyping studies). In addition to pharmaceutical companies, we expect end users to include academic institutions, and agricultural, environmental and governmental agencies.

According to research analysts and our own estimates, the genetic analysis market had approximately $2.4 billion in worldwide revenues in 2006. Overall growth for the market is forecast at a compound annual growth rate (CAGR) of 10-16% and global revenue is estimated to reach $5.0 billion by 2012.

We intend to employ a business model that generates revenue from the sale of both instruments and a recurring revenue stream from the sale of consumables, similar to the “razor and razor blade” business model.

We introduced our SmartSlide System during 2006 and made our first sales during October 2006. We generated $50,495 of revenue and $2,686,451 of net loss during 2006. The SmartChip System is in the development stage and we expect to incur significant additional costs completing development and commercializing this product. Although we have produced a working prototype, we have not produced a commercially available product or made any sales of our SmartChip System. Our sales of SmartSlide Systems have been sold to several leading research institutions including Abbott Labs, NASA, Harvard University, The Mayo Clinic, Memorial Sloan-Kettering, UCLA, University of Southern California, VA Medical Center, University of California at Davis, University of North Texas, Eisai Research, and the University of Georgia.

Technology Overview

Genes are segments of DNA that carry separate information packets of the genome. Gene expression profiles are used to provide information on roughly 30,000 genes within the human genome. Life sciences researchers use gene expression analysis to study the differential expression of genes in normal versus disease states. The permanent DNA sequence in each human cell is transcribed or copied into RNA (combinations of nucleic acids) 3  which is then translated into functional proteins. In disease, gene expression profiles may demonstrate the over or under-expression of genes. There are two technologies used to measure gene expression: microarray and real-time PCR.

3    RNA: (Ribonucleic acid) - A polymeric molecule consisting of ribonucleotide building blocks. The three major types in cells are ribosomal RNA (rRNA), transfer RNA (tRNA), and messenger RNA (mRNA), each of which performs an essential role in protein synthesis. RNAi is RNA interference that helps regulate turning genes on and off.

Microarrays consist of different nucleic acid probes that are chemically attached to a surface, such as a microchip, glass slide, or a bead. Microarrays are based upon hybridization technology to detect the presence of a specific gene sequence and to analyze genetic information. DNA and RNA are made of defined nucleic acid sequences that bind to unique complementary sequences to form a hybrid. This binding of single strands of DNA or RNA to form double-stranded DNA or RNA is termed hybridization. Scientists utilize the hybridization phenomenon to measure the amount of expression or presence of a gene in a particular sample.

Microarrays have limited sensitivity, accuracy and dynamic range. Human genes are expressed across a wide range, with most species of RNA being present in less than 100 copies. The dynamic range of microarrays is estimated to be less than the wide range, and thus microarrays are unable to detect a 2 fold difference at lower expression levels, capturing only 20-40% of the expressed genes. Consequently, one obtains only a partial view of the expression profile when utilizing microarrays. These overlooked genes may be important in a particular disease state (limited sensitivity). As a consequence of these limitations, the discovery of genes identified by microarray technology requires further validation using real-time PCR.

The second technology, real-time PCR, represents a sensitive and accurate method to measure gene expression. Traditional PCR is an enzymatic process to increase the number of DNA copies for easier detection. Real-time PCR permits quantitative analysis, rather than just a qualitative yes/no. In many cases it is important to determine the number of DNA copies in a given sample. Furthermore, real-time PCR chemistries allow for the detection in the early phase, rather than the later phase of these reactions, thereby decreasing process time and increasing accuracy. Because it does not measure thousands of genes simultaneously (like a microarray analysis), real-time PCR has low throughput and relatively high cost, making it unfeasible for whole genome analysis or for very high throughput studies. Thus, in practice, researchers typically first use microarray to identify which genes are over or under-expressed in the whole genome and then apply real-time PCR to a specific set of those genes to accurately quantify gene expression.

We believe our SmartChip System, assuming successful development and commercialization, would combine the best of both existing technologies - whole genome analysis enabled by microarrays with the sensitivity and accuracy of real-time PCR. Our SmartChip System is intended to be able to incorporate pico-liter (one-trillionth of a liter) dispensing into a 100,000 well chip that will allow for real-time PCR analysis of the entire human genome in triplicate. The high volume characteristic of the 100,000 well design is expected to deliver high throughput data enabled by virtue of extremely small sample sizes. Our SmartChip chips are designed with evaporation control measures that allow for the use of nano-liter (one-billionth of a liter) volumes, fast thermal cycling, and temperature control. Our software system is being developed to also analyze the high throughput data after the completion of the real-time PCR analysis. The user friendly, content-ready SmartChip System, is being designed to be able to accept samples out of the box, incorporating nearly all necessary substrates and chemicals.

The SmartChip System is being engineered to deliver superior performance with the combination of high sensitivity and high throughput on a single chip, enabling scientists to rapidly view a large dynamic range of the expressed genes of the human genome. The genetic analysis using the SmartChip System is expected to require one day versus what would currently take days to weeks to complete utilizing existing genetic analysis systems. As more clinical studies are carried out using validated gene sets, we believe the market will require, and demand, higher throughput solutions to process large numbers of clinical samples. Today’s solutions typically allow only one chip per patient or, in the case of real-time PCR, a few genes per patient. We believe that we can solve these problems.

The following table outlines benefits we believe could be realized from the use of a SmartChip System compared to our estimates of the microarray and real-time PCR technologies in use today.

Competition

We believe the primary industry competitors in the markets in which we plan to enter and compete are Applied Biosystems (“ABI,” which is a division of Applera Corporation), Affymetrix, Inc. and Illumina, Inc. Other companies known to be currently serving the genetic analysis market include Agilent Technologies, Inc., GE Healthcare (a business segment of General Electric Company), Bio-Rad Laboratories, Inc., Stratagene Corporation, Eppendorf AG, Beckman Coulter, Inc. and F. Hoffmann-La Roche & Co. Minor players include NimbleGen Systems, Inc., Fluidigm Corporation and BioTrove, Inc. The marketplace for gene expression technologies is highly competitive, with many of the major players already controlling significant market share, many of which have significantly greater financial, technology and other resources than we do. Affymetrix is the leader in microarrays for whole genome analysis and ABI is the market leader for real-time PCR. We believe gene expression is a growing market and performance-driven by the need for better solutions to solve scientific challenges. These established competitors could compete with us by developing new products similar to our SmartChip System. Even though we believe that we have created a unique solution, this does not mean that our competitors will not develop effective products to compete with our products.

Some new competitors, such as Biotrove and Fluidigm, have recently began offering instrument-only solutions. These companies have micro-channel based technologies that offer throughput of 6,000 to 10,000 assays per instrument.

Products

SmartChip System

We designed our SmartChip System as an integrated instrument capable of thermal cycling, real-time detection with pico-liter dispensing capabilities and software for control and analysis. The product, upon completion, will be available with content-ready chips for gene expression and genotyping analysis.

We intend that our SmartChip System will be a wafer containing up to 100,000 nano-wells. We are planning for two versions of the chip:

•	A high-throughput 100,000 well version with externalized electronics; and

•	A smaller well array version for diagnostic applications (possibly 1536-wells).

We are designing the prototype SmartChip System to maintain control over the conditions in individual wells by using advanced electronics in each well of the chip. Each well will have its own temperature controllers, real-time feedback detectors and sophisticated readout options. This compact system is intended to allow for the use of very small reaction volumes, which are dispensed using an integrated pico-liter dispenser, while improving detection sensitivity and assuring uniformity across the chip.

We expect the SmartChip System to perform quantitative gene expression and genotyping assays on whole genomes at a competitive price (3.3 cents per acquired data point compared to $1-2 per data point for current real-time PCR assays). We expect this system to have the ability to perform genome-wide nano-volume (100 nl) real-time PCR assays in triplicates, performed in minutes using pre-fabricated real-time PCR chips. We expect the system to have superior performance for a whole genome or high-throughput system and a dynamic range of 6 logs for gene expression with high sensitivity.

Some of the key challenges that are addressed with the SmartChip System are multi-head pico-liter dispensing, evaporation control, sealing, scalability, fast thermal cycling, temperature control and optimized chemistry.

To date, we have implemented prototypes of the diagnostic chip (5 wells by 5 wells) and the whole genome chip. With these prototypes, we have demonstrated our ability to perform several key steps required in a commercial version of the SmartChip System including fast thermal cycling. This requires the ability to seal, which we have also demonstrated. We have also completed 100 pico-liter dispensing with evaporation control. To date, we have not developed the commercial version of the pico-liter dispenser, chips, the required assays contained in the individual wells of the content-ready chip, and development and integration of the analysis software. Some of the milestones that we have yet to achieve prior to launching the SmartChip System are specified in the SmartChip System Milestones Chart.

Market Opportunities - The SmartChip System Product Potential

Sequencing of the human genome has led to a new healthcare paradigm where disease is understood at the molecular level, allowing the potential for a patient to be diagnosed according to genetic information and treated with drugs designed to work on specific molecular targets. This has led to the need for accurate, highly sensitive, high throughput gene expression data by researchers, clinicians and pharmaceutical companies. We believe the SmartChip System, with its advantages of higher throughput, lower cost, superior sensitivity, and accuracy will make these multiple market applications a practical reality.

We believe the SmartChip System will become the technology of choice in both research and clinical settings.

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Biomarker Discovery. Identification of new targets (biomarkers) for drugs can be identified through the analysis of gene profile expression in diseased cells. Potential applications include disease states such as diabetes, arthritis, and some commonly occurring cancers.

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Drug Validation and Optimization. Genetic analysis is being used to determine the likely toxicity (toxicogenomics) and the likelihood of therapeutic response to a specific genetic profile (pharmacogenomics). Recently issued FDA guidance   calls for drug companies to voluntarily submit pharmacogenomic data to support their drug development programs.

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Drug Response Monitoring. Patient outcomes can be improved by evaluation of a proposed drug’s potency and specificity in order to determine individualized patient dosing, thereby decreasing adverse drug reactions, and improving drug efficacy.

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Detection of Rare Mutations. The Cancer Genome Project is using the human genome sequence and high throughput mutation detection techniques to identify somatically acquired sequence variants/mutations and hence identify genes critical in the development of human cancers.

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Molecular Diagnostics. The creation of diagnostic studies that identify the genetic signatures of disease-associated genes at the molecular level will allow clinicians to predict likelihood of disease occurrence, to customize treatment protocols according to the patient’s genetic profile, and to target patient populations at higher risk for specific diseases. In addition molecular diagnostics will also allow for selection of the right drug for the right patient by determining the patient’s genotype and predicting response to therapy.

Target/Biomarker Discovery and Validation: Gene expression patterns (biomarkers) related to specific diseases are becoming increasingly important in drug development. Comparison of gene expression patterns between normal and diseased patients or expression profiles in the presence or absence of drugs leads to discovery of genes or a set of genes that can be used in drug development. This requires monitoring of tens, hundreds or thousands of mRNAs (messenger RNAs) in large numbers. A typical genetic analysis currently involves the use of microarrays to identify genes, which are either over-expressed or under-expressed in a small subset of patients. After detailed bioinformatics analysis, a number of differentially expressed genes (2 to 200) are evaluated using real-time PCR in a different subset of patients (50 to 100). The differentially expressed genes in this patient cohort are then validated using a larger patient group. This sequential process may take from many months to a few years to complete using currently available techniques.

The limitation in today’s gene expression studies is the use of microarrays as a starting point for discovery, which only provides a partial glimpse of the expression profile. Real-time PCR techniques, which offer significantly increased sensitivity, are limited in throughput and are cost prohibitive for whole genome analysis. It would cost in excess of $100,000 per analysis (assuming $1/assay plus reference plus triplicates) to study even a single whole genome (30,000 genes) sample and will take many months to complete this study.   Biomarker investigation requires multiples of these analyses to confirm discovery.

Drug Development and Clinical Trial Validation: Clinical trials are the most expensive phase for pharmaceutical drug development. The use of gene expression and genotyping is becoming critical to identify a safe drug (toxicogenomics) for the right patient population (pharmacogenomics). Once a set of genes (biomarker) is identified they are used in numerous samples in clinical trials for pattern recognition and toxicity profiling. Similarly, loci of single nucleotide mismatches/polyphormisms (SNPs) involved in disease variation and metabolism are also being utilized in clinical trials to understand disease predisposition, requiring thousands of samples to be analyzed.

Recently, the FDA has asked for voluntary data submission utilizing these genetic approaches in clinical trials. This has created a need for reliable, high-throughput, cost-effective technologies. Today’s hybridization based techniques can process only one sample at a time. Thus, for a clinical trial of 1,000 patients, one would need to use 1,000 chips. Other PCR-based techniques typically process 96 to 384 samples per run, which is generally not sufficient to meet the needs of a set of genes and SNPs for thousands of patients. We believe our SmartChip System will offer up to 100,000 data points per chip and will be well-suited to meet the high throughput needs of clinical trials. In addition, when performing gene expression studies with many competing technologies, the researcher is typically limited to the amount of the biological sample to prepare RNA. We also believe our technology can be easily scaled to meet future higher-throughput needs.

Drug Response Monitoring: In addition to studying gene expression, genotyping measures genetic variation in the DNA. Sometimes it is not a single variation but the combination of these sequence differences that may lead to a disease state or a response to a specific therapy. For this reason, researchers look at patterns of these variations in a large number of healthy and affected patients in order to correlate SNPs with specific disease. Large-scale genotyping studies are being conducted in various genome centers around the world, driven by available research funds, resulting in the greater demand for cost effective high throughput solutions.

Detection of Rare Mutations: The Cancer Genome Project’s DNA sequencing of patients’ tumors is underway and is rapidly defining cancer-causing mutations. Today, this is accomplished by using hybridization approaches which are unable to detect rare somatic mutations. These techniques require the use of more sensitive methods like PCR and require genotyping of many samples (50 - 500). We intend to use allele specific PCR with the SmartChip System to enable genotyping at multiple sites in multiple samples, as well as to provide a robust solution for detecting rare mutations. Current allele-selective PCR is able to reliably genotype SNPs (germ-line) and also reliably detect minority (somatic) mutations at 1/100 to 1/10,000 mutations.

Future Applications: From Research to Diagnostics: New biomarkers for gene expression and genotyping are eventually expected to become essential for practicing physicians to identify the right drug for the right patients and lead to new ways of diagnosing and monitoring diseases. Biomarkers and platforms that are being used in clinical trials for a particular therapy are expected to become standard for molecular diagnostics. This market is still in its early development.

Sales and Marketing

We utilize a seasoned life sciences marketing team and WaferGen-employed direct sales and application support personnel. In 2007, we expect to increase our sales and support for selling the SmartSlide System. We are in the process of identifying life sciences distributors to sell and support our product line in Europe and the Far East.

Research and Development

We must conduct a substantial amount of additional research and development before some of our products will be ready for sale. Our research and development expenses consist primarily of salaries and other personnel-related expenses, laboratory supplies and other expenses related to the design, development, testing and enhancement of our products. Our research and development expenses were $1,489,994 for the nine months ended September 30, 2007 and $1,624,237 and $954,962 for the years ended December 31, 2006 and 2005, respectively. We expect our research and development expenses to increase in absolute dollars as we expand our product base.

Seasonality

We do not have sufficient product history to determine seasonality with a high degree of confidence. It is expected that customers’ purchasing patterns will not show significant seasonal variation, although demand for our products may be lowest in the first quarter of the calendar year and highest in the fourth quarter of the calendar year as pharmaceutical and academic customers typically spend unused budget allocations before the end of the fiscal year.

Intellectual Property and Other Proprietary Rights

We intend to pursue an intellectual property portfolio. We have filed a number of United States and international patent applications covering our products, methodologies, integration and applications. In addition, we have an exclusive, perpetual and worldwide license under PCR patents from Delft University of Technology, Netherlands. In connection with the granting of this license, Delft University received 300,000 shares of WaferGen common stock and will receive a royalty of a percentage of the revenue on sales of chip derived from the patent. In addition to our patents, we rely on trade secrets, know-how, and copyright and trademark protection. Our success may depend on our ability to protect our intellectual property rights.

Government Regulation / Environmental Matters

We are subject to a variety of federal, state and municipal environmental and safety laws based on our use of hazardous materials in both our manufacturing and research and development operations. We believe that we are in material compliance with applicable environmental laws and regulations. If we cause contamination to the environment, intentionally or unintentionally, we could be responsible for damages related to the clean-up of the contamination or individual injury caused by the contamination. We cannot predict how changes in the laws and regulations will impact how we conduct our business operations in the future or whether the costs of compliance will increase in the future. We expect hazardous waste generated as a result of chemicals used for development of our products to be less than 1% of the overall research and development costs.

We do not expect regulation by governmental authorities in the United States and other countries to be a significant factor in the manufacturing, labeling, distribution and marketing of our products and systems.

Employees

We have assembled a team of scientists, engineers and business managers to support our product development and commercialization activities. Their efforts will continue to focus on selling, improving and refining our core technologies, including our SmartSlide System and our SmartChip System products. We currently have 21 full-time employees. None of our employees is covered by a collective bargaining agreement or is represented by a labor union. We consider our employee relations to be good. We believe that our future success will depend, in part, on our continued ability to attract, hire and retain qualified personnel.

Description of Property

Our principal executive offices are located at Bayside Technology Center, 46531 Fremont Blvd., Fremont, California 94538, and our telephone number is (510) 651-4450. Our principal administrative and laboratory facility totals approximately 11,222 square feet and is located in Fremont, California. We currently lease these facilities for $2,409 per month, which increases during the term of the lease up to $11,905 per month. The term of the lease expires on March 31, 2010. We do not invest in real estate or real estate interests.

Legal Proceedings

From time to time we may be involved in claims arising in the ordinary course of business. To our knowledge, no legal proceedings, government actions, administrative actions, investigations or claims are currently pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

We anticipate that we will expend significant financial and managerial resources to the defense of our intellectual property rights in the future if we believe that our rights have been infringed. We also anticipate that we will expend significant financial and managerial resources to defend against claims that our products and services infringe upon the intellectual property rights of third parties.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below is information regarding our directors, executive officers and key personnel.

Name	Age	Position
Alnoor Shivji	51	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)
Victor Joseph	55	Chief Technical Officer, Secretary and Director
Amjad Huda	47	Chief Financial Officer, Treasurer and Director (Principal Financial Officer)
Terry W. Osborn	64	Chief Operating Officer
David Gelfand	63	Chief Scientific Officer
Mona Chadha	47	Vice President - Marketing, Corporate Communications and Business Development
Raymond Dean Hautamaki	44	Director
Makoto Kaneshiro	49	Director
Joel Kanter	51	Director

Our directors and officers hold office until the earlier of their death, resignation, or removal or until their successors have been duly elected and qualified. Our officers are appointed by the board of directors and serve at the discretion of the board. There are no family relationships among our directors and executive officers. Alnoor Shivji, Victor Joseph, Amjad Huda and Makoto Kaneshiro were former directors of WaferGen and became our executive officers and directors, as indicated below, following the Merger. Raymond Dean Hautamaki was appointed to serve as a director on the closing date of the Merger, and Joel Kanter was appointed to serve as a director on June 12, 2007. Terry W. Olson served as Chief Operating Officer, David Gelfand served as Chief Scientific Officer and Mona Chadha served as Vice President, Marketing and Business Development of WaferGen prior to the Merger, and they retained those same positions as officers of our company following the Merger.

Alnoor Shivji , Chief Executive Officer, President and Chairman of the Board. Mr. Shivji has served as our Chief Executive Officer, President and Chairman of the Board since the closing of the Merger. He is a co-founder of WaferGen and has served as its Chief Executive Officer and President since April 1, 2003, and as Chairman of the Board since October 2002. Between December 2003 and July 2006, he was also the Investment Director at VPSA, Inc. in Paris, France, and between October 2001 and February 2002, he was the President and CEO of Redwave Networks, Inc. From April 2001 to August 2001, Mr. Shivji was President of Metro Switching Division of Ciena Corp. Between August 1998 and March 2001, he was the Founder, President and CEO of Cyras Systems. He co-founded Fiberlane Communications, Inc. and was President of Fiberlane Communications (Canada), Inc. from December 1996 to April 1998. Mr. Shivji also co-founded Osiware, an enterprise software company sold to Infonet Services Corporation, which was later bought by BT Group plc. Currently, he is a General Partner with Global Asset Capital, a venture capital firm with which he has been associated since March 2002, and has a long history advising and investing in Silicon Valley startups. Mr. Shivji has a Bachelor of Science degree from University of British Columbia.

Victor Joseph , Chief Technical Officer, Secretary and Director. Mr. Joseph has served as our Chief Technical Officer, Secretary and a director since the closing of the Merger. He is a co-founder of WaferGen and has served as its Chief Technical Officer and Secretary since April 1, 2003, and as a director since October 2002. Mr. Joseph has over 20 years of experience working in research and development, manufacturing, consulting and management in a variety of industries including Semiconductor IC, inkjet, personal computers, optical communication, disk drives and specialty chemicals. Between April 2001 and March 2003, he was the Vice President of the Switching Products Group of Avrio Technologies. From January 2000 to April 2001, he was a Technology Assessment Manager with Cisco Systems, Inc. and served as a Senior Business Development Manager and Senior Engineer with Hewlett-Packard Company between November 1993 and January 2000. Throughout his career, Mr. Joseph has maintained his intellectual property through patents, of which he currently holds three in inkjet technology, one in fiber optic switch technology, one in integrated biochip technology and seven in-house pending patents. He holds a Masters of Science in Industrial Engineering/Operations Research from the University of Toronto and a Bachelor of Science in Chemical Engineering from REC Warangal, India.

Amjad Huda , Chief Financial Officer, Treasurer and Director. Mr. Huda has served as our Chief Financial Officer, Treasurer and a director since the closing of the Merger. He is a co-founder of WaferGen and has served as its Chief Financial Officer and Treasurer since January 1, 2004, and as a director since October 2002. In addition to his role as the Chief Financial Officer, he served as WaferGen’s Chief Operations Officer from January 2004 to February 2007. Between September 1997 and December 2003, he worked for Nortel Networks Corporation in its international research and development operations. Between September 1995 and September 1997, Mr. Huda worked for KPMG, LLP; between March 1991 and August 1995, Mr. Huda worked for Coopers & Lybrand (now PriceWaterhouseCoopers); and between September 1985 and February 1991, Mr. Huda worked for General Foods (now Kraft Foods, Inc.). Mr. Huda holds a Bachelor of Science in Industrial Engineering from St. Cloud State University and an MBA in Finance from Golden Gate University.

Terry W. Osborn , Chief Operating Officer. Dr. Osborn has served as our Chief Operating Officer since the closing of the Merger. He joined WaferGen in July 2006 as a consultant and became its Chief Operating Officer in February 2007. Between October 2002 and December 2005, Dr. Osborn was the Chief Executive Officer of Gene Express, leading that company from its initial development, commercialization and growth activities through the launch of its first “genomic biomarker” product to blue-chip pharmaceutical customers, while concurrently securing new capital funding. From October 1999 to February 2002, Dr. Osborn was the Chief Executive Officer of Pharmaceutical Development Center. Before that, from 1993 to 1998, he was co-founder and Chief Executive Officer of Health Advance Institute - Medical Research Centers. Between 1988 and 1993, he held three executive positions with the last one being Vice President and General Manager at the Nichols Institute. Prior to that time, Dr. Osborn gained his research and development, clinical research and business development experience with American Hospital Supply Corp. and Eli Lilly and Company. He serves on the board of directors of Advanced Life Sciences Holdings, Inc. (NASDAQ:ADLS), and holds a Ph.D. in Biochemistry from University of California, Riverside and an MBA from Pepperdine University.

David Gelfand , Chief Scientific Officer. Dr. Gelfand has served as our Chief Scientific Officer since the closing of the Merger. He joined WaferGen in February 2007 as Chief Scientific Officer. Between October 2005 and August 2006, Dr. Gelfand worked as a consultant in the fields of molecular diagnostics, nucleic acid amplification, DNA sequencing and genotyping. From December 1991 to October 2005, Dr. Gelfand worked for Roche Molecular Systems, Inc., performing in vitro molecular diagnostics tests, discovery research and development for molecular research reagents. While at Roche Molecular Systems, Inc., Dr. Gelfand was vice president of the discovery research division and a director of the program in core research. He received his Ph.D. in Biology from University of California, San Diego.

Mona Chadha , Vice President, Marketing and Business Development. Ms. Chadha has served as our Vice President of Marketing, Corporate Communications and Business Development since the closing of the Merger. She joined WaferGen in July 2006 as its Vice President, Marketing and Business Development. Ms. Chadha has over 15 years of experience in global product commercialization for leading biotechnology companies. From July 2003 through June 2006, she was the Associate Director of Technology Marketing at Nektar Therapeutics, where she led the company’s repositioning and branding efforts and co-marketing of inhaled insulin. She spent nine years with Applied Biosystems Group (Applera Corporation), from 1993 through 2001, in multiple top tier jobs, including Product Manager, Senior Product Manager and Product Line Manager. Before joining Applied Biosystems, she was with CLONTECH Laboratories, Inc. during 1992 and 1993 as product manager and worked between 1988 and 1992 at Pharmacia LKB Biotechnology, Inc. as a Technical Specialist and Marketing Applications Specialist. She holds a double Masters degree in Cell Biology and Anatomy from Columbia University and Microbiology from India and completed the Executive Marketing Management Certificate Program at Stanford University.

Raymond Dean Hautamaki , Director. Dr. Hautamaki has served as our director since the closing of the Merger. Dr. Hautamaki is a practicing physician and since January 2005 has been the Assistant Clinical Professor of Medicine at the Florida State University College of Medicine in Tallahassee, Florida. From September 2003 to December 2005, Dr. Hautamaki was the Chairman of the Department of Medicine at Sarasota Memorial Hospital in Sarasota, Florida. From September 1997 through December 2005, he was a partner at Lung Associates of Sarasota in Sarasota, Florida. Dr. Hautamaki has authored over 12 papers and presented in several conferences.

Makoto Kaneshiro , Director. Mr. Kaneshiro has served as our director since the closing of the Merger. He has served as a director of WaferGen since March 2005. Mr. Kaneshiro is the Executive Director of Overseas Investment for CSK Venture Capital Co., Ltd., where he has been since 2001. Previously, Mr. Kaneshiro was executive vice president of Sega.com and Sega of America. Before Sega, he was with the business development and corporate planning team of Sony Corporation of America. From 2003 to 2004, Mr. Kaneshiro was a member of the board of directors of Sega Corporation and is currently a managing director of CSK Institute for Sustainability. He holds an MBA from Yale University.

Joel Kanter , Director. Mr. Kanter has served as our director since June 12, 2007. Mr. Kanter has served as President of Windy City, Inc., a privately held investment firm, since July 1986. Mr. Kanter has also served as President and Secretary of Echo Healthcare Acquisition Corp. since June 2006. Mr. Kanter currently serves on the board of directors of each of the following public companies: Aquamatrix, Inc.; Echo Healthcare Acquisition Corp.; I-Flow Corporation; Magna-Lab Inc.; Modigene Inc.; Nesco Industries, Inc.; and Prospect Medical Holdings, Inc., as well as a number of private concerns. Mr. Kanter served on the board of Encore Medical Corporation prior to its going-private transaction in November 2006. Mr. Kanter has a B.A. in political science and a B.S. in psychology from Tulane University.

Board of Directors and Corporate Governance

Upon the closing of the Merger, Matthew Markin and Maria Maribel Jaramillo De La O, the members of our board of directors at that time, resigned and simultaneously a new board of directors was appointed. The new board of directors consists of four members designated by WaferGen, (Messrs. Shivji, Joseph, Huda and Kaneshiro), and Dr. Hautamaki and Mr. Kanter.

Board Independence and Committees

We are not currently listed on any national securities exchange or in an inter-dealer quotation system that has a requirement that the Board of Directors be independent. However, in evaluating the independence of its members and the composition of the committees of the Board of Directors, the Board utilizes the definition of “independence” as that term is defined by applicable listing standards of the Nasdaq Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Messrs. Kaneshiro and Kanter and Dr. Hautamaki qualify as “independent” directors, as that term is defined by applicable listing standards of The Nasdaq Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Our board of directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-B under the Securities Act.

The Board of Directors expects to continue to evaluate its independence standards and whether and to what extent the composition of the Board and its committees meets those standards. We intend to appoint persons to the Board and committees of the Board as required to meet the corporate governance requirements imposed by a national securities exchange.

Additionally, we plan to form an audit committee, a corporate governance committee and a compensation committee, and to adopt charters relative to these committees, in the near future. Until that time, the entire board will continue to perform the duties of the audit committee, the corporate governance committee and the compensation committee, which means that directors who are executive officers will be involved in these matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of November 30, 2007 by (1) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of common stock, (2) each of our directors and named executive officers, and (3) all of our directors and executive officers as a group. Shares of our common stock subject to options, warrants or other rights currently exercisable or exercisable within 60 days of November 30, 2007 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding those options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o WaferGen Bio-systems, Inc., Bayside Technology Center, 46531 Fremont Blvd., Fremont, California 94538.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned(1)
5% Owners:
Laffin Ventures Corporation	1,801,056	(2)	7.7%
YA Global Investments, L.P.	1,733,333	(3)	7.3%
The Shivji Family Trust dtd June 12, 2000	1,691,607	(4)	7.2%
CSK-VC Life Science Investment Fund LP	1,690,610	(5)	7.3%

Directors and Executive Officers:
Alnoor Shivji	3,436,392	(6)	14.6%
Victor Joseph	983,418	(7)	4.2%
Amjad Huda	983,418	(7)	4.2%
Joel Kanter	97,500	(8)	*
Raymond Dean Hautamaki	93,333	(9)	*
Makoto Kaneshiro	60,741	(10)	*
David Gelfand	40,387	(11)	*
Mona Chadha	27,783	(12)	*
Terry W. Osborn	25,891	(13)	*

Directors and Executive Officers as a Group (9 persons)	5,748,863	(6)-(13)	23.9%

* Less than 1%

(1)	Based on 23,217,846 shares of our common stock issued and outstanding as of November 30, 2007.

(2)
Includes 200,000 shares of common stock issuable upon the exercise of currently exercisable warrants. Mark Tompkins has the power to vote and dispose of the shares being registered on behalf of Laffin Ventures Corporation. Its address is 488 Madison Avenue, New York, NY 10022.

(3)
Includes 400,000 shares of common stock issuable upon the exercise of currently exercisable warrants. Mark Angelo has the power to vote and dispose of the shares held by YA Global Investments, L.P. (formerly known as Cornell Capital Partners, L.P.). Its address is 101 Hudson Street, Suite 3700, Jersey City, NJ 07302.

(4)
Includes 150,000 shares of common stock issuable upon the exercise of currently exercisable warrants. Excludes 54,821 shares of common stock that are being held in escrow for two years in connection with the Merger, and over which The Shivji Family Trust dtd June 12, 2000 does not currently have voting or dispositive power. Alnoor Shivji and his wife, Mariam Shivji, are the co-trustees of The Shivji Trust. Its address is 692 Hillcrest Terrace, Fremont, CA 94539.  See footnote (6).

(5)
Includes 50,000 shares of common stock issuable upon the exercise of currently exercisable warrants. Excludes 77,576 shares of common stock that are being held in escrow for two years in connection with the Merger, and over which CSK-VC Life Science Investment Fund does not currently have voting or dispositive power. Hiromichi Tabata has the power to vote and dispose of the shares being registered on behalf of CSK-VC Life Science Investment Fund. Its address is 5th Floor, Riviera Minami Aoyama Building, 3-3-3, Minami-Aoyama, Minato-Ku, Tokyo 107-0062 Japan.

(6)
Includes (i) 115,442 shares of common stock issuable upon the exercise of currently exercisable warrants, (ii) 27,778 shares of common stock issuable upon the exercise of options that are exercisable within 60 days, (iii) 1,541,607 shares of common stock held by The Shivji Trust and (iv) 150,000 shares of common stock issuable upon the exercise of currently exercisable warrants held by The Shivji Trust. Mr. Shivji and his wife, Mariam Shivji, are the co-trustees of The Shivji Trust. Mr. Shivji disclaims beneficial ownership of the securities held by The Shivji Trust, except to the extent he has a pecuniary interest therein. Includes an aggregate of 410,726 shares of common stock that are being held in escrow for two years in connection with the Merger, and over which Mr. Shivji currently has voting but not dispositive power pursuant to an escrow agreement among WGBS, Mr. Shivji and Gottbetter & Partners, LLP, as escrow agent. Mr. Shivji disclaims beneficial ownership of the shares held in escrow, except to the extent he has a pecuniary interest therein. Does not include options to purchase 138,888 shares of common stock that are not exercisable within 60 days.

(7)
Includes 162,757 shares of common stock issuable upon the exercise of options that are exercisable within 60 days. Does not include options to purchase 138,889 shares of common stock that are not exercisable within 60 days. Also excludes 43,193 shares of common stock that are being held in escrow for two years in connection with the Merger, and over which the stockholder does not currently have voting or dispositive power.

(8)
Consists of (i) 75,000 shares of common stock held by the Kanter Family Foundation and (ii) 22,500 shares of common stock issuable upon exercise of currently exercisable warrants held by the Kanter Family Foundation. Joel Kanter and his brother, Joshua Kanter, have voting and dispositive power over all of the securities held by the Kanter Family Foundation. Mr. Kanter disclaims beneficial ownership of the securities held by the Kanter Family Foundation, except to the extent he has a pecuniary interest therein.

(9)
Consists of (i) 25,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days, (ii) 58,333 shares of common stock held by Cojack Investment Opportunities, LLC (Cojack) and (iii) 10,000 shares of common stock issuable upon the exercise of currently exercisable warrants held by Cojack. Mr. Hautamaki has voting and dispositive power over the securities held by Cojack. Does not include options to purchase 125,000 shares of common stock that are not exercisable within 60 days.

(10)
Consists of 60,741 shares of common stock issuable upon the exercise of options that are exercisable within 60 days. Does not include options to purchase 58,041 shares of common stock that are not exercisable within 60 days.

(11)
Includes 25,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days. Does not include options to purchase 125,000 shares of common stock that are not exercisable within 60 days. Also excludes 810 shares of common stock that are being held in escrow for two years in connection with the Merger, and over which Mr. Gelfand does not currently have voting or dispositive power.

(12)
Consists of 27,783 shares of common stock issuable upon the exercise of options that are exercisable within 60 days. Does not include options to purchase 42,406 shares of common stock that are not exercisable within 60 days.

(13)
Consists of 25,891 shares of common stock issuable upon the exercise of options that are exercisable within 60 days. Does not include options to purchase 124,109 shares of common stock that are not exercisable within 60 days.

EXECUTIVE COMPENSATION

The following table summarizes the compensation paid by us in each of the last two completed fiscal years for our principal executive officer, the two most highly compensated executive officers who received annual compensation in excess of $100,000 and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at the end of our fiscal year. These officers are referred to herein as our “Named Executive Officers.”

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary		Bonus		Option Awards		Total
		($)		($)		($)		($)
Alnoor Shivji	2006	$200,000		$50,000	(2)	$575,450	(3)	$825,450
Chief Executive Officer	2005	$183,333	(1)	0		0		$183,333

Victor Joseph	2006	$200,000		50,000	(2)	$0		$250,000
Chief Technology Officer	2005	183,333	(1)	0		0		183,333

Amjad Huda	2006	$200,000		$50,000	(2)	$0		$250,000
Chief Financial Officer	2005	$183,333	(1)	0		0		$183,333

(1)	Annual salary of $200,000 commenced on February 25, 2005, the date of executive officer’s employment agreement with WaferGen.

(2)	Bonus was earned in 2006 but was paid in 2007.

(3)
The value of the stock option awards granted has been computed in accordance with Statement of Financial Accounting Standards (SFAS) No. 123R, “Share-Based Payment,” which requires that we recognize as compensation expense the value of all stock-based awards, but disregarding estimates of forfeiture. Represents the value of an option issued to Mr. Shivji as a replacement for a warrant to purchase 471,698 shares of WaferGen’s Series A Preferred Stock at a purchase price of $0.14 per share. For more information, see Note 2 to the Consolidated Financial Statements.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2006, there were no outstanding equity awards held by executive officers of either WaferGen or WGBS, other than an option issued to Alnoor Shivji as a replacement for a warrant to purchase 471,698 shares of WaferGen’s Series A Preferred Stock at a purchase price of $0.14 per share. On February 7, 2007, Mr. Shivji exercised the option and received 471,698 shares of WaferGen Series A Preferred Stock for aggregate consideration of $66,037.

Agreements with Executive Officers

Alnoor Shivji

We have entered into an employment agreement with Alnoor Shivji to serve as our Chairman and Chief Executive Officer, for renewable one year terms. Pursuant to this employment agreement, since June 1, 2007, Mr. Shivji receives an annual base salary of $250,000, subject to annual reviews by our compensation committee, or if we do not have a compensation committee, by our board of directors. Mr. Shivji is also entitled to a performance-based bonus of up to 25% of his salary. Upon execution of his employment agreement, we granted Mr. Shivji an option to purchase 166,666 shares of our common stock at an exercise price of $1.50 per share, which option vests in equal monthly installments over four years . If we terminate Mr. Shivji’s employment without cause or if Mr. Shivji resigns for good reason, we will pay Mr. Shivji his then current annual base salary for one year, payable in accordance with standard payroll procedures, any earned but unpaid base salary, any unpaid pro rata annual bonus and any amounts necessary to reimburse Mr. Shivji for employment related expenses and for unused, but accrued, vacation days. Our failure to renew this agreement for any subsequent one-year term will be deemed to be a termination without cause. This agreement prohibits Mr. Shivji from competing with us for the greater of (i) one year after the termination of his employment or (ii) the length of time Mr. Shivji receives severance payments from us.

Amjad Huda

We have entered into an employment agreement with Amjad Huda to serve as our Chief Financial Officer and Treasurer, for renewable one year terms. Pursuant to this employment agreement, since June 1, 2007, Mr. Huda receives an annual base salary of $250,000, subject to annual reviews by our compensation committee, or if we do not have a compensation committee, by our board of directors. Mr. Huda is also entitled to a performance-based bonus of up to 25% of his salary. Upon execution of his employment agreement, we granted Mr. Huda an option to purchase 166,667 shares of our common stock at an exercise price of $1.50 per share, which option vests in equal monthly installments over four years. If we terminate Mr. Huda’s employment without cause or if Mr. Huda resigns for good reason, we will pay Mr. Huda his then current annual base salary for one year, payable in accordance with standard payroll procedures, any earned but unpaid base salary, any unpaid pro rata annual bonus and any amounts necessary to reimburse Mr. Huda for employment related expenses and for unused, but accrued, vacation days. Our failure to renew this agreement for any subsequent one-year term will be deemed to be a termination without cause. This agreement prohibits Mr. Huda from competing with us for the greater of (i) one year after the termination of his employment or (ii) the length of time Mr. Huda receives severance payments from us.

Victor Joseph

We have entered into an employment agreement with Victor Joseph to serve as our Chief Technical Officer and Secretary, for renewable one year terms. Pursuant to this employment agreement, since June 1, 2007, Mr. Joseph receives an annual base salary of $250,000, subject to annual reviews by our compensation committee, or if we do not have a compensation committee, by our board of directors. Mr. Joseph is also entitled to a performance-based bonus of up to 25% of his salary. Upon execution of his employment agreement, we granted Mr. Joseph an option to purchase 166,667 shares of our common stock at an exercise price of $1.50 per share, which option vests in equal monthly installments over four years. If we terminate Mr. Joseph’s employment without cause or if Mr. Joseph resigns for good reason, we will pay Mr. Joseph his then current annual base salary for one year, payable in accordance with standard payroll procedures, any earned but unpaid base salary, any unpaid pro rata annual bonus and any amounts necessary to reimburse Mr. Joseph for employment related expenses and for unused, but accrued, vacation days. Our failure to renew this agreement for any subsequent one-year term will be deemed to be a termination without cause. This agreement prohibits Mr. Joseph from competing with us for the greater of (i) one year after the termination of his employment or (ii) the length of time Mr. Joseph receives severance payments from us.

Director Compensation

We issued options to purchase 150,000 shares of our common stock to Raymond Dean Hautamaki, one of our independent directors, upon his becoming a director at the closing of the Merger. We currently do not have a set compensation package for members of our board of directors for acting as such, but we expect to establish these arrangements in the near future.

Stock Incentive Plans

On January 10, 2003, WaferGen’s board of directors and stockholders adopted the 2003 Stock Incentive Plan, which we refer to as the 2003 Plan. Under the 2003 Plan, WaferGen was authorized to issue incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, non-qualified stock options and restricted stock. The 2003 Plan was administered by WaferGen’s board of directors. At the time of the Merger, there were 1,241,000 WaferGen stock options outstanding under the 2003 Plan that were exchanged in the Merger for options to purchase 670,035 shares of our common stock under the 2003 Plan with a weighted average exercise price of approximately $0.24 per share. There will be no additional options granted under the 2003 Plan.

On January 31, 2007, our board of directors and stockholders adopted the 2007 Stock Option Plan, which we refer to as the 2007 Plan. The purpose of the 2007 Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of these persons into our development and financial success. Under the 2007 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, non-qualified stock options and restricted stock. The 2007 Plan will be administered by our board of directors. On the closing date of the Merger, some of our executive officers and directors were granted options to purchase shares of our common stock exercisable at $1.50 per share as follows:

NAME	SHARES	VESTING SCHEDULE	EXPIRATION
Alnoor Shivji	166,666	1/48 each month for four years	10 years from date of grant
Victor Joseph	166,667	1/48 each month for four years	10 years from date of grant
Amjad Huda	166,667	1/48 each month for four years	10 years from date of grant
David Gelfand	150,000	1/48 each month for four years	10 years from date of grant
R. Dean Hautamaki	150,000	1/48 each month for four years	10 years from date of grant

On June 17, 2007, Terry W. Osborn was granted an option to purchase 150,000 shares of our common stock at an exercise price of $2.20 per share, 25% of which option will vest after one year and the remainder will vest in equal monthly installments over three years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with WGBS Officers and Directors

Immediately after the closing of the Merger, under the terms of a split-off agreement, we transferred all of our pre-Merger operating assets and liabilities to our wholly-owned subsidiary, La Burbuja Leaseco, Inc., a Nevada corporation, which we refer to as “Leaseco.” We then transferred all of the outstanding capital stock of Leaseco, in connection with the split-off, to Maria Maribel Jaramillo De La O, the major stockholder and director of our company prior to the Merger, in exchange for cancellation of 4,277,778 shares of our common stock held by Ms. De La O.

On June 27, 2006, we issued a total of 1,100,000 shares of our common stock to Ms. De La O, our sole officer and director at that time, for an aggregate purchase price of $11,000. Ms. De La O was deemed a promoter of our company, and is a non-United States resident. None of the securities were sold through an underwriter and accordingly there were no underwriting discounts or commissions involved.

On May 31, 2007, we issued options to purchase 800,000 shares of our common stock to certain WGBS officers and directors at an exercise price of $1.50 per share. Subject to vesting, the options are exercisable during a period of 10 years from the date of grant. See “Executive Compensation - Stock Incentive Plans.”

Transactions with WaferGen Founders and Executive Officers

On January 2, 2005, WaferGen completed the sale of 1,200,000 shares of its common stock, 400,000 shares to each of Alnoor Shivji, Amjad Huda and Victor Joseph, for a purchase price of $0.0001 per share, or an aggregate of $120.

On November 11, 2006, WaferGen granted to Alnoor Shivji an option as a replacement for a warrant to purchase 471,698 shares of WaferGen’s Series A Preferred Stock at a purchase price of $0.14 per share until the earlier of two years from the date of grant and the occurrence of certain circumstances. On February 7, 2007, Mr. Shivji exercised the option in full and received 471,698 shares of WaferGen Series A Preferred Stock for aggregate consideration of $66,037.

On January 3, 2007, WaferGen granted 250,000 shares of its restricted common stock to each of Alnoor Shivji, Amjad Huda and Victor Joseph under WaferGen’s 2003 Stock Incentive Plan for their services to WaferGen as officers and directors. Messrs. Huda and Joseph did not accept the restricted shares and in lieu of these shares, WaferGen granted each of them options to purchase 250,000 shares of WaferGen’s common stock at an exercise price of $0.25 per share under the 2003 Plan (which were exchanged for options to purchase 134,979 shares of our common stock by each of Messrs. Huda and Joseph at an exercise price of $0.46 per share upon the Merger). The restricted shares held by Mr. Shivji and the options held by Messrs. Huda and Joseph vest monthly over a period of four years. However, upon the closing of the Merger, these options and shares of restricted stock became immediately vested.

On January 1, 2007, WaferGen borrowed $162,000 from Mr. Shivji in exchange for two promissory notes. On January 30, 2007, pursuant to a note and warrant purchase agreement, Mr. Shivji was granted the right purchase up to $300,000 of promissory notes and warrants to purchase up to 98,684 shares of WaferGen’s common stock, subject to adjustment. Pursuant to this agreement, on January 30, 2007, Mr. Shivji purchased three promissory notes in the aggregate principal amount of $262,000 by converting his earlier loans for $162,000 and advancing $100,000 of additional funds to WaferGen, and three warrants to purchase an aggregate of 86,182 shares of WaferGen’s Series B Preferred Stock at a purchase price of $0.76 per share until the earlier of (i) five years from the date of grant or (ii) the date WaferGen closes its initial public offering. The notes issued to Mr. Shivji bore interest at the rate of 7% per annum and were due and payable on March 30, 2007.

On February 28, 2007, Mr. Shivji and WaferGen amended the terms of the note and warrant purchase agreement to allow for the purchase by Mr. Shivji of up to $400,000 of promissory notes and warrants to purchase up to 131,579 shares of WaferGen’s common stock, subject to adjustment. In connection with this amendment, on February 28, 2007, Mr. Shivji purchased an additional promissory note in the principal amount of $138,000 and a five year warrant to purchase an additional 45,395 shares of WaferGen’s Series B Preferred Stock at a purchase price of $0.76 per share. The note issued to Mr. Shivji bore interest at the rate of 7% per annum and was due and payable on March 30, 2007.

On March 30, 2007, Mr. Shivji and WaferGen amended the terms of the note and warrant purchase agreement to allow for the purchase by Mr. Shivji of up to $650,000 of promissory notes and warrants to purchase up to 213,816 shares of WaferGen’s common stock, subject to adjustment. In connection with this amendment, on March 30, 2007, Mr. Shivji purchased an additional promissory note in the principal amount of $250,000 and a five year warrant to purchase an additional 82,237 shares of WaferGen’s Series B Preferred Stock at a purchase price of $0.76 per share. The note issued to Mr. Shivji bore interest at the rate of 7% per annum and was due and payable on April 30, 2007.

On May 14, 2007, Mr. Shivji made an additional loan to WaferGen in the amount of $100,000. There were no warrants issued in connection with this loan. The note issued to Mr. Shivji bore interest at the rate of 7% per annum and was due and payable on June 30, 2007.

On March 30, 2007, pursuant to several allonges between WaferGen and Mr. Shivji, the maturity date of each outstanding note issued pursuant to the note and warrant purchase agreement, as amended, was extended from March 30, 2007 to April 30, 2007. Similarly, on May 14, 2007, pursuant to several second allonges between WaferGen and Mr. Shivji, the maturity date of each outstanding note issued pursuant to the note and warrant purchase agreement, as amended, was further extended from April 30, 2007 to June 30, 2007.

In connection with the Private Placement, Mr. Shivji converted $240,000 of his indebtedness from WaferGen at closing into 160,000 units of our securities (that is, 160,000 shares of common stock and warrants to purchase 48,000 shares of common stock), and the balance of $510,000 (plus accrued and unpaid interest in the aggregate amount of $13,942) was repaid in accordance with the terms of the notes on June 14, 2007. In addition, following the Private Placement and the Merger, Mr. Shivji’s warrants to purchase 213,816 shares of WaferGen’s common stock with an exercise price of $0.76 per share were converted into warrants to purchase 115,442 shares of our common stock at an exercise price of $1.41 per share.

In accordance with the May 31, 2007 merger agreement, 5% of the shares of our common stock issuable to the former stockholders of WaferGen in the Merger are being held in escrow for two years, pursuant to the terms of an escrow agreement among WGBS, Alnoor Shivji and Gottbetter & Partners, LLP, as escrow agent, in order to secure some indemnification obligations under the merger agreement. The escrow agreement provides that Mr. Shivji shall have the right to direct the escrow agent in writing as to the exercise of any voting rights pertaining to the escrow shares.

Escrow Agreement

Each of WGBS, WaferGen and WaferGen Acquisition provided customary representations and warranties, pre-closing covenants and closing conditions in the merger agreement. Breaches of these representations and warranties are secured by customary indemnification provisions. The merger agreement provides for a post-closing adjustment in an aggregate amount of up to 2,000,000 additional shares of WGBS’s common stock issuable pro rata to WaferGen’s pre-Merger stockholders (but not to investors in the Private Placement) for any breach of the merger agreement by WGBS that is discovered during the two-year period following the closing of the Merger. In order to secure the indemnification obligations of the WaferGen stockholders pursuant to the merger agreement, 5% of the shares of WGBS’s common stock that WaferGen’s pre-Merger stockholders received in exchange for their shares of WaferGen’s capital stock are being held in escrow for two years pursuant to the terms of an escrow agreement among WGBS, Alnoor Shivji and Gottbetter & Partners, LLP, as escrow agent. The escrow agreement provides that Mr. Shivji shall have the right to direct any voting rights with respect to the escrow shares.

Lockup Agreement

In connection with the Merger, certain officers, directors and principal stockholders of WaferGen agreed not to offer, sell, hypothecate, pledge or otherwise dispose of or transfer title to any of the shares of our common stock acquired by them in connection with the Merger for a period of 24 months following the Merger, without the our prior written consent. During the period commencing 12 months after the closing of the Merger, these stockholders may sell up to 10% of their share holdings as of the closing date of the Merger in accordance with the provisions of Rule 144 under the Securities Act.

Placement Agent Fees

In connection with the Private Placement, Rodman & Renshaw, LLC, as the placement agent (the “Placement Agent”), received (i) aggregate cash commissions of $770,887, (ii) five-year warrants to purchase 513,926 shares of our common stock at an exercise price of $2.25 per share, with mandatory registration rights covering the shares of common stock underlying the warrants, and (iii) reimbursement for all reasonable out of pocket expenses incurred in connection with the engagement, including, but not limited to, the reasonable expenses of counsel.

In addition to the above compensation, during the 12-month period following the consummation of the Private Placement, the Placement Agent will be entitled to a cash placement fee of 7% of the aggregate purchase price of any equity securities of WaferGen purchased in any subsequent offering by investors whom the Placement Agent had introduced to WaferGen.

If during the 18-month period following the consummation of the Private Placement, WaferGen decides to retain a financial advisor (i) to finance or refinance any indebtedness, (ii) to raise funds by means of a public offering or a private placement of equity or debt securities, or (iii) to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, the Placement Agent will have a right of first negotiation to either (x) act as lead manager, placement agent or lead agent with respect to any financing or refinancing or (y) act as exclusive financial advisor for any such transaction.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share;

•	a combination of any these methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but in no case to exceed 8% of the gross proceeds of such sales. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock.

Under the securities laws of some states, the shares of common stock may be sold in these states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our articles of incorporation, as amended and restated, authorized 310,000,000 shares of capital stock, par value $0.001 per share, of which 300,000,000 are shares of common stock and 10,000,000 are shares of “blank-check” preferred stock.

Capital Stock Issued and Outstanding

As of November 30, 2007, there were issued and outstanding:

•
23,217,846 shares of common stock, including (i) 8,214,523 shares issued to WaferGen common stockholders in the Merger, (ii) 7,000,004 shares retained by our stockholders prior to the Merger, and (iii) 8,008,448 shares issued to investors in the Private Placement;

•	No shares of preferred stock;

•
Options to purchase an aggregate of 2,228,736 shares of common stock, including (i) options to purchase 659,236 shares originally granted under the 2003 Stock Incentive Plan with a weighted average exercise price of approximately $0.24 per share and (ii) options to purchase 1,569,500 shares granted under the 2007 Stock Option Plan with a weighted average exercise price of $1.79 per share; and

•
Warrants to purchase 3,031,901 shares of common stock, including (i) warrants to purchase 2,402,533 shares issued to investors in the Private Placement at an exercise price of $2.25 per share, (ii) warrants to purchase 513,926 shares issued to the placement agent in connection with the Private Placement at an exercise price of $2.25 per share, and (iii) warrants to purchase 115,442 shares exchanged for warrants held prior to the Merger by Alnoor Shivji, our Chief Executive Officer, at an exercise price of $1.41 per share.

Description of Common Stock

We are authorized to issue 300,000,000 shares of common stock. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any preferred stock, amendments to our Articles of Incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Our Articles of Incorporation do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of our common stock will be entitled to cash dividends as may be declared, if any, by our board of directors from funds available. Subject to any preferential rights of any outstanding series of preferred stock, upon liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to receive pro rata all assets available for distribution to the holders.

Description of Preferred Stock

We are authorized to issue 10,000,000 shares of “blank check” preferred stock, none of which is designated, issued or outstanding. Our board of directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative designation, powers, preferences and rights of the shares of any series and the qualifications, limitations, or restrictions or any unissued series of preferred stock.

Description of Options

At the time of the merger of our Company with WaferGen, there were 1,241,000 WaferGen stock options outstanding under the 2003 Stock Incentive Plan that were exchanged in the merger for options to purchase 670,035 shares of our common stock under the 2003 Plan with a weighted average exercise price of approximately $0.24 per share.

We have the following stock options outstanding under the 2007 Stock Option Plan:

•
Options to purchase an aggregate of 800,000 shares of common stock granted to some of our executive officers and directors, effective upon the closing of the Merger, with an exercise price of $1.50 per share;

•	Options to purchase an aggregate of 460,000 shares of common stock granted to some of our employees, effective June 17, 2007, with an exercise price of $2.20 per share; and

•	Options to purchase an aggregate of 157,000 shares of common stock granted to some of our employees, effective July 17, 2007, with an exercise price of $2.10 per share.

•	Options to purchase an aggregate of 152,500 shares of common stock granted to some of our employees, effective September 20, 2007, with an exercise price of $1.93 per share.

Description of Warrants

We issued five-year warrants to purchase 2,402,533 shares of our common stock, at an exercise price of $2.25 per share, to investors purchasing units in the Private Placement. The placement agent received warrants to purchase 513,926 shares of our common stock, at an exercise price of $2.25 per share, in connection with its efforts related to the Private Placement.

The warrants, at the option of the holder, may be exercised by cash payment of the exercise price or by “cashless exercise.” A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the warrants with a “fair market value” equal to the aggregate exercise price. We will not receive additional proceeds to the extent that warrants are exercised by cashless exercise.

The exercise price and number of shares of our common stock issuable on exercise of the warrants may be adjusted in some circumstances, including in the event of a stock split, a stock dividend, or our recapitalization, reorganization, merger or consolidation. These warrants also provide the holders with weighted-average anti-dilution price protection.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we may, in our discretion, upon exercise, round up to the nearest whole number the number of shares of our common stock to be issued to the warrant holder or otherwise equitably adjust the exercise and exercise price per share.

In addition, in connection with the Merger, we issued warrants to purchase 115,442 shares of our common stock at a weighted average exercise price of $1.41 per share, to the holder of warrants to purchase WaferGen capital stock. The WaferGen warrants, which were issued in January 2007, February 2007 and March 2007, had a term of five years and were exercisable for cash or by means of a cashless exercise. The new Company warrants issued to the warrant holder have the same terms as the WaferGen warrants they replaced. The holder of the warrants is subject to a market standoff provision, pursuant to which the holder has agreed, in connection with an initial underwritten public offering of our common stock, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of our securities for a period of time (not to exceed 180 days from the effective date of the registration with the SEC) as may be requested by us or the managing underwriters of the offering.

Liability and Indemnification of Directors and Officers

Nevada Revised Statutes (NRS) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our bylaws include an indemnification provision under which we have the power to indemnify, to the extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by us. If Section 2115 of the CGCL is applicable to us, the laws of California also will govern.

Our articles of incorporation provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer, involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Takeover Effects of Provisions of Nevada State Law

In the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for the stockholder’s shares.

Nevada’s control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits some business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. The transfer agent address is 17 Battery Place, 8th Fl., New York, NY 10004, and its telephone number is (212) 845-3212.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon by Gottbetter & Partners, LLP, New York, New York.

EXPERTS

Rowbotham & Company LLP, an independent registered public accounting firm, has audited our financial statements as of December 31, 2006 and for each of the years in the two year period ended December 31, 2006 and for the period from October 22, 2002 (inception) to December 31, 2006, as stated in their report appearing herein, and have been so included in reliance upon the report of the firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act to register the shares offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective as of August 10, 2007, we dismissed George Stewart, CPA as our independent accountants. Stewart had previously been engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Stewart is that, following the consummation of the Merger with WaferGen (i) the former stockholders of WaferGen owned a majority of the outstanding shares of our common stock and (ii) our primary business unit became the business previously conducted by WaferGen. The independent registered public accountant of WaferGen was the firm of Rowbotham & Company LLP. We believed that it was in our best interest to have Rowbotham continue to work with our business, and we therefore retained Rowbotham as our new independent registered accounting firm, effective as of August 10, 2007. Rowbotham’s executive offices are located at 101 Second Street, Suite 1200, San Francisco, CA 94105.

The decision to change accountants was approved by our board of directors on August 10, 2007.

The report of Stewart on our financial statements for the period from our inception through June 30, 2006 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern.

From our inception through August 10, 2007, there were no disagreements with Stewart on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Stewart, would have caused it to make reference to the matter in connection with its reports.

During our two most recent fiscal years and the subsequent interim periods through August 10, 2007, we did not consult Rowbotham regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.

WAFERGEN BIO-SYSTEMS, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Financial Statements	Page

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheet as of December 31, 2006	F-2

Consolidated Statements of Operations for the years ended December 31, 2006 and 2005 and for the period from October 22, 2002 (inception) to December 31, 2006	F-3

Consolidated Statements of Stockholders’ Equity (Deficit) for the periods from October 22, 2002 (inception) to December 31, 2006	F-4 - F-8

Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005 and for the period from October 22, 2002 (inception) to December 31, 2006	F-9

Notes to the Consolidated Financial Statements	F-10 - F-27

Unaudited Financial Statements	Page

Consolidated Balance Sheets as of September 30, 2007 and December 31, 2006	F-28

Consolidated Statements of Operations for the three and nine months ended September 30, 2007 and September 30, 2006 and for the period October 22, 2002 (inception) to September 30, 2007	F-29

Consolidated Statements of Stockholders’ Equity (Deficit) for the periods from October 22, 2002 (inception) to September 30, 2007	F-30 - F-36

Consolidated Statements of Cash Flows for the nine months ended September 30, 2007 and 2006 and for the period from October 22, 2002 (inception) to September 30, 2007	F-37

Notes to the Consolidated Financial Statements	F-38 - F-51

WAFERGEN BIO-SYSTEMS, INC.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of
Wafergen, Inc.:

We have audited the accompanying consolidated balance sheet of WaferGen Bio-systems, Inc. (a development stage company) (the "Company") as of December 31, 2006, and the related consolidated statements of operations, Series B preferred stock and stockholders’ equity (deficit), and cash flows for each of the years in the two year period ended December 31, 2006 and for the period from October 22, 2002 (inception) to December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis of designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial positions of the Company, as of December 31, 2006, and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 2006 and from October 22, 2002 (inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company has incurred net losses since its inception and has experienced liquidity problems. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regarding to those matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rowbotham & Company LLP

San Francisco, California
March 1, 2007

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Consolidated Balance Sheet

December 31,
2006

Assets

Current assets:
Cash	$36,158
Accounts receivable	34,429
Prepaid expenses and other current assets	11,056

Total current assets	81,643

Property and equipment, net	50,259

Other assets	2,570

Total assets	$134,472

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$393,188
Accrued payroll	150,000
Accrued vacation	21,396
Due to related party	61,588

Total current liabilities	626,172

Commitments and contingencies	—

Series B Preferred Stock, $0.0001 par value; 7,000,000 shares authorized; 2,052,552 shares issued and outstanding at December 31, 2006 (Liquidation value: $1,663,942 at December 31, 2006)	1,663,942

Stockholders’ equity (deficit):
Series A Preferred Stock, $0.0001 par value; 10,000,000 shares authorized; 5,915,219 shares issued and outstanding at December 31, 2006 (Liquidation value: $3,135,073 at December 31, 2006)	592
Common Stock: $0.001 par value; 300,000,000 shares authorized; 3,495,950 shares issued and outstanding at December 31, 2006	3,496
Additional paid-in capital	3,783,515
Accumulated deficit	(5,943,245)

Total stockholders’ equity (deficit)	(2,155,642)

Total liabilities and stockholders’ equity (deficit)	$134,472

The accompanying notes are an integral part of these consolidated financial statements.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Consolidated Statements of Operations

			Period From
			October 22,
			2002
			(Inception) to
	December 31,	December 31,	December 31,
	2006	2005	2006

Revenues	$50,495	$—	$65,295

Cost of sales	14,750	—	21,750

Gross margin	35,745	—	43,545

Operating expenses:

Sales and marketing	152,405	—	152,405

Research and development	1,624,237	954,962	3,638,855

General and administrative	945,554	511,237	1,984,036

Total operating expenses	2,722,196	1,466,199	5,775,296

Operating loss	(2,686,451)	(1,466,199)	(5,731,751)

Interest expense	—	28,250	107,494

Net loss before provision for income taxes	(2,686,451)	(1,494,449)	(5,839,245)

Provision for income taxes	—	—	—

Net loss	(2,686,451)	(1,494,449)	(5,839,245)

Accretion on Series B Preferred Stock	(104,000)	—	(104,000)

Net loss applicable to common stockholders	$(2,790,451)	$(1,494,449)	$(5,943,245)

Net loss per share - basic and diluted	$(0.81)	$(0.54)

Shares used to compute net loss per share - basic and diluted	3,448,836	2,752,680

The accompanying notes are an integral part of these consolidated financial statements.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Consolidated Statements of Series B Preferred Stock and Stockholders’ Equity (Deficit)

	Series B		Series A				Additional
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances as of October 22, 2002	—	$—	—	$—	—	$—	$—	$—	$—

Net loss	—	—	—	—	—	—	—	—	—

Balances as of December 31, 2002	—	$—	—	$—	—	$—	$—	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)
Consolidated Statements of Series B Preferred Stock and Stockholders’ Equity (Deficit)

	Series B		Series A				Additional
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances as of January 1, 2003	—	$—	—	$—	—	$—	$—	$—	$—

Net loss	—	—	—	—	—	—	—	(533,985)	(533,985)

Balances as of December 31, 2003	—	$—	—	$—	—	$—	$—	$(533,985)	$(533,985)

The accompanying notes are an integral part of these consolidated financial statements.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Consolidated Statements of Series B Preferred Stock and Stockholders’ Equity (Deficit)

	Series B		Series A				Additional
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances as of January 1, 2004	—	$—	—	$—	—	$—	$—	$(533,985)	$(533,985)

Issuance of Common Stock in June for cash	—	—	—	—	2,483,610	2,484	(2,024)	—	460

Stock-based compensation	—	—	—	—	—	—	1,242	—	1,242

Net loss	—	—	—	—	—	—	—	(1,124,360)	(1,124,360)

Balances as of December 31, 2004	—	$—	—	$—	2,483,610	$2,484	$(782)	$(1,658,345)	$(1,656,643)

The accompanying notes are an integral part of these consolidated financial statements.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Consolidated Statements of Series B Preferred Stock and Stockholders’ Equity (Deficit)

	Series B		Series A				Additional
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances as of January 1, 2005	—	$—	—	$—	2,483,610	$2,484	$(782)	$(1,658,345)	$(1,656,643)

Issuance of Series A Preferred Stock in February upon conversion of notes payable and accrued interest	—	—	5,915,219	592	—	—	3,134,481	—	3,135,073

Issuance of Common Stock in September for cash	—	—	—	—	917,856	918	(748)	—	170

Stock-based compensation	—	—	—	—	—	—	8,575	—	8,575

Net loss	—	—	—	—	—	—	—	(1,494,449)	(1,494,449)

Balances as of December 31, 2005	—	$—	5,915,219	$592	3,401,466	$3,402	$3,141,526	$(3,152,794)	$(7,274)

The accompanying notes are an integral part of these consolidated financial statements.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Consolidated Statements of Series B Preferred Stock and Stockholders’ Equity (Deficit)

	Series B		Series A				Additional
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances as January 1, 2006	—	$—	5,915,219	$592	3,401,466	$3,402	$3,141,526	$(3,152,794)	$(7,274)

Issuance of Common Stock in January for cash	—	—	—	—	4,049	4	(3)	—	1

Issuance of Series B Preferred Stock in February for cash	2,052,552	1,559,942	—	—	—	—	—	—	—

Issuance of restricted shares in March for services	—	—	—	—	24,296	24	(24)	—	—

Issuance of Common Stock in June 2006 for cash	—	—	—	—	8,099	8	(7)	—	1

Issuance of restricted shares in July for services	—	—	—	—	10,798	11	(11)	—	—

Issuance of restricted shares in August for services	—	—	—	—	16,197	16	(16)	—	—

Issuance of Common Stock in August for cash	—	—	—	—	17,007	17	(14)	—	3

Issuance of restricted shares in November for services	—	—	—	—	5,399	5	(5)	—	—

Issuance of Common Stock in November for cash	—	—	—	—	8,639	9	(7)	—	2

Stock-based compensation	—	—	—	—	—	—	642,076	—	642,076

Accretions on Series B Preferred Stock	—	104,000	—	—	—	—	—	(104,000)	(104,000)

Net loss	—	—	—	—	—	—	—	(2,686,451)	(2,686,451)

Balances as of December 31, 2006	2,052,552	$1,663,942	5,915,219	$592	3,495,950	$3,496	$3,783,515	$(5,943,245)	$(2,155,642)

The accompanying notes are an integral part of these consolidated financial statements.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Consolidated Statements of Cash Flows

			Period From
			October 22,
			2002
			(Inception) to
	December 31,	December 31,	December 31,
	2006	2005	2006

Cash flow from operating activities:
Net loss	$(2,686,451)	$(1,494,449)	$(5,839,245)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	23,581	23,381	67,646
Stock-based compensation	642,076	8,575	651,893
Issuance of Series A Preferred Stock for legal services	—	50,000	50,000
Issuance of Series A Preferred Stock for interest owed	—	28,250	107,494
Changes in operating assets and liabilities:
Accounts receivable	(34,429)	—	(34,429)
Prepaid expenses and other current assets	2,384	(13,440)	(11,056)
Other assets	—	—	(2,570)
Accounts payable	145,198	76,818	393,188
Accrued payroll	150,000	—	150,000
Accrued vacation	2,488	9,309	21,396

Net cash used in operating activities	(1,755,153)	(1,311,556)	(4,445,683)

Cash flow from investing activities:
Purchase of property and equipment	—	(4,000)	(117,905)

Net cash used in investing activities	—	(4,000)	(117,905)

Cash flow from financing activities:
Advances from (repayments to) related party, net	37,519	(2,929)	61,588
Proceeds from issuance of note payable	—	1,480,059	2,977,579
Proceeds from issuance of Series B Preferred Stock	1,559,942	—	1,559,942
Proceeds from issuance of Common Stock	7	170	637

Net cash provided by financing activities	1,597,468	1,477,300	4,599,746

Net increase (decrease) in cash and cash equivalents	(157,685)	161,744	36,158

Cash at beginning of the period	193,843	32,099	—

Cash at the end of the period	$36,158	$193,843	$36,158

The accompanying notes are an integral part of these consolidated financial statements.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

1.	The Company

General - Wafergen, Inc. was incorporated in the State of Delaware on October 22, 2002.

Scuttlebutt Yachts, Inc. was incorporated in the state of Nevada on August 4, 2005. On June 20, 2006 the name was changed to La Burbuja Café, Inc. On January 1, 2007 the name was changed to WaferGen Bio-systems, Inc.

Merger - On May 31, 2007, Wafergen, Inc. was acquired by WaferGen Bio-systems, Inc. In the transactions, Wafergen, Inc. merged with a subsidiary of WaferGen Bio-systems, Inc. and became a wholly-owned subsidiary of WaferGen Bio-systems, Inc. (the “Merger”). The officers and board members of WaferGen Bio-systems, Inc. resigned and were replaced by officers of Wafergen, Inc. along with newly elected board members.

Concurrent with the closing of the Merger, WaferGen Bio-systems, Inc. consummated a private offering (the “Offering”) of 7,178,444 units of its securities (the “Units”), at a purchase price of $1.50 per Unit, consisting of an aggregate of 7,178,447 shares of Common Stock and warrants to purchase an aggregate of an additional 2,153,533 share of Common Stock for a period of five years at an exercise price of $2.25 per share (the “Investor Warrants”), which Investor Warrants are callable by the Company under certain circumstances.

On June 12, 2007, WaferGen Bio-systems, Inc. sold an additional 830,000 Units consisting of an aggregate of 830,001 shares of Common Stock and warrants to purchase an aggregate of 249,000 shares of Common Stock.

Wafergen, Inc. issued notes payable to a stockholder, our Chief Executive Officer, in the aggregate amount of $750,000. Rather than accepting cash consideration for Units acquired by the same individual, the Company agreed to issue at the first closing 160,000 Units at a rate of one Unit for each $1.50 of debt in consideration of his cancellation of $240,000 of existing notes payable.

A summary is as follows:

Gross proceeds from initial offering	$10,767,668
Gross proceeds from additional offering	1,245,000

Gross proceeds	12,012,668

Offering costs:
Paid	(1,851,637)
Issuance of warrants to placement agent	(66,319)

Total offering costs	(1,917,956)

Gross proceeds less offering costs	10,094,712

Issuance of warrants to placement agent	66,319

Cancellation of debt	(240,000)

Net proceeds	$9,921,031

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

Contemporaneously with the closing of the Merger, WaferGen Bio-systems, Inc. executed a Split-Off Agreement with certain shareholders whereby all the assets and liabilities of WaferGen Bio-systems, Inc. just prior to the Merger were exchanged for 4,277,778 shares of common stock of WaferGen Bio-systems, Inc. In addition, Wafergen, Inc. Series A Preferred Stock, Series B Preferred Stock, and Common Stock was converted into Common Stock of Wafergen Bio-systems, Inc. based on an exchange ratio of .53991522 for 1.

A summary of the Common Stock outstanding of WaferGen Bio-systems, Inc. subsequent to the above is as follows:

WaferGen Bio-systems, Inc. shares outstanding prior to the Merger	11,277,782
Shares issued to Wafergen, Inc. shareholders	8,214,523
Shares issued in the Offering	8,008,448
Shares cancelled in accordance with the Split-off Agreement	(4,277,778)

Total shares outstanding	23,222,975

WaferGen Bio-systems, Inc. also assumed all outstanding Wafergen, Inc.’s stock options and warrants with proportionate adjustments to the number of underlying shares and exercise prices based on an exchange ratio of .53991522 for 1.

The transaction between WaferGen Bio-systems, Inc. and Wafergen, Inc. has been treated as a reverse merger and recapitalization of Wafergen, Inc. for reporting purposes. Wafergen, Inc. is the acquirer for accounting purposes. WaferGen Bio-systems, Inc. is the issuer. The historical financial statements for periods prior to the acquisition become those of the acquirer. In a recapitalization, historical stockholders' equity of the acquirer prior to the merger is retroactively restated for the equivalent number of shares received in the merger after giving effect to any difference in par value of the issuer's and acquirer's stock with an offset to additional paid-in capital. Accumulated deficit of the acquirer is carried forward after the acquisition. Operations prior to the merger are those of the accounting acquirer. Earnings per share for the periods prior to the merger are restated to reflect the equivalent number of shares outstanding.

WaferGen Bio-systems, Inc. and subsidiaries (the “Company”) is engaged in the development, manufacture and sales of systems for gene expression, genotyping and stem cell research for the life sciences, pharmaceutical drug discovery and biomarker discovery and diagnostic products industries. The Company’s products are aimed at professionals who perform genetic analysis and cell biology, primarily at pharmaceutical and biotech companies, academic and private research centers, and diagnostics companies involved in biomarker research. Through the SmartChip™ and SmartSlide™ products, the Company plans to provide new performance standards with significant savings of time and cost for professionals in the field of gene expression research facilitating biomarker discovery, toxicology, and clinical research.

Management’s Plan - The Company has incurred operating losses and negative cash flows from operations since its inception. Management expects that revenues will increase as a result of current and future product releases. However, the Company also expects to incur additional expenses for the development and expansion of its products, marketing campaigns, and operating costs as it expands its operations. Therefore, the Company expects operating losses and negative cash flows to continue for the foreseeable future and anticipates that losses will increase from current levels as the Company continues to grow and develop. It is management’s plan to obtain additional working capital through additional financings. The Company believes that it will be successful in expanding operations, gaining market share, and raising additional funds. However, there can be no assurance that in the event the Company requires additional financing, such financing will be available at terms which are favorable, or at all. Failure to generate sufficient cash flows from operations or raise additional capital could have a material adverse effect on the Company's ability to achieve its intended business objectives. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

Going Concern - The Company's consolidated financial statements have been presented on a basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company continues to face significant risks associated with the successful execution of its strategy given the current market environment for similar companies and failure to generate sufficient revenues or raise additional capital could have a material adverse effect on the Company’s ability to continue as a going concern and to achieve its intended business objectives. These facts raise substantial doubt about the Company’s ability to continue as a going concern, and there can be no assurance that the Company will be successful in its efforts to enhance its liquidity situation. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Summary of Significant Accounting Policies

Basis of Presentation - The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation - The consolidated financial statements include the financial statements of WaferGen Bio-systems, Inc. and its wholly-owned subsidiaries. All significant transactions and balances between the WaferGen Bio-systems, Inc. and its subsidiaries have been eliminated in consolidation.

Use of Estimates - Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Actual results and outcomes could differ from these estimates and assumptions.

Fair Value of Financial Instruments - The carrying amounts of cash, accounts receivable, prepaid expenses and other current assets, other assets, accounts payable, accrued payroll, accrued vacation, and due to related party approximate fair value due to the short-term maturities of these instruments.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash in a commercial bank. Accounts at the commercial bank at times exceed $100,000. Accounts are secured by the Federal Deposit Insurance Corporation up to $100,000.

The Company generally requires no collateral from its customers. At December 31, 2006, one customer accounted for 100% of accounts receivable. For the year ended December 31, 2006, three customers accounted for 70%, 20% and 10% of total revenues.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

Accounts Receivable - An allowance for doubtful accounts will be recorded based on a combination of historical experience, aging analysis, and information on specific accounts. Account balances will be written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company has not recorded an allowance against its receivables based on management's estimate that the balance at December 31, 2006 is fully collectible.

Property and Equipment - Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally three years. Costs of maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred. Upon retirement or sale, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operating expenses.

Impairment of Long-Lived Assets - The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of long-lived assets may warrant revision or that the remaining balance of long-lived assets may not be recoverable. When factors indicate that long-lived assets should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted future cash flows over the remaining life of the long-lived assets in measuring whether they are recoverable. If the estimated undiscounted future cash flows exceed the carrying value of the asset, a loss is recorded as the excess of the assets carrying value over its fair value. No assets were determined to be impaired in 2006.

Income Taxes - Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for loss carry-forwards and other deferred tax assets where it is more likely than not that such loss carry-forwards and deferred tax assets will not be realized.

Revenue Recognition - The Company recognizes revenue from product sales at the time of shipment.

Expense Recognition - Expenses are charged to expense as incurred.

Stock-Based Compensation - The Company measures the fair value of all stock-based awards, including stock options, on the grant date and records the fair value of these awards to compensation expense over the service period. The fair value is estimated using the Black-Scholes valuation model.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

The fair value of each option grant has been estimated using the following assumptions:

	December 31,	December 31,
	2006	2005

Risk free interest rate	4.57% - 5.07%	4.16% - 4.49%

Expected lives	5 Years	5 Years

Expected volatility	21%	0%

Dividend yields	0%	0%

The weighted-average fair value was $0.39 and $1.11 for the years ended December 31, 2006 and 2005. Amounts expensed were $54,798 and $8,575 for the years ended December 31, 2006 and 2005 and $64,615 for the period from inception to December 31, 2006.

Risk-free interest rate - This is the U.S treasury rate for the day of the grant having a term approximating the expected life of the option. An increase in the risk-free interest rate will increase the fair value and the related compensation expense.

Expected life - This is the period of time over which the award is expected to remain outstanding and is based on management’s estimate, taking into consideration vesting term, contractual term, and historical lives. An increase in the expected life will increase the fair value and the related compensation expense.

Expected volatility - This is a measure of the amount by which the stock price has fluctuated or is expected to fluctuate. The average daily price volatility of the Small Cap Medical Equipment was used for the retrospective period corresponding to the expected life. An increase in the expected volatility life will increase the fair value and the related compensation expense.

Dividend yield - The Company has not made any dividend payments nor does it have plans to pay dividends in the foreseeable future. An increase in the dividend yield will decrease the fair value and the related compensation expense.

At December 31, 2006, the total unrecognized compensation cost related to stock-based awards was $368,094. This amount is expected to be recognized as stock-based compensation expense over the period from January 1, 2007 to October 31, 2010.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

Research and Development - Research and development costs are charged to operations as incurred.

Comprehensive Loss - The Company has no components of comprehensive income (loss) other than its net loss and, accordingly, comprehensive loss is the same as the net loss for all periods presented.

Net Loss Per Share - Basic net loss per share to common stockholders is calculated based on the weighted-average number of shares of common stock outstanding during the period excluding those shares that are subject to repurchase by the Company. Diluted net loss per share attributable to common shareholders would give effect to the dilutive effect of potential common stock consisting of stock options, warrants, and preferred stock. Dilutive securities have been excluded from the diluted net loss per share computations as they have an antidilutive effect due to the Company's net loss.

The following outstanding stock options, warrants, and preferred stock (on an as-converted into common stock basis) were excluded from the computation of diluted net loss per share attributable to holders of common stock as they had an antidilutive effect as of December 31, 2006 and 2005:

	December 31, 2006	December 31, 2005
Options issuable upon exercise of common stock options	399,844	289,880
Shares issuable upon exercise of Series A preferred stock option	229,909	—
Shares issuable upon conversion of preferred stock	4,163,396	2,794,502
Total	4,793,149	3,084,382

Segments - Segments are defined as components of the Company's business for which separate financial information is available that is evaluated by the Company's chief operating decision maker (its CEO) in deciding how to allocate resources and assess performance. The Company has only one overall operating segment.

Recent Accounting Pronouncements - In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which is an interpretation of SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109 and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not believe that the adoption of FIN 48 will have a significant effect on its financial statements.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets - An Amendment of FASB Statement No. 140” (“SFAS 156”). SFAS 156 requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. The statement permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. SFAS 156 is effective as of the beginning of the first fiscal year that begins after September 15, 2006, with earlier adoption permitted. The Company does not believe the adoption of SFAS 156 will have a significant effect on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not believe that the adoption of SFAS 157 will have a significant effect on its financial statements.

In February, 2007, the FASB issued SFAS No. 159 "The Fair Value Option for Financial Assets and Financial Liabilities" "SFAS 159"). SFAS 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company does not believe that the adoption of SFAS 159 will have a significant effect on its financial statements.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

3.	Property and Equipment

Property and equipment, net consists of the following at December 31, 2006 and 2005:

December 31,
2006
Equipment	$110,405
Furniture and fixtures	7,500

Total property and equipment	117,905

Less accumulated depreciation and amortization	(67,646)

Property and equipment, net	$50,259

Depreciation and amortization expense totaled $23,581 and $23,381 for the years ended December 31, 2006 and 2005 and $67,646 for the period from inception to December 31, 2006.

4.	Commitments and Contingencies

The Company leases office space under non-cancelable operating lease with an expiration date in December 2007.

Future minimum lease obligations under the Company's noncancelable operating lease are as follows:

Building
Year ended December 31:
2007	$44,289

Rent expense totaled $44,200 and $46,054 for the years ended December 31, 2006 and 2005 and $135,208 for the period from inception to December 31, 2006.

5.	Common and Preferred Stock

Common Stock - Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when and if declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding. Since inception, no dividends have been declared.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

Preferred Stock - During 2006, the Company’s Board of Directors authorized a second amendment and restatement of the Company’s Certificate of Incorporation. The Company’s second amended and restated Certificate of Incorporation, authorizes the Company to issue a total of 43,000,000 shares of stock, consisting of 26,000,000 shares of common stock, 10,000,000 shares of Series A Preferred Stock and 7,000,000 shares of Series B Preferred Stock.

The rights, preferences, and privileges of the holders of Series A and Series B Preferred Stock are as follows:

Voting - Each holder of Series A and Series B Preferred Stock has one vote for each share of common stock into which they may be converted as of the applicable record date. As long as 5,300,000 shares of Preferred Stock are outstanding, the holders of Series A Preferred stock shall be entitled to elect two directors and the holders of Series B Preferred stock shall be entitled to elect one director to the Company’s Board of Directors voting as a separate class. The holders of any outstanding Common Stock shall be entitled to elect two directors to the Company’s Board of Directors voting as a separate class. The holders of Preferred Stock and Common Stock, voting together as a single class and not as separate series and on an as-converted basis, shall be entitled to elect any additional directors to the Company’s Board of Directors.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

Dividends - Holders of Series A and Series B Preferred Stock are entitled to receive dividends whenever funds are legally available and when and if declared by the Board of Directors payable in preference and priority to any declaration or payment on Common Stock at an annual rate of $0.0424 for Series A Preferred Stock and $0.0608 for Series B Preferred Stock per share. Series A Preferred Stock dividends are non-cumulative; however, Series B Preferred Stock dividends are cumulative. Any additional dividends (other than dividends on Common Stock payable solely in Common Stock) shall be in proportion to the then outstanding shares of Common Stock and shares the Series A and Series B Preferred Stock would convert into. Since inception, no dividends have been declared.

The cumulative amount of Series B Preferred Stock dividends that are unearned and undeclared at December 31, 2006 is $104,000.

As of December 31, 2006, the carrying amount of Series B Preferred Stock includes accretions related to the liquidation and redemption feature in the amount of $104,000.

Liquidation - In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holders of the then outstanding (as adjusted for stock splits, stock dividends, recapitalization or the like) Series B Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A Preferred Stock and Common Stock, the amount of $0.76 per share, plus all cumulative and declared but unpaid dividends for such shares. If upon occurrence of such event, the assets of the Company legally available for distribution to the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Company legally available for distribution are to be distributed ratably among the holders of the Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

After payment or the setting apart for payment of the Series B Liquidation Preference, the holders of Series A Preferred Stock are entitled to a liquidation preference of $0.53 per share, plus any declared and unpaid dividends, prior and in preference to any distribution of any assets of the Common Stock. If upon occurrence of such event, the assets and funds distributed among the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Company legally available for distribution are to be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

After the payment of all preferential amounts are made to the Series A and Series B Preferred Stockholders, all the remaining funds and assets of the corporation shall be distributed on a pro rata basis among the Series A Preferred Stockholders, the Series B Preferred Stockholders, and the Common Stockholders in proportion to the number of shares of Common Stock held by them, with the shares of Series A and Series B Preferred Stock being treated for this purpose as if they had been converted to shares of Common Stock at the then applicable conversion rates. However, the holders of the Series A Preferred Stock shall not be entitled to further participation in any distributions of the remaining assets of the Company once they have received an amount equal to $1.59 per share and the holders of the Series B Preferred Stock shall not be entitled to further participation in any distributions of the remaining assets of the Company once they have received an amount equal to $2.28 per share.

Conversion - Each share of Preferred Stock is convertible into such number of shares of common stock, as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to such shares of Series A Preferred Stock and Series B Preferred Stock, by the conversion price at the time in effect for each such share of Series A Preferred Stock and Series B Preferred Stock. The initial conversion price for the Series A Preferred Stock shall be $0.53 and the Series B Preferred Stock shall be $0.76. Conversion is either at the option of the holder or is automatic (i) immediately prior to the closing date of a firm commitment underwritten initial public offering of the Company's common stock for not less than $1.06 per share of Series A Preferred Stock and $2.28 per share of Series B Preferred Stock and the aggregate gross proceeds to the Company are not less than $30,000,000, or (ii) upon receipt by the Company of a written request for such conversion from the holders of a majority of the then outstanding Preferred Stock.

Redemption - At any time after February 17, 2010, but within ninety days after the receipt by the Company following such date of a written request from the holders of not less than a majority of the then outstanding Series B Preferred Stock that all of the shares of the Series B Preferred Stock be redeemed, the Company shall, to the extent it may lawfully do so, redeem all of the then outstanding shares of Series B Preferred Stock by paying in cash in five equal annual installments beginning on the date of such redemption by the Company in exchange for the shares of Series B Preferred Stock to be redeemed a sum equal to the original Series B Preferred Stock purchase price per share of the Series B Preferred Stock plus all cumulative and accrued but unpaid dividends on such shares.

6.	Stock Options and Warrants

In 2003, the Company’s Board of Directors adopted a 2003 Incentive Stock Plan (the “2003 Plan”).

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

The 2003 Plan authorized the Board of Directors to grant incentive stock options and nonstatutory stock options to employees, directors, and consultants for up to 1,500,000 shares of common stock. Under the Plan, incentive stock options and nonqualified stock options can be granted. Incentive stock options are to be granted at a price that is no less than 100% of the fair value of the stock at the date of grant. Options will be vested over a period according to the Option Agreement, and are exercisable for a maximum period of ten years after date of grant. Options granted to stockholders who own more than 10% of the outstanding stock of the Company at the time of grant must be issued at an exercise price no less than 110% of the fair value of the stock on the date of grant.

In November 2006, the Company increased the aggregate number of shares of Common Stock that may be issued under the 2003 Plan to a total authorized reserve of 2,500,000 shares, a 1,000,000 share increase.

A summary of stock option transactions is as follows:

	Stock Options
	Options	Number of	Weighted
	Available for	Options	Average
	Grant	Outstanding	Exercise Price

Shares originally reserved	1,500,000	—	$—
Granted	(510,000)	510,000	0.0001
Forfeited	245,000	(245,000)	0.0001

Balance at December 31, 2003	1,235,000	265,000	0.0001
Granted	(185,000)	185,000	0.0028
Forfeited	30,000	(30,000)	0.0001

Balance at December 31, 2004	1,080,000	420,000	0.0013
Granted	(120,000)	120,000	0.0100

Balance at December 31, 2005	960,000	540,000	0.0032
Additional shares reserved	1,000,000	—	—
Granted	(356,000)	356,000	0.0800
Exercised	—	(70,000)	0.0001
Forfeited	65,000	(65,000)	0.0247

Balance at December 31, 2006	1,669,000	761,000	$0.0376

Options exercisable were 298,146 and 234,479 at December 31, 2006 and 2005. The weighted-average exercise price for options that are exercisable is $0.0069 and $0.0012 at December 31, 2006 and 2005.

Upon completion of the Merger, WaferGen Bio-systems, Inc. also assumed all outstanding Wafergen, Inc's stock options with proportionate adjustments to the number of underlying shares and exercise prices based on an exchange ratio of .53991522 for 1. In addition, the 2003 Plan was frozen resulting in no additional options available for grant. The number of stock options outstanding is 410,875 (761,000 times .53991522) post merger.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

The following table summarizes information concerning outstanding options as of December 31, 2006:

	Options Outstanding			Options Exercisable
	Number	Weighted		Number
	Outstanding	Average	Weighted	Exercisable	Weighted
	as of	Remaining	Average	as of	Average
Exercise	December	Contractual	Exercise	December	Exercise
Price	31, 2006	Life (in Years)	Price	31, 2006	Price

$0.0002	137,678	6.78	$0.0002	114,339	$0.0002
0.0185	91,786	8.45	0.0185	37,569	0.0185
0.1482	181,411	9.64	0.1482	9,066	0.1482

	410,875	8.41	$0.0696	160,974	$0.0128

The Company has issued restricted Common Stock grants. The restricted Common Stock grants offer the recipient the opportunity to receive shares of Common Stock, rather than options that would give them the right to purchase Common Stock at a set price. The restricted Common Stock grants entitle the holder to receive shares of Common Stock subject to certain terms. The Company's restricted Common Stock generally has vesting restrictions that are eliminated over a four-year period.

The Company determined the amount of share-based compensation in connection with the restricted stock grants based on the fair value of the Company's Common Stock on the respective grant dates. The restricted stock awards totaled 105,000 shares, 56,690 shares post-merger, and the fair market value at grant date ranged from $0.75 to $1.50. The compensation is being charged to operations over the same period as the restrictions are eliminated.

In November 2006, the Company issued fully vested Series A Preferred Stock option exercisable into 471,698 shares of Series A Preferred Stock to a founder. The option is immediately exercisable into shares of Series A Preferred Stock at a per share price of $0.14 and expire on any date during the earlier of (i) calendar year 2007 and (ii) the calendar year in which a change in control has occurred. The Company determined the fair market value of the option to be $575,450 using the following assumptions: risk free interest rate of 4.60%, no dividend yield, expected volatility of 21%, and an expected life of one year. Amounts expensed were $575,450 for the year ended December 31, 2006 and the period from inception to December 31, 2006.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

7.	Income Taxes

The provision for income taxes consists of the following for the years ended December 31, 2006 and 2005 and the period from inception to December 31, 2006:

Period From
October 22,
2002
(Inception) to
	December 31,	December 31,	December 31,
	2006	2005	2006

Currently payable (refundable):
Federal	$—	$—	$—
State	—	—	—

Total current	—	—	—

Deferred:
Federal	—	—	—
State	—	—	—

Total deferred	—	—	—

Provision for income taxes	$—	$—	$—

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

A reconciliation of the provision for income taxes with the expected provision for income taxes computed by applying the federal statutory income tax rate (34%) to the net loss before provision for income taxes for the years ended December 31, 2006 and 2005 and the period from inception to December 31, 2006 is as follows:

			Period From
			October 22,
			2002
			(Inception) to
	December 31,	December 31,	December 31,
	2006	2005	2006

Provision for income taxes at federal statutory rate	$(913,393)	$(508,113)	$(1,985,343)
Change in federal valuation allowance	913,393	508,113	1,985,343

Provision for income taxes	$—	$—	$—

The components of the deferred tax assets as of December 31, 2006 and 2005 are as follows:

	December 31,	December 31,
	2006	2005

Deferred tax assets:
Capitalized start-up cost and research and development costs	$2,148,836	$1,338,351
Stock-based compensation	279,271	4,206
Accruals	73,426	8,100

Total deferred tax asset	2,501,533	1,350,657

Valuation allowance	(2,501,533)	(1,350,657)

Net deferred tax assets	$—	$—

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

Deferred income taxes were provided for the following items for the years ended December 31, 2006 and 2005 and the period from inception to December 31, 2006:

			Period From
			Oct 22, 2002
			(Inception) to
	December 31,	December 31,	December 31,
	2006	2005	2006

Capitalized start-up cost and research and development costs	$810,485	$648,586	$2,148,836
Stock-based compensation	275,065	3,673	279,271
Accruals	65,326	(12,037)	73,426
Valuation allowance	(1,150,876)	(640,222)	(2,501,533)

Deferred income taxes	$—	$—	$—

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company has provided a full valuation allowance against its net deferred tax assets.

There are no prior or current year tax returns under audit by taxing authorities, and management is not aware of any impending audits.

The Tax Reform Act of 1986 limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company. In the event the Company has had a change in ownership, utilization of the carryforwards could be restricted.

8.	Related Party Transactions

At December 31, 2006, the amount due to related parties consisted of the following:

December 31,
2006

Due to a shareholder for expense reimbursement	$61,588

During the year ended December 31, 2006, a shareholder made payments on behalf of the Company that totaled $37,519.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

9.	Cash Flow Information

Cash paid during the years ended December 31, 2006 and 2005 and the period from inception to December 31, 2006 is as follows:

Period From
October 22,
2002
(Inception) to
	December 31,	December 31,	December 31,
	2006	2005	2005

Interest	$—	$—	$—

Income taxes	$—	$—	$—

Supplemental disclosure of non-cash investing and financing activities for the years ended December 31, 2006 and 2005 and the period from inception to December 31, 2006 is as follows:

			Period From
			Oct 22, 2002
			(Inception) to
	December 31,	December 31,	December 31,
	2006	2005	2006

Accretions on Series B Preferred Stock	$104,000	$—	$104,000

Conversion of debt to equity	$—	$2,977,579	$2,977,579

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

10.	Subsequent Events

In January 2007, the Company issued 250,000 shares of restricted Common Stock to one of the three original founders. In addition, the Company issued stock options to purchase 250,000 shares of Common Stock to each of the remaining two original founders at an exercise price of $0.25 per share.

In January 2007, a founder provided the Company with an additional $100,000. This amount along with amount previously advanced by such founder through December 31, 2006 totals to approximately $162,000. The founder and the Company entered into a bridge loan transaction whereby (i) the founder would lend up to $300,000 in the aggregate at an interest rate of 7% per annum to the Company, (ii) the Company would issue a note to the founder in the principal amount up to $300,000 in the aggregate, and (iii) the Company would issue a warrant to the founder to purchase up to 98,684 shares of Series B Preferred Stock at $0.76 per share. Since the founder has already loaned approximately $162,000 to the Company, the additional amount available to the Company is $138,000.

In February 2007, the founder increased the amount available under the bridge loan from $300,000 to $400,000 and the Company increased the number of Series B Preferred Stock that may be purchased pursuant to the warrant from 98,684 to 131,579.

As of March 31, 2007 the Company had borrowed the maximum amount available, $400,000, under the bridge loan.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

11.	Quarterly Financial Data (Unaudited)

	For the Year Ended December 31, 2006
	First	Second	Third	Fourth
Revenues	$9,900	$—	$31,500	$9,095
Cost of sales	3,000	—	9,390	2,360
Gross margin	6,900	—	22,110	6,735
Operating expenses
Sales and marketing	33,648	41,125	38,632	39,000
Research and development	233,690	285,620	231,793	873,134
General and administrative	118,207	161,361	115,897	550,089
Total operating expenses	385,545	488,106	386,322	1,462,223
Operating loss	(378,645)	(488,106)	(364,212)	(1,455,488)
Interest expense	—	—	—	—
Net loss before provision for income taxes	(378,645)	(488,106)	(364,212)	(1,455,488)
Provision for income taxes	—	—	—	—
Net loss	(378,645)	(488,106)	(364,212)	(1,455,488)
Accretion on Series B Preferred Stock	(26,000)	(26,000)	(26,000)	(26,000)
Net loss applicable to common stockholders	$(404,645)	$(514,106)	$(390,212)	$(1,481,488)
Net loss per share - basic and diluted	$(0.12)	$(0.15)	$(0.11)	$(0.42)
Shares used to compute net loss per share - basic and diluted	3,408,845	3,431,146	3,463,071	3,491,220

	For the Year Ended December 31, 2005
	First	Second	Third	Fourth
Revenues	$—	$—	$—	$—
Cost of sales	—	—	—	—
Gross margin	—	—	—	—
Operating expenses
Sales and marketing	—	—	—	—
Research and development	189,597	218,570	232,751	314,044
General and administrative	93,665	127,638	146,818	143,116
Total operating expenses	283,262	346,208	379,569	457,160
Operating loss	(283,262)	(346,208)	(379,569)	(457,160)
Interest expense	16,106	12,144	—	—
Net loss before provision for income taxes	(299,368)	(358,352)	(379,569)	(457,160)
Provision for income taxes	—	—	—	—
Net loss	(299,368)	(358,352)	(379,569)	(457,160)
Accretion on Series B Preferred Stock	—	—	—	—
Net loss applicable to common stockholders	(299,368)	(358,352)	(379,569)	(457,160)
Net loss per share - basic and diluted	$(0.12)	$(0.14)	$(0.13)	$(0.13)
Shares used to compute net loss per share - basic and diluted	2,483,610	2,483,610	2,633,260	3,401,466

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)
Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2007	2006

Assets
Current assets:
Cash and cash equivalents	$6,513,111	$36,158
Accounts receivables	34,923	34,429
Inventories	56,213	—
Prepaid expenses and other current assets	548,180	11,056

Total current assets	7,152,427	81,643

Property and equipment, net	300,224	50,259
Other assets	2,570	2,570
Prepaid expenses	360,000	—

Total assets	$7,815,221	$134,472

Liabilities, Series B Preferred Stock, and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$870,189	$393,188
Accrued rent	12,088	—
Accrued payroll	119,126	150,000
Accrued vacation	140,784	21,396
Current portion of capital lease obligations	29,867	—
Due to related party	32,149	61,588

Total current liabilities	1,204,203	626,172

Capital lease obligations, net of current portion	84,562	—

Commitment and contingencies	—	—

Series B Preferred Stock, $0.0001 par value; 7,000,000 shares authorized; none and 2,052,552 shares issued and outstanding at September 30, 2007 and December 31, 2006	—	1,663,942

Stockholders’ equity (deficit):
Preferred Stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—

Series A Preferred Stock, $0.0001 par value; 10,000,000 shares authorized; none and 5,915,219 shares issued and outstanding at September 30, 2007 and December 31, 2006	—	592

Common Stock: $0.001 par value; 300,000,000 shares authorized; 23,217,846 and 3,495,950 shares issued and outstanding at September 30, 2007 and December 31,2006	23,218	3,496

Additional paid-in capital	16,182,682	3,783,515
Accumulated deficit	(9,679,444)	(5,943,245)

Total stockholders’ equity (deficit)	6,526,456	(2,155,642)

Total liabilities, Series B Preferred Stock, and stockholders’ equity (deficit)	$7,815,221	$134,472

 The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Period From October 22, 2002 (Inception) to September 30,
	2007	2006	2007	2006	2007

Revenues	$6,700	$31,500	$67,460	$41,400	$132,755

Cost of sales	1,770	9,390	23,544	12,390	45,294

Gross margin	4,930	22,110	43,916	29,010	87,461

Operating expenses:
Sales and marketing	277,248	38,632	567,218	113,405	719,623
Research and development	728,288	231,793	1,489,994	751,103	5,128,849
General and administrative	773,656	115,896	1,582,812	395,465	3,566,848

Total operating expenses	1,779,192	386,321	3,640,024	1,259,973	9,415,320

Operating loss	(1,774,262)	(364,211)	(3,596,108)	(1,230,963)	(9,327,859)

Other income and (expenses):
Interest income	82,960	—	98,741	—	98,741
Interest expense	(308)	—	(186,834)	—	(294,328)

Total other income and (expenses)	82,652	—	(88,093)	—	(195,587)

Net loss before provision for income taxes	(1,691,610)	(364,211)	(3,684,201)	(1,230,963)	(9,523,446)

Provision for income taxes	—	—	—	—	—

Net loss	(1,691,610)	(364,211)	(3,684,201)	(1,230,963)	(9,523,446)

Accretion on Series B Preferred Stock	—	(26,000)	(51,998)	(78,000)	(155,998)

Net loss applicable to common stockholders	$(1,691,610)	$(390,211)	$(3,736,199)	$(1,308,963)	$(9,679,444)

Net loss per share - basic and diluted	$(0.07)	$(0.11)	$(0.30)	$(0.38)

Shares used to compute net loss per share - basic and diluted	23,217,846	3,463,072	12,390,059	3,434,553

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Condensed Consolidated Statements of Series B Preferred Stock and Stockholders’ Equity (Deficit) (Unaudited)

	Series B		Series A				Additional
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances as of October 22, 2002	—	$—	—	$—	—	$—	$—	$—	$—

Net loss	—	—	—	—	—	—	—	—	—

Balances as of December 31, 2002	—	$—	—	$—	—	$—	$—	$—	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Condensed Consolidated Statements of Series B Preferred Stock and Stockholders’ Equity (Deficit) (Unaudited)

	Series B		Series A				Additional
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances as of January 1, 2003	—	$—	—	$—	—	$—	$—	$—	$—

Net loss	—	—	—	—	—	—	—	(533,985)	(533,985)

Balances as of December 31, 2003	—	$—	—	$—	—	$—	$—	$(533,985)	$(533,985)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Condensed Consolidated Statements of Series B Preferred Stock and Stockholders’ Equity (Deficit) (Unaudited)

	Series B		Series A				Additional
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances as of January 1, 2004	—	$—	—	$—	—	$—	$—	$(533,985)	$(533,985)

Issuance of Common Stock in June for cash	—	—	—	—	2,483,610	2,484	(2,024)	—	460

Stock-based compensation	—	—	—	—	—	—	1,242	—	1,242

Net loss	—	—	—	—	—	—	—	(1,124,360)	(1,124,360)

Balances as of December 31, 2004	—	$—	—	$—	2,483,610	$2,484	$(782)	$(1,658,345)	$(1,656,643)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Condensed Consolidated Statements of Series B Preferred Stock and Stockholders’ Equity (Deficit) (Unaudited)

	Series B		Series A				Additional
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances as of January 1, 2005	—	$—	—	$—	2,483,610	$2,484	$(782)	$(1,658,345)	$(1,656,643)

Issuance of Series A Preferred Stock in February upon conversion of notes payable and accrued interest	—	—	5,915,219	592	—	—	3,134,481	—	3,135,073

Issuance of Common Stock in September for cash	—	—	—	—	917,856	918	(748)	—	170

Stock-based compensation	—	—	—	—	—	—	8,575	—	8,575

Net loss	—	—	—	—	—	—	—	(1,494,449)	(1,494,449)

Balances as of December 31, 2005	—	$—	5,915,219	$592	3,401,466	$3,402	$3,141,526	$(3,152,794)	$(7,274)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Condensed Consolidated Statements of Series B Preferred Stock and Stockholders’ Equity (Deficit) (Unaudited)

	Series B		Series A				Additional
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances as January 1, 2006	—	$—	5,915,219	$592	3,401,466	$3,402	$3,141,526	$(3,152,794)	$(7,274)

Issuance of Common Stock in January for cash	—	—	—	—	4,049	4	(3)	—	1

Issuance of Series B Preferred Stock in February for cash	2,052,552	1,559,942	—	—	—	—	—	—	—

Issuance of restricted shares in March for services	—	—	—	—	24,296	24	(24)	—	—

Issuance of Common Stock in June for cash	—	—	—	—	8,099	8	(7)	—	1

Issuance of restricted shares in July for services	—	—	—	—	10,798	11	(11)	—	—

Issuance of restricted shares in August for services	—	—	—	—	16,197	16	(16)	—	—

Issuance of Common Stock in August for cash	—	—	—	—	17,007	17	(14)	—	3

Stock-based compensation	—	—	—	—	—	—	49,970	—	49,970

Accretions on Series B Preferred Stock	—	78,000	—	—	—	—	—	(78,000)	(78,000)

Net loss	—	—	—	—	—	—	—	(1,230,963)	(1,230,963)

Balances as of September 30, 2006	2,052,552	$1,637,942	5,915,219	$592	3,481,912	$3,482	$3,191,421	$(4,461,757)	$(1,266,262)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Condensed Consolidated Statements of Series B Preferred Stock and Stockholders’ Equity (Deficit) (Unaudited)

	Series B		Series A				Additional
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances as October 1, 2006	2,052,552	$1,637,942	5,915,219	$592	3,481,912	$3,482	$3,191,421	$(4,461,757)	$(1,266,262)

Issuance of restricted shares in November for services	—	—	—	—	5,399	5	(5)	—	—

Issuance of Common Stock in November for cash	—	—	—	—	8,639	9	(7)	—	2

Stock-based compensation	—	—	—	—	—	—	592,106	—	592,106

Accretions on Series B Preferred Stock	—	26,000	—	—	—	—	—	(26,000)	(26,000)

Net loss	—	—	—	—	—	—	—	(1,455,488)	(1,455,488)

Balances as of December 31, 2006	2,052,552	$1,663,942	5,915,219	$592	3,495,950	$3,496	$3,783,515	$(5,943,245)	$(2,155,642)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Condensed Consolidated Statements of Series B Preferred Stock and Stockholders’ Equity (Deficit) (Unaudited)

	Series B		Series A				Additional
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances as January 1, 2007	2,052,552	$1,663,942	5,915,219	$592	3,495,950	$3,496	$3,783,515	$(5,943,245)	$(2,155,642)

Issuance of Common Stock in January for cash	—	—	—	—	26,996	27	473	—	500

Issuance of restricted shares in January for services	—	—	—	—	134,979	135	(135)	—	—

Issuance of Series A Preferred Stock in February for cash	—	—	471,698	47	—	—	65,990	—	66,037

Issuance of WaferGen Bio-systems, Inc. Common Stock to Wafergen, Inc.;'s Preferred shareholders in May	(2,052,552)	(1,715,940)	(6,386,917)	(639)	4,556,598	4,557	1,712,022	—	1,715,940

Issuance of Units for cash and notes payable in May and June, net of offering costs of $1,917,956	—	—	—	—	8,008,448	8,008	10,086,704	—	10,094,712

WaferGen Bio-systems, Inc. shares outstanding	—	—	—	—	11,277,782	11,278	(11,278)	—	—

Common Stock cancelled in May in accordance with Split-Off Agreement	—	—	—	—	(4,277,778)	(4,278)	4,278	—	—

Issuance of warrants in May and June to a placement agent	—	—	—	—	—	—	66,319	—	66,319

Issuance of warrants with debt in January, February, and March	—	—	—	—	—	—	171,053	—	171,053

Stock-based compensation	—	—	—	—	—	—	303,741	—	303,741

Accretions on Series B Preferred Stock	—	51,998	—	—	—	—	—	(51,998)	(51,998)

Common Stock cancelled in July	—	—	—	—	(5,129)	(5)	—	—	(5)

Net loss	—	—	—	—	—	—	—	(3,684,201)	(3,684,201)

Balance as of September 30, 2007	—	$—	—	$—	23,217,846	$23,218	$16,182,682	$(9,679,444)	$6,526,456

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended		Period From October 22, 2002 (Inception) to
	September 30,		September 30,
	2007	2006	2007

Cash flows from operating activities:
Net loss	$(3,684,201)	$(1,230,963)	$(9,523,446)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	29,474	17,685	97,120
Non cash miscellaneous income	(5)	—	(5)
Stock-based compensation	303,741	49,970	955,634
Issuance of Series A Preferred Stock for legal services	—	—	50,000
Issuance of Series A Preferred Stock for interest owed	—	—	107,494
Amortization of debt discount	171,053	—	171,053
Change in operating assets and liabilities:
Accounts receivable	(494)	(34,429)	(34,923)
Inventories	(56,213)	—	(56,213)
Prepaid expenses and other current assets	(897,124)	6,912	(908,180)
Other assets	—	—	(2,570)
Accounts payable	476,693	764	869,881
Accrued rent	12,396	—	12,396
Accrued payroll	(30,873)	—	119,127
Accrued vacation	119,387	1,866	140,783

Net cash used in operating activities	(3,556,166)	(1,188,195)	(8,001,849)

Cash flows from investing activities:
Purchase of property and equipment	(155,063)	—	(272,968)

Net cash used in investing activities	(155,063)	—	(272,968)

Cash flows from financing activities:
Advances from (repayments to) related party, net	32,149	1,757	93,737
Repayment of capital lease obligations	(9,947)	—	(9,947)
Proceeds from issuance of notes payable	688,412	—	3,665,991
Repayments on notes payable	(510,000)	—	(510,000)
Proceeds from issuance of Series A Preferred Stock	66,037	—	66,037
Proceeds from issuance of Series B Preferred Stock	—	1,559,942	1,559,942
Proceeds from issuance of Common Stock, net of offering costs	9,921,531	5	9,922,168

Net cash provided by financing activities	10,188,182	1,561,704	14,787,928

Net increase in cash	6,476,953	373,509	6,513,111

Cash and cash equivalents at beginning of the period	36,158	193,843	—

Cash and cash equivalents at end of the period	$6,513,111	$567,352	$6,513,111

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

1.	The Company

General -  Wafergen, Inc. was incorporated in the State of Delaware on October 22, 2002.

Scuttlebutt Yachts, Inc. was incorporated in the state of Nevada on August 4, 2005. On June 20, 2006 the name was changed to La Burbuja Café, Inc. On January 1, 2007 the name was changed to WaferGen Bio-systems, Inc.

Merger - On May 31, 2007, Wafergen, Inc. was acquired by WaferGen Bio-systems, Inc. In the transactions, Wafergen, Inc. merged with a subsidiary of WaferGen Bio-systems, Inc. and became a wholly-owned subsidiary of WaferGen Bio-systems, Inc. (the “Merger”). The officers and board members of WaferGen Bio-systems, Inc. resigned and were replaced by officers of Wafergen, Inc. along with newly elected board members.

Concurrent with the closing of the Merger, WaferGen Bio-systems, Inc. consummated a private offering (the “Offering”) of 7,178,444 units of its securities (the “Units”), at a purchase price of $1.50 per Unit, consisting of an aggregate of 7,178,447 shares of Common Stock and warrants to purchase an aggregate of an additional 2,153,533 share of Common Stock for a period of five years at an exercise price of $2.25 per share (the “Investor Warrants”), which Investor Warrants are callable by the Company under certain circumstances.

On June 12, 2007, WaferGen Bio-systems, Inc. sold an additional 830,000 Units consisting of an aggregate of 830,001 shares of Common Stock and warrants to purchase an aggregate of 249,000 shares of Common Stock.

Wafergen, Inc. issued notes payable to a stockholder, our Chief Executive Officer, in the aggregate amount of $750,000. Rather than accepting cash consideration for Units acquired by the same individual, the Company agreed to issue at the first closing 160,000 Units at a rate of one Unit for each $1.50 of debt in consideration of his cancellation of $240,000 of existing notes payable.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

A summary is as follows:

Gross proceeds from initial offering	$10,767,668
Gross proceeds from additional offering	1,245,000

Gross proceeds	12,012,668

Offering costs:
Paid	(1,851,637)
Issuance of warrants to placement agent	(66,319)

Total offering costs	(1,917,956)

Gross proceeds less offering costs	10,094,712

Issuance of warrants to placement agent	66,319

Cancellation of debt	(240,000)

Net proceeds	$9,921,031

WaferGen Bio-systems, Inc. has agreed to file, within 120 days of the initial closing date of the Offering, May 31, 2007, a registration statement (the “Registration Statement”) registering for resale (i) the shares of common stock included in the units sold in the Offering, (ii) the shares of common stock underlying the warrants included in the units sold and (iii) the shares of common stock underlying the warrants issued to the Placement Agent in connection with the Offering. WaferGen Bio-systems, Inc. will use reasonable efforts to cause the Registration Statement to be declared effective by the SEC no later than 120 days after the date filed. WaferGen Bio-systems, Inc. has agreed to maintain the effectiveness of the Registration Statement until the earlier of the date on which (i) all of the registrable shares may be resold by the selling stockholders thereunder without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold under the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect. WaferGen Bio-systems, Inc. has agreed to pay monetary penalties equal to one and one-quarter percent (1.25%) of the gross proceeds of the Private Placement for each full month that, among other things, (i) they are late in filing the Registration Statement or (ii) the Registration Statement is late in being declared effective; provided, that the aggregate of any such penalties shall not exceed fifteen percent (15%) of the gross proceeds of the Private Placement. However, if the Registration Statement is not declared effective by the SEC within 120 days after it is filed, or if the SEC allows the Registration Statement to be declared effective, subject to the withdrawal of certain registrable securities, and the reason for each of the foregoing is the SEC’s determination that (x) the offering of any of the registrable securities constitutes a primary offering by us of our securities, (y) Rule 415 may not be relied upon for the registration of the resale of any or all of the registrable securities, and/or (z) a selling stockholder must be named as an underwriter, the overall limit of partial liquidated damages that a selling stockholder would be entitled to with respect to the registrable securities not registered is an aggregate of 7% of the aggregate purchase price paid by that selling stockholder. No penalties have been accrued at September 30, 2007.

The exercise price and number of shares of our common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. These warrants also provide the holders with weighted-average anti-dilution price protection.

The warrants, at the option of the holder, may be exercised by cash payment of the exercise price or by “cashless exercise.” A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the warrants with a “fair market value” equal to such aggregate exercise price. WaferGen Bio-systems, Inc. will not receive additional proceeds to the extent that warrants are exercised by cashless exercise.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Contemporaneously with the closing of the Merger, WaferGen Bio-systems, Inc. executed a Split-Off Agreement with certain shareholders whereby all the assets and liabilities of WaferGen Bio-systems, Inc. just prior to the Merger were exchanged for 4,277,778 shares of common stock of WaferGen Bio-systems, Inc. In addition, Wafergen, Inc. Series A Preferred Stock, Series B Preferred Stock, and Common Stock was converted into Common Stock of Wafergen Bio-systems, Inc. based on an exchange ratio of .53991522 for 1.

A summary of the Common Stock outstanding of WaferGen Bio-systems, Inc. subsequent to the above is as follows:

WaferGen Bio-systems, Inc. shares outstanding prior to the Merger	11,277,782
Shares issued to Wafergen, Inc. shareholders	8,214,523
Shares issued in the Offering	8,008,448
Shares cancelled in accordance with the Split-off Agreement	(4,277,778)

Total shares outstanding	23,222,975

WaferGen Bio-systems, Inc. also assumed all outstanding Wafergen, Inc.’s stock options and warrants with proportionate adjustments to the number of underlying shares and exercise prices based on an exchange ratio of .53991522 for 1.

The transaction between WaferGen Bio-systems, Inc. and Wafergen, Inc. has been treated as a reverse merger and recapitalization of Wafergen, Inc. for reporting purposes. Wafergen, Inc. is the acquirer for accounting purposes. WaferGen Bio-systems, Inc. is the issuer. The historical financial statements for periods prior to the acquisition become those of the acquirer. In a recapitalization, historical stockholders' equity of the acquirer prior to the merger is retroactively restated for the equivalent number of shares received in the merger after giving effect to any difference in par value of the issuer's and acquirer's stock with an offset to additional paid-in capital. Accumulated deficit of the acquirer is carried forward after the acquisition. Operations prior to the merger are those of the accounting acquirer. Earnings per share for the periods prior to the merger are restated to reflect the equivalent number of shares outstanding.

WaferGen Bio-systems, Inc. and subsidiaries (the “Company”) is engaged in the development, manufacture and sales of systems for gene expression, genotyping and stem cell research for the life sciences, pharmaceutical drug discovery and biomarker discovery and diagnostic products industries. The Company’s products are aimed at professionals who perform genetic analysis and cell biology, primarily at pharmaceutical and biotech companies, academic and private research centers, and diagnostics companies involved in biomarker research. Through the SmartChip™ and SmartSlide™ products, the Company plans to provide new performance standards with significant savings of time and cost for professionals in the field of gene expression research facilitating biomarker discovery, toxicology, and clinical research.

Management’s Plan - The Company has incurred operating losses and negative cash flows from operations since its inception. Management expects that revenues will increase as a result of current and future product releases. However, the Company also expects to incur additional expenses for the development and expansion of its products, marketing campaigns, and operating costs as it expands its operations. Therefore, the Company expects operating losses and negative cash flows to continue for the foreseeable future and anticipates that losses will increase from current levels as the Company continues to grow and develop. It is management’s plan to obtain additional working capital through additional financings. The Company believes that it will be successful in expanding operations, gaining market share, and raising additional funds. However, there can be no assurance that in the event the Company requires additional financing, such financing will be available at terms which are favorable, or at all. Failure to generate sufficient cash flows from operations or raise additional capital could have a material adverse effect on the Company's ability to achieve its intended business objectives. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Going Concern - The Company's consolidated financial statements have been presented on a basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company continues to face significant risks associated with the successful execution of its strategy given the current market environment for similar companies and failure to generate sufficient revenues or raise additional capital could have a material adverse effect on the Company’s ability to continue as a going concern and to achieve its intended business objectives. These facts raise substantial doubt about the Company’s ability to continue as a going concern, and there can be co assurance that the Company will be successful in its efforts to enhance its liquidity situation. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Summary of Significant Accounting Policies

Basis of Presentation - The Company has prepared the accompanying condensed consolidated financial statements pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to these rules and regulations. These condensed consolidated financial statements should be read in conjunction with our audited financial statements and footnotes related thereto for the year ended December 31, 2006 included in our Form 8-K filed with the Securities and Exchange Commission on June 5, 2007, as amended. In the opinion of management, the unaudited condensed consolidated financial statements include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the Company’s financial position as of September 30, 2007, and the results of its operations and cash flows for the nine month ended September 30, 2007 and June 30, 2006. The results of operations for such interim periods are not necessarily indicative of the results to be achieved for the full year.

Prepaid Expenses - Prepaid expenses are advance payments for products or services that will be used in operations and expensed based on usage, events, or the passing of time. In June 2007, the Company entered into a twenty-five month agreement to receive corporate marketing and public and investor relation services from a marketing firm at a cost of $1,000,000. At September 30, 2007, $160,000 has been expenses, $480,000 is included in current prepaid expense and other current and $360,000 is included in prepaid expenses long-term.

Reclassification - Certain financial statement reclassifications have been made to prior period amounts to conform to the current period presentation.

Stock-Based Compensation - The Company measures the fair value of all stock-based awards, including stock options, on the grant date and records the fair value of these awards to compensation expense over the service period. The fair value is estimated using the Black-Scholes valuation model.

The fair value of each option grant has been estimated using the following assumptions

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

	September 30,	September 30,
	2007	2006

Weighted-average grant date fair value	$0.42	$1.34

Risk free interest rate	4.73%	4.90%

Expected lives	5 Years	5 Years

Expected volatility	20%	21%

Dividend yields	0%	0%

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Risk-free interest rate - This is the U.S treasury rate for the day of the grant having a term approximating the expected life of the option. An increase in the risk-free interest rate will increase the fair value and the related compensation expense.

Expected lives - This is the period of time over which the award is expected to remain outstanding and is based on management’s estimate, taking into consideration the vesting term, the contractual term, and the historical lives. An increase in the expected life will increase the fair value and the related compensation expense.

Expected volatility - This is a measure of the amount by which the stock price has fluctuated or is expected to fluctuate. The average daily price volatility of the Small Cap Medical Equipment was used for the retrospective period corresponding to the expected life. An increase in the expected volatility will increase the fair value and the related compensation expense.

Dividend yield - The Company has not made any dividend payments nor does it have plans to pay dividends in the foreseeable future. An increase in the dividend yield will decrease the fair value and the related compensation expense.

Comprehensive Loss -  The Company has no components of comprehensive income (loss) other than its net loss and, accordingly, comprehensive loss is the same as the net loss for all periods presented.

Loss Per Share - Basic net loss per share to common stockholders is calculated based on the weighted-average number of shares of common stock outstanding during the period, excluding those shares that are subject to repurchase by or forfeiture to the Company. Diluted net loss per share attributable to common stockholders would give effect to the dilutive effect of common stock issuable upon the exercise or conversion of stock options and warrants. Dilutive securities have been excluded from the diluted net loss per share computations as they have an antidilutive effect due to the Company’s net loss.

The following outstanding stock options, warrants, and preferred stock (on an as-converted into common stock basis) were excluded from the computation of diluted net loss per share attributable to holders of common stock as they had antidilutive effects as of September 30, 2007 and 2006.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Shares issuable upon exercise of common stock options	651,925	389,544	611,808	310,860

Shares issuable upon exercise of Series A Preferred Stock Option	—	224,965	—	224,965

Shares issuable upon exercise of Common Stock warrants	19,693	—	19,693	—

Shares issuable upon conversion of preferred stock	—	4,301,921	2,742,141	4,117,220

Denominator for basic and diluted calculations	671,618	4,916,430	3,373,642	4,653,045

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Accounting for Uncertainty in Income Taxes -  In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109,” which clarifies the accounting for uncertainty in tax positions. FIN 48 seeks to reduce the diversity in practice associated with certain aspects of measurement and recognition in accounting for income taxes. In addition, FIN 48 provides guidance on de-recognition, classification, interest and penalties, and accounting in interim periods and requires expanded disclosure with respect to the uncertainty in income taxes. FIN 48 requires that we recognize in our financial statements the impact of a tax position if that position is more likely than not to be sustained on audit, based on the technical merits of the position. The Company adopted the provisions of FIN 48 as of January 1, 2007, with the cumulative effect of the change in accounting principle to have been recorded as an adjustment to opening retained earnings if there had been any (there were none). At the adoption date and as of September 30, 2007, the Company did not have any unrecognized tax benefits and no adjustments to liabilities or operation were required.

Recent Accounting Pronouncements - In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS 159 on its financial position and results of operations.

3.	Inventories

Inventories consisted of the following at September 30, 2007 and December 31, 2006:

	September 30,	December 31,
	2007	2006

Finished goods	$56,213	$—

Inventories	$56,213	$—

4.	Property and Equipment, net

Property and equipment, net consisted of the following at September 30, 2007 and December 31, 2006:

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

	September 30,	December 31,
	2007	2006

Equipment	$339,141	$110,405
Leasehold improvements	41,365	—
Furniture and fixtures	16,838	7,500

Total property and equipment	397,344	117,905

Less accumulated depreciation and amortization	(97,120)	(67,646)

Property and equipment, net	$300,224	$50,259

Depreciation and amortization expense totaled $15,705 and $5,895 for the three months ended September 30, 2007 and 2006, $29,474 and $17,685 for the nine months ended September 30, 2007 and 2006, and $97,120 for the period from inception to September 30, 2007.

5.	Notes Payable

The activity in the notes payable to a stockholder, our Chief Executive Officer, for the nine months ended September 30, 2007 is as follow:

Due to related party converted into a note payable	$61,588
Cash received in exchange for notes payable to a stockholder	688,412

Total notes payable to a stockholder	750,000
Cancellation of notes payable to a stockholder in exchange for Units	(240,000)
Repayment of notes payable to a stockholder	(510,000)

Notes payable to a stockholder outstanding at September 30, 2007	$—

In conjunction with the issuance of the notes payable to the stockholder, the Company issued warrants to purchase a total of 213,816 shares, 115,442 shares post-merger, of its Series B Preferred Stock at an exercise price of $0.76 per share, $1.41 per share post-merger. The warrants are exercisable for a period of five years. Utilizing the Black-Scholes valuation model and the following assumptions: estimated volatility of 21%, a contractual life of five years, a zero dividend rate, 4.67% risk free interest rate, and the fair value of the Series B Preferred Stock of $1.40 per share, the Company determined the allocated fair value of the warrants to be $171,053. This amount was recorded as a discount on the notes payable to a stockholder and is being amortized and charged to operations as interest expense over the maturity periods of the notes payable to the stockholder.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Interest expense totaled none for the three months ended September 30, 2007, $171,053 for the nine months ended September 30, 2007, and $171,053 for the period from inception to September 30, 2007.

Interest expense, including amortization of the discount on the note payable to a stockholder was $308 for the three months ended September 30, 2007, $186,834 for the nine months ended September 30, 2007, and $294,328 for the period from inception to September 30, 2007.

6.	Common and Preferred Stock

Common Stock -  Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when and if declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding. Since inception, no dividends have been declared.

Preferred Stock - The cumulative amount of Series B Preferred Stock dividends that are unearned and undeclared prior to the Merger were $155,998.

Prior to the Merger, the carrying amount of Series B Preferred Stock included accretions related to the liquidation and redemption feature in the amount of $155,998.

7.	Stock Options and Warrants

In 2003, Wafergen, Inc.’s Board of Directors adopted a 2003 Incentive Stock Plan (the “2003 Plan”). The 2003 Plan authorized the Board of Directors to grant incentive stock options and nonstatutory stock options to employees, directors, and consultants for up to 1,500,000 shares of common stock. Under the Plan, incentive stock options and nonqualified stock options can be granted. Incentive stock options are to be granted at a price that is no less than 100% of the fair value of the stock at the date of grant. Options will be vested over a period according to the Option Agreement, and are exercisable for a maximum period of ten years after date of grant. Options granted to stockholders who own more than 10% of the outstanding stock of the Company at the time of grant must be issued at an exercise price no less than 110% of the fair value of the stock on the date of grant.

In November 2006, Wafergen, Inc. increased the aggregate number of shares of Common Stock that may be issued under the 2003 Plan to a total authorized reserve of 2,500,000 shares, a 1,000,000 share increase.

Upon completion of the Merger, WaferGen Bio-systems, Inc. also assumed all outstanding Wafergen, Inc.’s stock options with proportionate adjustments to the number of underlying shares and exercise prices based on an exchange ratio of .53991522 for 1. In addition, the 2003 Plan was frozen resulting in no additional options available for grant.

A summary of stock option transactions under the 2003 Plan is as follows:

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

	Stock Options
	Options	Number of	Weighted
	Available for	Options	Average
	Grant	Outstanding	Exercise Price

Shares originally reserved	1,500,000	—	$—
Granted	(510,000)	510,000	0.0001
Forfeited	245,000	(245,000)	0.0001

Balance at December 31, 2003	1,235,000	265,000	0.0001
Granted	(185,000)	185,000	0.0028
Forfeited	30,000	(30,000)	0.0001

Balance at December 31, 2004	1,080,000	420,000	0.0013
Granted	(120,000)	120,000	0.0100

Balance at December 31, 2005	960,000	540,000	0.0032
Additional shares reserved	1,000,000	—	—
Granted	(356,000)	356,000	0.0800
Exercised	—	(70,000)	0.0001
Forfeited	65,000	(65,000)	0.0247

Balance at December 31, 2006	1,669,000	761,000	0.0376
Granted	(530,000)	530,000	0.2484
Exercised	—	(50,000)	0.0100
Forfeited	—	(10,799)	0.1482
Exchange ratio adjustment	—	(570,965)	—
Plan frozen	(1,139,000)	—	—

Balance at September 30, 2007	—	659,236	$0.2399

On January 31, 2007, WaferGen Bio-systems, Inc.’s Board of Directors and stockholders adopted the 2007 Stock Option Plan (the "2007 Plan"). The purpose of the 2007 Plan is to provide an incentive to retain the employment of directors, officers, consultants, advisors and employees of the Company, persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship, and to stimulate the active interest of such persons into the Company's development and financial success. Under the 2007 Plan, the Company is authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options and restricted stock. The 2007 Plan shall be administered by the Company's Board of Directors.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

A summary of stock option transactions under the 2007 Plan is as follows:

	Stock Options
	Options	Number of	Weighted
	Available for	Options	Average
	Grant	Outstanding	Exercise Price

Shares originally reserved	2,000,000	—	$—
Granted	(1,569,500)	1,569,500	1.81

Balance at September 30, 2007	430,500	1,569,500	$1.81

The following table summarizes information concerning outstanding options as of September 30, 2007:

	Options Outstanding			Options Exercisable
	Number	Weighted		Number	Weighted
	Outstanding	Average	Weighted	Exercisable	Average	Weighted
	as of	Remaining	Average	as of	Remaining	Average
Exercise	September	Contractual	Exercise	September	Contractual	Exercise
Price	30, 2007	Life (in Years)	Price	30, 2007	Life (in Years)	Price

$0.0002	137,678	6.03	$0.0002	130,367	6.02	$0.0002
0.0185	64,790	7.92	0.0185	35,094	7.92	0.0185
0.1482	173,312	8.86	0.1482	50,336	8.84	0.1482
0.4630	283,456	9.33	0.4630	44,993	9.33	0.4630
1.5000	800,000	9.67	1.5000	66,667	9.67	1.5000
2.2000	460,000	9.75	2.2000	28,125	9.75	2.2000
2.1000	157,000	9.83	2.1000	9,813	9.83	2.1000
1.9300	152,500	10.00	1.9300	—	10.00	1.9300

	2,228,736	9.34	$1.3434	365,395	7.52	$0.5787

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

The following table summarizes the Company’s unvested stock option activity for the nine months ended September 30, 2007:

		Weighted
		Average
		Grant
	Number	Date
	of	Fair
	Shares	Value

Unvested at January 1, 2007	249,902	$1.81
Granted	1,855,655	0.66
Exercised	(10,685)	0.14
Forfeited	(10,799)	1.34
Vested	(220,731)	1.99

Unvested at September 30, 2007	1,863,342	$0.76

The aggregate intrinsic value is the total pretax intrinsic value (i.e., the difference between the Company’s estimated stock price at September 30, 2007 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all the option holders exercised their options on September 30, 2007. The aggregate intrinsic value for options outstanding was $1,942,773 at September 30, 2007 and the aggregate intrinsic value for options exercisable was $427,711 at September 30, 2007. The aggregate intrinsic value for options exercised was $69,500.

The Company has issued restricted Common Stock grants. The restricted Common Stock grants offer the recipient the opportunity to receive shares of Common Stock, rather than options that would give them the right to purchase Common Stock at a set price. The restricted Common Stock grants entitle the holder to receive shares of Common Stock subject to certain terms. The Company’s restricted Common Stock generally has vesting restrictions that are eliminated over a four-year period.

The Company determined the amount of share-based compensation in connection with the restricted stock grants based on the fair value of the Company’s Common Stock on the respective grant dates. The restricted stock awards totaled 355,000 shares, 191,670 shares post-merger, and the fair market value at grant date ranged from $0.75 to $1.50. The compensation is being charged to operations over the same period as the restrictions are eliminated.

Amounts expensed for stock-based compensation totaled $133,989 and $16,657 for the three months ended September 30, 2007 and 2006, $303,741 and $49,970 for the nine months ended September 30, 2007 and 2006, and $955,634 for the period from inception to September 30, 2007.

At September 30, 2007, there was $1,355,266 of total stock-based compensation costs which is expected to be recognized over an estimated weighted average amortization period from October 2007 to September 2011. No amounts related to stock-based compensation costs have been capitalized. The tax benefit and the resulting effect on cash flows from operations and financial activities, related to stock-based compensation costs were not recognized as the Company currently provides a full valuation allowance for all of its deferred taxes.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

In November 11, 2006, the Company issued fully vested Series A Preferred Stock option exercisable into 471,698 shares of Series A Preferred Stock to a founder. The option is immediately exercisable into shares of Series A Preferred Stock at a per share price of $0.14 and expire on any date during the earlier of (i) calendar year 2007 and (ii) the calendar year in which a change in control has occurred. The Company determined the fair market value of the option to be $575,450 using the following assumptions: risk free interest rate of 4.60%, no dividend yield, expected volatility of 21%, and an expected life of one year. Amounts expensed were $575,450 for the period from inception to March 31, 2007. In February 2007, this option was exercised.

In May 2007 and June 2007, the Company issued fully vested Common Stock warrants exercisable into 513,926 shares of Common Stock to a placement agent in connection with the Offering. The warrants are immediately exercisable into shares of Common Stock at a per share price of $2.25 and expire in May and June of 2012. The Company determined the fair market value of the warrants to be $66,319 using the following assumptions: fair market value of common stock of $1.50 for first closing and $1.70 for second closing, risk free interest rate of 4.85%, no dividend yield, expected volatility of 20%, and an expected life of two and one-half years. This amount was recorded as offering costs.

A summary of outstanding Common Stock Warrants as of September 30, 2007 is as follows:

		Exercise	Expiration
Securities into which warrants are convertible	Shares	Price	Date

Common Stock	115,442	$1.41	Jan., Feb., and March 2012
Common Stock	2,402,533	$2.25	May and June 2012
Common Stock	513,926	$2.25	May and June 2012

Total	3,031,901

8.	Related Party Transactions

At September 30, 2007, $32,149 is owed to employees.

In January 2007, amounts due to stockholder of $61,588 were converted into a note payable.

See Note 5 for additional details of notes payable to a stockholder.

WAFERGEN BIO-SYSTEMS, INC.
(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

9.	Cash Flow Information

Cash paid during the nine months ended September 30, 2007 and 2006 and the period from inception to September 30, 2007 is as follows:

			Period From
			October 22,
			2002
	Nine Months Ended		(Inception) to
	September 30,		September 30,
	2007	2006	2007

Interest	$15,473	$—	$15,473

Income taxes	$—	$—	$—

Supplemental disclosure of non-cash investing and financing activities for the nine months ended September 30, 2007 and 2006 and the period from inception to September 30, 2007 is as follows:

			Period From
			October 22,
			2002
	Nine Months Ended		(Inception) to
	September 30,		September 30,
	2007	2006	2007

Accretions on Series B Preferred Stock	$51,998	$78,000	$155,998

Conversion of due to a stockholder to notes payable	$61,588	$—	$61,588

Issuance of warrants with notes payable	$171,053	$—	$171,053

Conversion of debt to Common Stock	$240,000	$—	$240,000

Conversion of debt to Series A Preferred Stock	$—	$—	$2,977,579

Property and equipment acquired with capital leases	$124,376	$—	$124,376

10,924,907 Shares of Common Stock

WaferGen Bio-systems, Inc.

PROSPECTUS

__________, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Nevada Revised Statutes ( NRS ) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our bylaws include an indemnification provision under which we have the power to indemnify, to the extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by us. If Section 2115 of the CGCL is applicable to us, the laws of California also will govern.

Our articles of incorporation provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer, involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

 Item 25. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of our common stock.

AMOUNT
EXPENSE
Registration Fees	$638
Legal Fees and Expenses	90,000
Accounting Fees and Expenses	15,000
Miscellaneous Fees and Expenses	10,000

Total	$115,638

Item 26. Recent Sales of Unregistered Securities.

There have been no sales of unregistered securities within the last three years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

Sales by WaferGen

On January 2, 2005, WaferGen completed the sale of 1,200,000 shares of its common stock to Alnoor Shivji, Amjad Huda and Victor Joseph for an aggregate purchase price of $120. Messrs, Shivji, Huda and Joseph are accredited investors as defined under Regulation D, Rule 501(a) promulgated by the SEC.

On February 25, 2005, WaferGen completed the sale of 5,114,106 shares of its Series A Preferred Stock for an aggregate purchase price of $2,710,476. On August 24, 2005, WaferGen completed the sale of an additional 801,113 shares of its Series A Preferred Stock for an aggregate purchase price of $424,590. The sales were made to accredited investors as defined under Regulation D, Rule 501(a) promulgated by the SEC and to non-U.S. Persons as that term is used under Regulation S promulgated by the SEC.

On February 15, 2006, WaferGen completed the sale of 2,052,552 shares of its Series B Preferred Stock for an aggregate purchase price of $1,559,941. The sales were made to accredited investors as defined under Regulation D, Rule 501(a) promulgated by the SEC and to non-U.S. Persons as that term is used under Regulation S promulgated by the SEC.

On January 1, 2007, WaferGen borrowed $162,000 from Alnoor Shivji in exchange for two promissory notes. On January 30, 2007, Alnoor Shivji and WaferGen entered into a note and warrant purchase agreement, pursuant to which Mr. Shivji was granted the right purchase up to $300,000 of promissory notes and warrants to purchase up to 98,684 shares of WaferGen’s common stock, subject to adjustment. Pursuant to this agreement, on January 30, 2007, Mr. Shivji purchased three promissory notes in the aggregate principal amount of $262,000, by converting his earlier loans for $162,000 and advancing $100,000 in new funds to WaferGen, and three warrants to purchase an aggregate of 86,182 shares of WaferGen’s Series B Preferred Stock at a purchase price of $0.76 per share until the earlier of (i) five years from the date of grant or (ii) the date WaferGen closes its initial public offering. The notes issued to Mr. Shivji bore interest at the rate of 7% per annum and were due and payable on March 30, 2007.

On February 28, 2007, Mr. Shivji and WaferGen amended the terms of the note and warrant purchase agreement to allow for the purchase by Mr. Shivji of up to $400,000 of promissory notes and warrants to purchase up to 131,579 shares of WaferGen’s common stock, subject to adjustment. In connection with this amendment, on February 28, 2007, Mr. Shivji purchased an additional promissory note in the principal amount of $138,000 and a five-year warrant to purchase an additional 45,397 shares of WaferGen’s Series B Preferred Stock at a purchase price of $0.76 per share. The note issued to Mr. Shivji bore interest at the rate of 7% per annum and was due and payable on March 30, 2007.

On March 30, 2007, Mr. Shivji and WaferGen amended the terms of the note and warrant purchase agreement to allow for the purchase by Mr. Shivji of up to $650,000 of promissory notes and warrants to purchase up to 213,816 shares of WaferGen’s common stock, subject to adjustment. In connection with this amendment, on March 30, 2007, Mr. Shivji purchased an additional promissory note in the principal amount of $250,000 and a five-year warrant to purchase an additional 82,237 shares of WaferGen’s Series B Preferred Stock at a purchase price of $0.76 per share. The note issued to Mr. Shivji bore interest at the rate of 7% per annum and was due and payable on April 30, 2007.

On May 14, 2007, Mr. Shivji made an additional loan to WaferGen in the amount of $100,000. There were no warrants issued in connection with this loan. The note issued to Mr. Shivji bore interest at the rate of 7% per annum and was due and payable on June 30, 2007.

On March 30, 2007, pursuant to several allonges between WaferGen and Mr. Shivji, the maturity date of each outstanding note issued pursuant to the note and warrant purchase agreement, as amended, was extended from March 30, 2007 to April 30, 2007. Similarly, on May 14, 2007, pursuant to several second allonges between WaferGen and Mr. Shivji, the maturity date of each outstanding note issued pursuant to the note and warrant purchase agreement, as amended, was further extended from April 30, 2007 to June 30, 2007.

In connection with the Private Placement, Mr. Shivji converted $240,000 of his indebtedness from WaferGen at closing into 160,000 units of our securities (that is, 160,000 shares of common stock and warrants to purchase 48,000 shares of common stock), and the balance of $510,000 (plus accrued and unpaid interest) was repaid in accordance with the terms of the notes on June 14, 2007. In addition, following the Private Placement and the Merger, Mr. Shivji’s warrants to purchase 213,816 shares of WaferGen’s common stock with an exercise price of $0.76 per share were converted into warrants to purchase 115,442 shares of our common stock at an exercise price of $1.41 per share. Mr. Shivji is an accredited investor as defined under Regulation D, Rule 501(a) promulgated by the SEC.

The transactions described above were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws (other than with respect to sales made on February 15, 2006 to non-U.S. Persons, which were made in reliance on Regulation S promulgated by the SEC), which exempt transactions by an issuer not involving any public offering. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Sales by WGBS

Pre-Merger

On June 27, 2006, we issued a total of 1,100,000 shares of our common stock to an officer and director for an aggregate purchase price of $11,000. This transaction was exempt from registration under Section 4(2) of the Securities Act. These securities were issued to a promoter of our Company, who is a non-United States resident. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Merger

On May 31, 2007, we entered into an agreement and plan of merger and reorganization with WaferGen Acquisition Corp., our wholly-owned Delaware subsidiary, and WaferGen, Inc., a privately held Delaware corporation. On that date, WaferGen Acquisition merged with and into WaferGen, with WaferGen remaining as the surviving corporation and our wholly-owned subsidiary (the “Merger”). At the closing of the Merger, an aggregate of 8,214,523 shares of our common stock were issued to the holders of WaferGen’s common stock issued and outstanding immediately prior to the closing of the Merger. In addition, WaferGen’s outstanding stock options and warrants became stock options and warrants to purchase an aggregate of 670,035 and 115,442 shares of our common stock, respectively. The exercise price per share of the new options and warrants were calculated based on the terms of the original options and warrants, as adjusted by the conversion ratio in the Merger. Our stockholders immediately prior to the Merger retained 7,000,004 shares of our common stock.

Immediately following the closing of the Merger, under the terms of a split-off agreement, we transferred all of our pre-Merger operating assets and liabilities to our wholly-owned subsidiary, La Burbuja Leaseco, Inc., a Nevada corporation (“Leaseco”). Thereafter, pursuant to the split-off agreement, we transferred all of the outstanding capital stock of Leaseco to a major stockholder in exchange for cancellation of 4,277,778 shares of our common stock held by such stockholder.

The issuance of the securities in the Merger was not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Private Placement

On May 31, 2007, we accepted subscriptions for a total of 7,178,444.33 units of our securities in a private placement (the “Private Placement”), consisting of an aggregate of 7,178,447 shares of our common stock and five-year warrants to purchase an aggregate of 2,153,533 shares of our common stock at an exercise price of $2.25 per share, pursuant to the terms of a private placement memorandum. We received gross proceeds from such closing of the Private Placement of $10,767,667 (which includes $240,000 of outstanding indebtedness converted into units). On June 12, 2007, we completed a second closing of the Private Placement for an additional 830,000 units, consisting of 830,001 shares of our common stock and warrants to purchase an aggregate of 249,000 shares of our common stock at an exercise price of $2.25 per share. We received gross proceeds of $1,245,000 from this second closing.

The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The units and the securities underlying the units sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Net proceeds received from the Private Placement are expected to be used for research and development, sales and marketing, an investor relations program and repayment of debt and for working capital and other general corporate purposes.

In connection with the Private Placement, Rodman & Renshaw, LLC, as the placement agent (the “Placement Agent”), received (i) aggregate cash commissions of $770,887, (ii) five-year warrants to purchase 513,926 shares of our common stock at an exercise price of $2.25 per share, with mandatory registration rights covering the shares of common stock underlying the warrants, and (iii) reimbursement for all reasonable out of pocket expenses incurred in connection with the engagement, including, but not limited to, the reasonable expenses of counsel.

In addition to the above compensation, during the 12-month period following the consummation of the Private Placement, the Placement Agent will be entitled to a cash placement fee of 7% of the aggregate purchase price of any equity securities of WaferGen purchased in any subsequent offering by investors whom the Placement Agent had introduced to WaferGen.

If during the 18-month period following the consummation of the Private Placement, WaferGen decides to retain a financial advisor (i) to finance or refinance any indebtedness, (ii) to raise funds by means of a public offering or a private placement of equity or debt securities, or (iii) to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, the Placement Agent will have a right of first negotiation to either (x) act as lead manager, placement agent or lead agent with respect to any financing or refinancing or (y) act as exclusive financial advisor for any such transaction.

Item 27. Exhibits

Exhibit No.	Description	Reference

2.1	Agreement and Plan of Merger and Reorganization, dated as of May 31, 2007, by and among WGBS, WaferGen Acquisition Corp., and WaferGen, Inc.	Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2007 and amended on June 13, 2007 (“Form 8-K”).
2.2	Certificate of Merger, dated as of May 31, 2007, of WaferGen Acquisition Corp. with and into WaferGen, Inc.	Incorporated herein by reference to Exhibit 2.2 to Form 8-K.
3.1	Amended and Restated Articles of Incorporation of WGBS	Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 1, 2007
3.2	Bylaws of WGBS	Incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 filed with the SEC on August 9, 2006 (“Form SB-2”).
5.1	Opinion of Gottbetter & Partners, LLP*
10.1	WaferGen Bio-systems, Inc. 2007 Stock Option Plan	Incorporated herein by reference to Exhibit 10.1 to Form 8-K.
10.2	Note and Warrant Purchase Agreement between WaferGen, Inc. and Alnoor Shivji, dated as of January 30, 2007	Incorporated herein by reference to Exhibit 10.2 to Form 8-K.
10.3	Form of 7% Promissory Notes, in the aggregate principal amount of $262,000, issued pursuant to the Note and Warrant Purchase Agreement, dated January 30, 2007,	Incorporated herein by reference to Exhibit 10.3 to Form 8-K.
10.4	Form of Warrant, made as of January 30, 2007, to purchase up to an aggregate of 86,182 shares of WaferGen’s Series B Preferred Stock	Incorporated herein by reference to Exhibit 10.4 to Form 8-K.
10.5	Amendment, dated February 28, 2007, to Note and Warrant Purchase Agreement, dated January 30, 2007	Incorporated herein by reference to Exhibit 10.5 to Form 8-K.

10.7
Warrant, made as of February 28, 2007, to purchase up to 45,395 shares of WaferGen’s Series B Preferred Stock, issued pursuant to the Note and Warrant Purchase Agreement, dated January 30, 2007, as amended

Incorporated herein by reference to Exhibit 10.7 to Form 8-K.
10.8	Second Amendment, dated March 30, 2007, to Note and Warrant Purchase Agreement, dated January 30, 2007	Incorporated herein by reference to Exhibit 10.8 to Form 8-K.
10.9	7% Promissory Note, dated March 30, 2007, in the principal amount of $250,000, issued pursuant to the Note and Warrant Purchase Agreement, dated January 30, 2007, as amended	Incorporated herein by reference to Exhibit 10.9 to Form 8-K.
10.10
Warrant, made as of March 30, 2007, to purchase up to 82,237 shares of WaferGen’s Series B Preferred Stock, issued pursuant to the Note and Warrant Purchase Agreement, dated January 30, 2007, as amended

Incorporated herein by reference to Exhibit 10.10 to Form 8-K.
10.11	Form of Allonge to Promissory Notes, dated as of March 31, 2007	Incorporated herein by reference to Exhibit 10.11 to Form 8-K.
10.12	Third Amendment, dated May 14, 2007, to Note and Warrant Purchase Agreement, dated January 30, 2007	Incorporated herein by reference to Exhibit 10.12 to Form 8-K.
10.13	7% Promissory Note, dated May 14, 2007, in the principal amount of $100,000, issued pursuant to the Note and Warrant Purchase Agreement, dated January 30, 2007, as amended	Incorporated herein by reference to Exhibit 10.13 to Form 8-K.
10.14	Form of Second Allonge to Promissory Notes, dated as of May 14, 2007	Incorporated herein by reference to Exhibit 10.14 to Form 8-K.
10.15	Letter from Matthew Markin dated as of May 31, 2007, resigning as a director and officer of WGBS and its direct and indirect subsidiaries	Incorporated herein by reference to Exhibit 10.15 to Form 8-K.
10.16	Letter from Maria Maribel Jaramillo De La O dated as of May 31, 2007, resigning as a director and officer of WGBS and its direct and indirect subsidiaries	Incorporated herein by reference to Exhibit 10.16 to Form 8-K.
10.17	Placement Agency Agreement dated April 12, 2007, between WaferGen, Inc. and Rodman & Renshaw, LLC	Incorporated herein by reference to Exhibit 10.17 to Form 8-K.
10.18	Form of Lockup Agreement	Incorporated herein by reference to Exhibit 10.18 to Form 8-K.
10.19	Form of Subscription Agreement	Incorporated herein by reference to Exhibit 10.19 to Form 8-K.
10.20	Form of Registration Rights Agreement	Incorporated herein by reference to Exhibit 10.20 to Form 8-K.
10.21	Form of Warrant issued to investors in a private placement the initial closing of which was held on May 31, 2007	Incorporated herein by reference to Exhibit 10.21 to Form 8-K.
10.22	Form of Warrant issued to Placement Agent in connection with a private placement the initial closing of which was held on May 31, 2007	Incorporated herein by reference to Exhibit 10.22 to Form 8-K.

10.23	Escrow Agreement, dated as of May 31, 2007, among WGBS, Alnoor Shivji and Gottbetter & Partners, LLP, as Escrow Agent	Incorporated herein by reference to Exhibit 10.23 to Form 8-K.
10.24	Split-Off Agreement, dated as of May 31, 2007, between WGBS, WaferGen, Inc., La Burbuja Leaseco, Inc. and Maria Maribel Jaramillo de La O	Incorporated herein by reference to Exhibit 10.24 to Form 8-K.
10.25	General Release Agreement, dated as of May 31, 2007, among WGBS, Maria Maribel Jaramillo De La O, La Burbuja Leaseco, Inc. and WaferGen, Inc.	Incorporated herein by reference to Exhibit 10.25 to Form 8-K.
10.26	Employment Agreement dated May 31, 2007, between WGBS and Alnoor Shivji	Incorporated herein by reference to Exhibit 10.26 to Form 8-K.
10.27	Employment Agreement dated May 31, 2007, between WGBS and Amjad Huda	Incorporated herein by reference to Exhibit 10.27 to Form 8-K.
10.28	Employment Agreement dated May 31, 2007, between WGBS and Victor Joseph	Incorporated herein by reference to Exhibit 10.28 to Form 8-K.
16.1	Letter from George Stewart, CPA, dated August 13, 2007	Incorporated herein by reference to Exhibit 16.1 to the Current Report on Form 8-K filed with the SEC on August 14, 2007.

21.1	Subsidiaries of WaferGen Bio-systems, Inc.*
23.1	Consent of Gottbetter & Partners, LLP (included in its opinion filed as Exhibit 5.1)

23.2	Consent of Rowbotham & Company LLP**

* Previously filed.

* Filed herewith.

Item 28. Undertakings.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)   Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   Include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)   Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)   (i)   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

(ii)   In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6)   For the purpose of determining liability under the Securities Act to any purchaser:

(i)   (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer, and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)   Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other that prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Fremont, California, on December 17, 2007.

WAFERGEN BIO-SYSTEMS, INC.

By:	/s/ Alnoor Shivji
Name: Alnoor Shivji
Title: Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Alnoor Shivji
Alnoor Shivji	Chief Executive Officer, President and Chairman of the Board of Director (Principal Executive Officer)	December 17, 2007

/s/ Amjad Huda
Amjad Huda	Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	December 17, 2007

/s/ Raymond Dean Hautamaki
Raymond Dean Hautamaki	Director	December 17, 2007

/s/ Victor Joseph
Victor Joseph	Director	December 17, 2007

/s/ Makoto Kaneshiro
Makoto Kaneshiro	Director	December 17, 2007

/s/ Joel Kanter
Joel Kanter	Director	December 17, 2007

 EXHIBIT INDEX

Exhibit No.	Description	Reference

2.1	Agreement and Plan of Merger and Reorganization, dated as of May 31, 2007, by and among WGBS, WaferGen Acquisition Corp., and WaferGen, Inc.	Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2007 and amended on June 13, 2007 (“Form 8-K”).
2.2	Certificate of Merger, dated as of May 31, 2007, of WaferGen Acquisition Corp. with and into WaferGen, Inc.	Incorporated herein by reference to Exhibit 2.2 to Form 8-K.
3.1	Amended and Restated Articles of Incorporation of WGBS	Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 1, 2007
3.2	Bylaws of WGBS	Incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 filed with the SEC on August 9, 2006 (“Form SB-2”).
5.1	Opinion of Gottbetter & Partners, LLP*
10.1	WaferGen Bio-systems, Inc. 2007 Stock Option Plan	Incorporated herein by reference to Exhibit 10.1 to Form 8-K.
10.2	Note and Warrant Purchase Agreement between WaferGen, Inc. and Alnoor Shivji, dated as of January 30, 2007	Incorporated herein by reference to Exhibit 10.2 to Form 8-K.
10.3	Form of 7% Promissory Notes, in the aggregate principal amount of $262,000, issued pursuant to the Note and Warrant Purchase Agreement, dated January 30, 2007,	Incorporated herein by reference to Exhibit 10.3 to Form 8-K.
10.4	Form of Warrant, made as of January 30, 2007, to purchase up to an aggregate of 86,182 shares of WaferGen’s Series B Preferred Stock	Incorporated herein by reference to Exhibit 10.4 to Form 8-K.
10.5	Amendment, dated February 28, 2007, to Note and Warrant Purchase Agreement, dated January 30, 2007	Incorporated herein by reference to Exhibit 10.5 to Form 8-K.
10.6	7% Promissory Note, dated February 28, 2007, in the principal amount of $138,000, issued pursuant to the Note and Warrant Purchase Agreement, dated January 30, 2007, as amended	Incorporated herein by reference to Exhibit 10.6 to Form 8-K.
10.7
Warrant, made as of February 28, 2007, to purchase up to 45,395 shares of WaferGen’s Series B Preferred Stock, issued pursuant to the Note and Warrant Purchase Agreement, dated January 30, 2007, as amended

Incorporated herein by reference to Exhibit 10.7 to Form 8-K.
10.8	Second Amendment, dated March 30, 2007, to Note and Warrant Purchase Agreement, dated January 30, 2007	Incorporated herein by reference to Exhibit 10.8 to Form 8-K.

10.9	7% Promissory Note, dated March 30, 2007, in the principal amount of $250,000, issued pursuant to the Note and Warrant Purchase Agreement, dated January 30, 2007, as amended	Incorporated herein by reference to Exhibit 10.9 to Form 8-K.
10.10
Warrant, made as of March 30, 2007, to purchase up to 82,237 shares of WaferGen’s Series B Preferred Stock, issued pursuant to the Note and Warrant Purchase Agreement, dated January 30, 2007, as amended

Incorporated herein by reference to Exhibit 10.10 to Form 8-K.
10.11	Form of Allonge to Promissory Notes, dated as of March 31, 2007	Incorporated herein by reference to Exhibit 10.11 to Form 8-K.
10.12	Third Amendment, dated May 14, 2007, to Note and Warrant Purchase Agreement, dated January 30, 2007	Incorporated herein by reference to Exhibit 10.12 to Form 8-K.
10.13	7% Promissory Note, dated May 14, 2007, in the principal amount of $100,000, issued pursuant to the Note and Warrant Purchase Agreement, dated January 30, 2007, as amended	Incorporated herein by reference to Exhibit 10.13 to Form 8-K.
10.14	Form of Second Allonge to Promissory Notes, dated as of May 14, 2007	Incorporated herein by reference to Exhibit 10.14 to Form 8-K.
10.15	Letter from Matthew Markin dated as of May 31, 2007, resigning as a director and officer of WGBS and its direct and indirect subsidiaries	Incorporated herein by reference to Exhibit 10.15 to Form 8-K.
10.16	Letter from Maria Maribel Jaramillo De La O dated as of May 31, 2007, resigning as a director and officer of WGBS and its direct and indirect subsidiaries	Incorporated herein by reference to Exhibit 10.16 to Form 8-K.
10.17	Placement Agency Agreement dated April 12, 2007, between WaferGen, Inc. and Rodman & Renshaw, LLC	Incorporated herein by reference to Exhibit 10.17 to Form 8-K.
10.18	Form of Lockup Agreement	Incorporated herein by reference to Exhibit 10.18 to Form 8-K.
10.19	Form of Subscription Agreement	Incorporated herein by reference to Exhibit 10.19 to Form 8-K.
10.20	Form of Registration Rights Agreement	Incorporated herein by reference to Exhibit 10.20 to Form 8-K.
10.21	Form of Warrant issued to investors in a private placement the initial closing of which was held on May 31, 2007	Incorporated herein by reference to Exhibit 10.21 to Form 8-K.
10.22	Form of Warrant issued to Placement Agent in connection with a private placement the initial closing of which was held on May 31, 2007	Incorporated herein by reference to Exhibit 10.22 to Form 8-K.
10.23	Escrow Agreement, dated as of May 31, 2007, among WGBS, Alnoor Shivji and Gottbetter & Partners, LLP, as Escrow Agent	Incorporated herein by reference to Exhibit 10.23 to Form 8-K.
10.24	Split-Off Agreement, dated as of May 31, 2007, between WGBS, WaferGen, Inc., La Burbuja Leaseco, Inc. and Maria Maribel Jaramillo de La O	Incorporated herein by reference to Exhibit 10.24 to Form 8-K.

10.25	General Release Agreement, dated as of May 31, 2007, among WGBS, Maria Maribel Jaramillo De La O, La Burbuja Leaseco, Inc. and WaferGen, Inc.	Incorporated herein by reference to Exhibit 10.25 to Form 8-K.
10.26	Employment Agreement dated May 31, 2007, between WGBS and Alnoor Shivji	Incorporated herein by reference to Exhibit 10.26 to Form 8-K.
10.27	Employment Agreement dated May 31, 2007, between WGBS and Amjad Huda	Incorporated herein by reference to Exhibit 10.27 to Form 8-K.
10.28	Employment Agreement dated May 31, 2007, between WGBS and Victor Joseph	Incorporated herein by reference to Exhibit 10.28 to Form 8-K.
16.1	Letter from George Stewart, CPA, dated August 13, 2007	Incorporated herein by reference to Exhibit 16.1 to the Current Report on Form 8-K filed with the SEC on August 14, 2007.
21.1	Subsidiaries of WaferGen Bio-systems, Inc.*
23.1	Consent of Gottbetter & Partners, LLP (included in its opinion filed as Exhibit 5.1)*

23.2	Consent of Rowbotham & Company LLP**

* Previously filed.

** Filed herewith.